                                   AMENDMENT
                             TO AND ASSIGNMENT OF
                               MASTER AGREEMENT

This Amendment to and Assignment of the Master Agreement dated January 1, 2012, as amended (the "Master Agreement"), between Pioneer Investment Management Shareholder Services, Inc. ("PIMSS") and Boston Financial Data Services, Inc. ("Boston Financial") is made this 2nd day of November, 2015 and shall be effective as of November 1, 2015 (the "Effective Date"). In accordance with Sections 12.08 and 12.11 of the Master Agreement, Boston Financial, PIMSS, Pioneer Investment Management, Inc. ("PIM Inc."), and the Pioneer Funds set forth on Exhibit A to the Master Agreement (the "Funds") desire to modify the Master Agreement and its Schedules as set forth herein. For purposes of this Amendment to and Assignment of Master Agreement ("Amendment"), Boston Financial, PIMSS, PIM Inc., and the Funds shall collectively be referred to as the "Parties." Also, for purposes of this Amendment, references to the "Master Agreement" shall be deemed to include both the body of the Master Agreement as well as all Schedules to the Master Agreement except where the context otherwise provides.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the Parties acknowledge and agree as follows:

1. Parties and Assignment and Assumption. PIMSS hereby assigns to the Funds (severally and not jointly), from and after the Effective Date, all of PIMSS's rights and obligations under the Master Agreement and Schedules I through IV, VII and VIII thereto (the "Fund Schedules"). Further, PIMSS hereby assigns to PIM Inc., from and after the Effective Date, all of PIMSS' rights and obligations under Schedules V and VI to the Master Agreement (the "FAN Services Schedules"). In turn, the Funds severally agree to assume, from and after the Effective Date, all of the obligations, rights and duties assigned to them by PIMSS and each Fund severally agrees to be responsible for all obligations incurred by it under the Master Agreement and the Fund Schedules from and after the Effective Date. PIM Inc. agrees to assume, from and after the Effective Date, all of the obligations, rights and duties assigned to it by PIMSS and PIM Inc. agrees to be responsible for all obligations incurred by it under the Master Agreement and the FAN Services Schedules from and after the Effective Date. Accordingly, from and after the Effective Date, each of the Funds set forth on Exhibit A to the Master Agreement shall be a party to the Master Agreement and the Fund Schedules and PIM Inc. shall be a party to the FAN Services Schedules. In addition, from and after the Effective Date, PIMSS shall be removed as a party to the Master Agreement and all Schedules thereto. Also, Boston Financial agrees to: the addition of each of the Funds as parties to the Master Agreement and the Fund Schedules; the addition of PIM Inc. as a party to the FAN Services Schedules; PIMSS' assignment to the Funds of all PIMSS' rights and obligations under the Master Agreement and Fund Schedules; PIMSS' assignment to PIM Inc. of all PIMSS' rights and obligations under the FAN Services Schedules; and the removal of PIMSS as a party to the Master Agreement and all Schedules thereto, all as set forth above. Boston Financial, on behalf of itself and its affiliates, agrees to provide the services and products that were provided to PIMSS (i) under the Fund Schedules to each of the Funds and (ii) under the FAN Services Schedules to PIM Inc., from and after the Effective Date. Each of PIMSS and Boston Financial hereby acknowledges and agrees that the Funds are not assuming, and shall in no event be responsible for, any liability of PIMSS arising directly or indirectly under the Master Agreement and all Schedules thereto prior to the Effective Date (whether discovered or raised before or after the Effective Date). In light of the changes discussed above, all references to "Pioneer" throughout the Master Agreement and its Schedules shall be deemed from and after the Effective Date to refer to (i) the Funds (instead of PIMSS) for purposes of the Fund Schedules, and (ii) to PIM Inc. (instead of PIMSS) with respect to the FAN Services Schedules, in each case except when the context otherwise requires.

    2. Section 6 (Representations and Warranties of Customer). Section 6 of the Master Agreement is hereby amended by deleting such section in its entirety, and replacing it with the following:

       "Each of the Funds severally represents and warrants to Boston Financial as follows:

          6.01 The Fund is a statutory trust duly organized, validly existing and in good standing under its state of organization;

          6.02 The Fund is empowered under applicable laws and regulations and by its declaration of trust and bylaws to enter into and perform its obligations and duties under this Master Agreement and its Schedules;

          6.03 All requisite trust proceedings have been taken and all necessary registrations filed and approved to authorize the Fund to enter into and perform this Master Agreement and its Schedules and to utilize Boston Financial's Products as contemplated in this Master Agreement, and this Master Agreement and each Schedule thereto is, or will be, when executed and delivered, a legal, valid and binding obligation of the Fund, enforceable in accordance with its terms; and

          6.04 That, to the extent that any Licensed Software utilizes third party software or the Fund installs such Licensed Software on equipment not provided to the Fund by Boston Financial or its Affiliates and provided Boston Financial shall have advised the Fund of any such third party software required prior to the later of installing such Licensed Software or the execution of the applicable Schedule, the Fund shall have obtained, at the Fund's own expense, a license or the right to use any such third party software which is included in or required to operate the Licensed Software."

3. Section 7 (Indemnification, Liability Limitations And Force Majeure).
   Section 7.01 of the Master Agreement is hereby amended by deleting Subsection (c) and replacing it with the following:

       "(c) Notwithstanding anything in this Master Agreement or its Schedules to the contrary, the aggregate liability of Boston Financial, or the Affiliate executing a Schedule hereunder, during any Term with respect to, arising from or arising in connection with this Master Agreement, or from all services provided or omitted to be provided under this Master Agreement shall be limited to the aggregate amount specified with respect thereto in the applicable Schedule under which such claim arises. If no limitation upon Boston Financial or its Affiliate's maximum aggregate liability shall be specified in a Schedule, then the maximum aggregate liability of Boston Financial or its Affiliate under this Master Agreement and its Schedules during any Term thereof shall be limited to:

          (i) the aggregate of the amounts actually received by Boston Financial from all of the Funds as fees and charges for the Services or Licenses provided under such Schedule, exclusive of reimbursements by the Funds to Boston Financial for reimbursable expenses, during the preceding twelve (12) calendar months; or

          (ii) with respect to claims arising from breaches by Boston Financial or its Affiliate of their confidentiality or privacy obligations under this Agreement or its Schedules, the aggregate of the amounts actually received by Boston Financial or its Affiliate from all of the Funds as fees and charges for the Services or Licenses provided under such Schedule, exclusive of reimbursements by the Funds to Boston Financial for reimbursable expenses, during the preceding eighteen (18) calendar months."

4. Section 8 (Term of the Master Agreement). Section 8.01 of the Master Agreement is hereby amended by deleting the first sentence and replacing it with the following: "Except as otherwise provided herein, this Master Agreement and its Schedules shall remain in full force and effect through the close of business on December 31, 2021 (the "Initial Term")."

5. Schedule I (Transfer Agency Services). Schedule I to the Master Agreement is hereby amended as follows:

   (i) Schedule I shall be renamed as "Schedule I - Transfer Agency Services." All references to "Sub-Transfer Agency" in the Master Agreement and Schedule I, shall be deemed to refer to the "Transfer Agency Services;"

   (ii) For purposes of Schedule I, all references to Pioneer shall be deemed to refer to the Funds (instead of PIMSS) and the Funds shall replace PIMSS as the party to and the entity executing the Schedule;

   (iii) The first "Whereas" clause of Schedule I is hereby deleted in its entirety and the second "Whereas" clause is replaced with the following:

       "Whereas, the Funds have entered into the Master Agreement with Boston Financial and in connection therewith the Funds desire to appoint Boston Financial as transfer agent and dividend disbursing agent for the Funds, and Boston Financial desires to accept such appointment, on the terms and conditions set forth in the Master Agreement and this Schedule."

   (iv) Section 2 (Appointment; Services) of Schedule I is hereby amended as follows:

       (a) by replacing Section 2.01 with the following: "Subject to the terms and conditions set forth in the Master Agreement and this Schedule the Funds each hereby employ and appoint Boston Financial as its transfer agent and dividend disbursing agent."

       (b) by replacing Section 2.02 with the following: "Boston Financial hereby accepts such appointment and agrees that it will act as transfer agent and dividend disbursing agent for each of the Funds specified on Exhibit A to the Master Agreement, which Exhibit may be amended in writing by the parties from time to time. Boston Financial agrees that it will also act as agent on behalf of each Fund in connection with any accumulation, open-account, retirement plans or similar plan provided to the shareholders of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund, including without limitation any periodic investment plan or periodic withdrawal program. As used herein, the term "Shares means the authorized and issued shares of common stock, or shares of beneficial interest, as the case may be, for each of the Funds (including each series thereof)."

       (c) by replacing subparagraph (14) of Section 2.03 with the following:

          "14) Receive all correspondence pertaining to any former, existing or new Shareholder account, process such correspondence for proper recordkeeping and respond to Shareholder correspondence in accordance with agreed upon Procedures;"

       (d) by replacing subparagraph (17) of Section 2.03 with the following:

          "17) withholding taxes on U.S. and non-resident alien Shareholder accounts as required by applicable U.S. federal law, collecting, reviewing and retaining account applications and all associated tax forms as required under applicable U.S. federal law, preparing, filing and/or delivering to Shareholders, as applicable, U.S. Internal Revenue Service Forms 1099 and other appropriate forms required by the IRS or other federal authorities for all Shareholders with respect to dividends, distributions and redemption proceeds;"

       (e) by replacing the last sentence of subparagraph (23) of Section 2.03 with the following:

          "Boston Financial shall provide all of the services described herein in accordance with the Procedures agreed upon by Boston Financial and the Funds and in accordance with applicable law."

       (f) by replacing subparagraph (27) of Section 2.03 with the following:

          "27) With respect to Traditional IRAs, Roth IRAs, SEP IRAs, SIMPLE IRAs, Coverdell Education Saving Accounts, and 403(b)(7) accounts, Boston Financial, at the request of the Fund, shall arrange for the provision of applicable documentation as well as provide or arrange for the provision of various services to such accounts, which services may include, but are not limited to: account set-up, maintenance, and disbursements, custodial services (to be provided by Boston Financial as custodial agent for State Street Bank and Trust Company) and such other services as the parties hereto shall mutually agree upon;"

       (g) by replacing the last sentence of subparagraph (28) of Section 2.03 with the following:

          "The services to Plan Sponsors and Participants shall be provided either on the DST Systems, Inc. ("DST") TRAC 2000 System ("TRAC") or the DST TA 2000 System as mutually agreed by the parties."

       (h) by adding new subparagraph (32) to Section 2.03, which shall read as follows:

          "32) Boston Financial shall answer telephone inquiries from 8a.m. to 7p.m., Eastern Time, each day on which the New York Stock Exchange is open for trading. Boston Financial shall answer and respond to inquiries from existing Shareholders, prospective Shareholders of the Funds and broker-dealers on behalf of such Shareholders in accordance with the telephone scripts agreed upon by the Funds and Boston Financial, such inquiries may include requests for information on account set-up and maintenance, general questions regarding the operation of the Funds, general account information including dates of purchases, redemptions, exchanges and account balances, requests for account access instructions and literature requests;"

       (i) by adding new subparagraph (33) to Section 2.03, which shall read as follows:

          "33) Boston Financial shall manage and oversee the print output by the Funds' designated print /mail vendor (currently DST Output LLC) in connection with the production by such vendor of the Funds' statements, confirms, checks and other miscellaneous mailings. The Funds or a Fund affiliate shall retain responsibility for their contractual relationship with the print/mail vendor, including invoice review and payment of such vendor."

       (j) by adding new subparagraph (34) to Section 2.03, which shall read as follows:

          "34) Boston Financial shall work with the Funds' dedicated team at DST and coordinate the execution of projects, events, enhancements and implementation processes on DST's TA2000 system;"

       (k) by adding new subparagraph (35) to Section 2.03, which shall read as follows:

          "35) National Securities Clearing Corporation (the "NSCC"). Boston Financial shall (i) accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC's participants, including the Funds), in accordance with, instructions transmitted to and received by Boston Financial by transmission from NSCC on behalf of authorized broker-dealers on the Fund dealer file maintained by Boston Financial; (ii) issue instructions to the Fund's banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Fund's records on DST's TA2000

          System in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; and (iv) maintain Shareholder accounts on the DST TA2000 System through Networking; and"

   (v) by deleting Section 4.01 of Schedule I in its entirety and replacing it with the following:

       "In addition to all of the representations and warranties set forth in
       Section 6 of the Master Agreement, each Fund severally represents and warrants to Boston Financial that:

       (a)It is an open-end investment company registered under the Investment Company Act of 1940; and.

       (b)A registration statement under the Securities Act of 1933, as amended, for each Fund is currently effective and will remain effective during the term of the Master Agreement, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares being offered for sale by the Fund."

   (vi) by deleting Section 7.02 of Schedule I in its entirety and replacing it with the following:

       "7.02 Boston Financial's maximum aggregate liability during any term of this Schedule with respect to, arising from or arising in connection with this Schedule, or from all services provided or omitted to be provided by Boston Financial under this Schedule, whether in contract, or in tort, or otherwise, shall be limited to:

             (i) the aggregate of the amounts actually received by Boston
                 Financial from all of the Funds as fees and charges for the Services provided under this Schedule, exclusive of reimbursements by the Funds to Boston Financial for reimbursable expenses, during the preceding twelve
                 (12) calendar months; or

             (ii)with respect to claims arising from breaches by Boston
                 Financial of its confidentiality or privacy obligations under the Agreement or this Schedule, the aggregate of the amounts actually received by Boston Financial from all of the Funds as fees and charges for the Services provided under this Schedule, exclusive of reimbursements by Pioneer to Boston Financial for reimbursable expenses, during the preceding eighteen (18) calendar months."

6. Schedule II (TA2000 Remote Services). Schedule II to the Master Agreement is hereby amended by deleting Section 6 of Schedule II in its entirety and replacing it with the following:

       "In addition to all of the representations and warranties set forth in
       Section 6 of the Master Agreement, each Fund severally represents and warrants to Boston Financial that:

       (a) It is an open-end investment company registered under the Investment Company Act of 1940; and

       (b) A registration statement under the Securities Act of 1933, as amended, for each Fund is currently effective and will remain effective during the term of the Master Agreement, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares being offered for sale by the Fund; and

       (c) It shall not use the TA2000 System or DST's services in any way that is in violation of or will result in the violation of any law, rule or regulation that is applicable to it or to DST, or which it knows or has reasonable grounds to know will cause it or DST to violate a law, rule or regulation applicable to either of them."

7. Exhibit B (Fee Schedule). Exhibit B to the Master Agreement is hereby replaced in its entirety with the new Exhibit B, which is attached hereto and incorporated herein.

8. All defined terms and definitions in the Master Agreement shall be the same in this Amendment except as specifically revised by this Amendment and except for the use of the acronym "PIMSS" to refer to Pioneer Investment Management Shareholder Services, Inc. for purposes of this Amendment.

9. In the event of a conflict between the provisions of this Amendment and those of the Master Agreement, the provisions of this Amendment shall control. Except as expressly amended hereby, or as noted in Section 5 above, all other terms and conditions of the Master Agreement shall remain in full force and effect.

10.The obligations of each Fund under the Master Agreement and this Amendment shall be several and not joint. Boston Financial agrees that for services rendered to each Fund, or for any claim by it in connection with services rendered to a Fund, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other Fund. The undersigned officer of each Fund has executed this Amendment not individually, but as an officer under the Fund's Declaration of Trust and the obligations of the Fund under the Master Agreement and this Amendment are not binding upon any of the Trustees, officers or shareholders of the Fund individually.

11.This Amendment shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law principles. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

EACH OF THE PIONEER FUNDS SET FORTH ON      BOSTON FINANCIAL DATA SERVICES,
EXHIBIT A TO THE MASTER AGREEMENT           INC.

By:     /s/ Mark E. Bradley                 By:     /s/ Tracy W. Shelby
        ----------------------------------          ---------------------------
Name:   Mark E. Bradley                     Name:   Tracy W. Shelby
Title:  Treasurer                           Title:  Client Relationship Officer
        Authorized representative of
        each of the Pioneer Funds

PIONEER INVESTMENT MANAGEMENT               PIONEER INVESTMENT MANAGEMENT, INC.
SHAREHOLDER SERVICES, INC.

By:     /s/ Kelly O'Donnell                 By:     /s/ Tracy Connelly
        ----------------------------------          ---------------------------
Name:   Kelly O'Donnell                     Name:   Tracy Connelly
Title:  V.P.                                Title:  SVP, COO

Acknowledged and Agreed for purposes of Schedules II, IV, V, VI, VII, and VIII of the Master Agreement.

DST SYSTEMS, INC.

By:     /s/ Scott Chelton
        --------------------------
Name:   Scott Chelton
Title:  President, AMS

Acknowledged and Agreed for purposes of Schedule III of the Master Agreement.

DST TECHNOLOGIES, INC.

By:     /s/ John Vaughn
        --------------------------
Name:   John Vaughn
Title:  Vice President

                                   ADDENDUM

                               Master Agreement
                                    between
           Pioneer Investment Management Shareholder Services, Inc.
                                      and
                     Boston Financial Data Services, Inc.

This Addendum ("Addendum") is made as of June 18, 2014 (the "Addendum Effective Date"), by and between Boston Financial Data Services, Inc., ("Boston Financial") and Pioneer Investment Management Shareholder Services, Inc. ("Pioneer") to the Master Agreement dated January 1, 2012 (the "Master Agreement").

NOW THEREFORE, the parties agree the Master Agreement is supplemented as follows:

1. Background. Boston Financial has enhanced its lost shareholder, escheatment, and shareholder outreach business line to assist its clients with their federal and state unclaimed property requirements (the "UPA Services"). The UPA Services are provided by Boston Financial and/or its third party subcontractor (the "UPA Subcontractor") on behalf of Boston Financial. Boston Financial advises Pioneer that as of the date of this Addendum the UPA Subcontractor is Venio LLC d/b/a Keane.

2. UPA Services. Subject to Pioneer's payment of the fees for the UPA Services set forth on Exhibit B attached hereto (the "UPA Services Fee"), Boston Financial agrees to provide and/or have UPA Subcontractor provide, as applicable, to Pioneer's funds the UPA Services described on Exhibit A attached hereto.

3. Integration. This Addendum shall be integrated into and form part of the Master Agreement as of the Addendum Effective Date. In the event of any inconsistency between this Addendum and the Master Agreement, this Addendum shall control. Except as supplemented herein, the remaining terms and provisions of the Master Agreement shall not be affected by this Addendum and shall continue in full force and effect.

4. Liability. Boston Financial's aggregate liability during any term of this Addendum with respect to, arising from or arising in connection with this Addendum, or from all services provided or omitted to be provided by Boston Financial under this Addendum for all of Pioneer's funds subject to this Addendum, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed the aggregate of the amounts actually received hereunder by Boston Financial as fees and charges, but not including reimbursable expenses, for all of Pioneer's funds covered by this Addendum during the three (3) calendar months immediately preceding the first event for which recovery from Boston Financial is being sought.

                         Signatures on following page

                                   ADDENDUM
                                Signature Page

IN WITNESS WHEREOF, Boston Financial and Pioneer have caused this Addendum to be executed by their respective duly authorized representatives as of the Addendum Effective Date.


BOSTON FINANCIAL DATA SERVICES, INC.    PIONEER INVESTMENT MANAGEMENT
                                        SHAREHOLDER SERVICES, INC.

By: /s/ Richard J. Johnson              By: /s/ Tracy Connelly
--------------------------------------  ------------------------------

Name: Richard J. Johnson                Name: Tracy Connelly
--------------------------------------  ------------------------------

Title: Managing Director                Title: SVP
--------------------------------------  ------------------------------

                                   Exhibit A
                          Description of UPA Services
                              Dated: June 6, 2014

1. Lost Shareholder Services:

       a. Pursuant to Section 2.03 of the Master Agreement, Boston Financial shall accept any Shareholder checks and statement mailings returned to Boston Financial as undeliverable due to incorrect shareholder addresses ("RPO Mail"). Boston Financial shall record and research each piece of RPO Mail and attempt to find an up-to-date address for the intended recipient.

       b. If, as a result of the two searches, a more current address for the shareholder is provided, Boston Financial will update the address on the account. If a more current address is not provided, Escheatment Services will be provided, as below.

2. Escheatment Services/1/

       a. Boston Financial will support the identification of accounts as lost based on SEC Rule 17ad-17 and will escheat based on applicable state dormancy periods. Any change to this method of identifying lost accounts and escheating must be in writing and provided by Pioneer to Boston Financial with reasonable notice.

       b. Boston Financial will capture and maintain customer contact type and date.

       c. Boston Financial will mail a notice of escheatment to the shareholder or the payee of an outstanding check (the "Due Diligence Letters") based on the state mailing schedules using DSTO as the print vendor.

       d. Boston Financial will escheat eligible property to the applicable states based on the state remittance schedules.

3. Inactive Outreach Services:

       a. Boston Financial will identify accounts that have been inactive for at least two years ("Inactive Shareholders").

       b. Boston Financial will identify all accounts where "date of last contact" exceeds two year and load these accounts into a UPA database to begin the outreach program to keep these accounts in an active shareholder status.

       c. Boston Financial will mail letters to inactive accounts requesting the dealer and/or shareholder to contact Boston Financial to keep the account active.

       d. Account records will be updated and the response detail will be provided at Pioneer's request on completion of the outreach services.

--------
/1/ Boston Financial will continue to perform the Escheatment Services included within Master Agreement, and will apply the corresponding fees in Exhibit B to Master Agreement.

4. Optional Services

       a. Pioneer may, via written notice and subject to additional costs and agreement by Boston Financial, request additional Inactive Outreach and Legal Claimant Services as described in a and b below.

       b. Additional Inactive Outreach. Boston Financial will send a file to the UPA Subcontractor listing (i) Inactive Shareholder accounts,
          (ii) RPO accounts which were unresponsive to the two required SEC searches, and (iii) accounts reflecting outstanding checks. The UPA Subcontractor will conduct discretionary search and research to identify the shareholder as deceased. If beneficiary is located accounts will follow the UPA Subcontractor legal claimant process.
          The UPA Subcontractor will mail a confirmation letter for RPO accounts and outstanding checks to newly located address. Letter will instruct owners to contact Sub-Transfer Agent to update their account.

       c. Legal Claimant Services. Where shareholder is deceased, and a beneficiary is located, the UPA Subcontractor offers additional services to assist the beneficiary to legally claim the account ("Legal Claimant Services") using shareholder data provided by Boston Financial with Pioneer's consent. The UPA Subcontractor will undertake to enter into a separate agreement with each identified beneficiary ("Legal Claimant") for fees in consideration for the recovery process services. For Boston Financial's role in supplying the account information, UPA Subcontractor will pay a referral fee based upon each account recovered.

As of the date of this Addendum, the Optional Services outlined in this section are not provided to Pioneer as part of the Boston Financial UPA Offering.

                               MASTER AGREEMENT

   THIS MASTER AGREEMENT (the "Master Agreement"), which is made effective as of January 1, 2012, is between and among Pioneer Investment Management Shareholder Services, Inc., a Massachusetts corporation, and a member of the UniCredit banking group, register of banking groups, with offices at 60 State Street, Boston, MA 02109 ("Pioneer"), Boston Financial Data Services, Inc., a Massachusetts corporation with offices at 2000 Crown Colony Drive, Quincy, MA 02169 ("Boston Financial") and those Affiliates of Boston Financial who have executed the various Schedules for Services. This Master Agreement incorporates all Schedules for Services as executed.

   WHEREAS, Boston Financial and certain of its Affiliates, as hereinafter defined, and Pioneer and its Affiliates, as hereinafter defined, hereby agree that Boston Financial or its Affiliates shall provide the Services (the "Services") and license various software products for use by Pioneer and its Affiliates (the "Licenses") with respect to the entities set forth on Exhibit A (the "Funds") to this Master Agreement, each as set forth in Schedules to this Master Agreement (the Services and Licenses, each a "Product" and together, the "Products") and that Pioneer or its Affiliates shall use Boston Financial's Products, as set forth in the Schedules to this Master Agreement.

   NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pioneer and Boston Financial hereby agree as follows:

SECTION 1 - Definitions

As used herein, the term:

"Affiliates" shall mean any entity Controlling, under Common Control with or Controlled by Boston Financial or Pioneer; and all of the DST-related entities that have executed the various Schedules attached to this Master Agreement are Affiliates of Boston Financial;

"Control" shall mean ownership of fifty percent (50%) or more of the outstanding voting shares of the affected entity; and

"Master Agreement" shall mean this Agreement and shall include all the Exhibits and Schedules attached hereto or incorporated herein now or in the future;

SECTION 2 - Provision and Utilization of Services.

   2.01 Boston Financial and/or its Affiliates will provide the Products to Pioneer and/or its Affiliates in accordance with the Schedules. Each Service or License will be evidenced by a Schedule to this Master Agreement executed by Pioneer and Boston Financial or one of their Affiliates and is governed by the terms and conditions of this Master Agreement as well as those terms and conditions set forth in each applicable Schedule. In the event of a conflict between the terms and conditions set forth in this Master Agreement and those in a Schedule, those in the Schedule shall control unless this Master Agreement or a Schedule explicitly otherwise provides. During the term, Pioneer may add or delete one or more Products. In the case of Pioneer adding a Product, such Product shall be added by Pioneer and Boston Financial (or Pioneer and the affected Boston Financial Affiliate) negotiating a Schedule with respect to such Product, which Schedule shall be separately executed by Pioneer and Boston Financial (or Pioneer and the affected Boston Financial Affiliate). From and after the date of execution of such Schedule, such Schedule shall become a part hereof and the provision of and access to the applicable Product shall be governed by the terms hereof and thereof. If such Schedule shall be executed by an

Affiliate then that Affiliate shall be deemed to have executed this Master Agreement and to have accepted its terms in place of its affiliated entity solely with respect to the Product which is the subject of the affected Schedule. In the case of deletion of any Product or Products, such deletion shall be governed by the provisions of Section 9 hereof and the termination provisions contained in any Schedule, with the latter provisions controlling in the event of any discrepancy.

   2.02 Initially, the Schedules attached to this Master Agreement shall consist of the following Schedules:

       .  I:     Sub-Transfer Agency Services

       .  II:    TA2000 Remote Services

       .  III:   AWD License, Consulting, and Maintenance and Support Services

       .  IV:    AWD Data Center Remote Services for AWD Hosting Services

       .  V:     FAN Mail Services - Mutual Funds

       .  VI:    FAN Services --Mutual Funds (FANWeb/Vision)

       .  VII:   PowerSelect Services

       .  VIII:  DST Customer Centers

SECTION 3 - Facilities, Training and Technical Resources.

   3.01 Boston Financial agrees to provide the necessary facilities, equipment, and personnel to perform its duties and obligations hereunder and under all Schedules. Availability of such facilities and equipment is subject to emergency maintenance precipitated by unscheduled events. If, for any reason, Boston Financial determines that Boston Financial's facilities or equipment will need to be made unavailable during otherwise scheduled on-line periods, Boston Financial shall use reasonable efforts to provide Pioneer with at least three (3) business days prior written notice thereof and shall utilize all commercially reasonable alternatives to avoid or minimize such unavailability and to schedule any such unavailability so as to minimize any adverse effect on Pioneer.

   3.02 Boston Financial agrees to use reasonable efforts to provide requested training for Pioneer's personnel at Boston Financial's facility or at Pioneer's offices in connection with the Products. Except as may be provided in any Schedule, this training will be provided at Boston Financial's then current education rates. All reasonable travel and out-of-pocket expenses incurred by Boston Financial or Pioneer personnel in connection with and during training shall be borne by Pioneer; provided however, that Pioneer shall only be responsible for expenses incurred in accordance with either Pioneer's published travel policy in effect at the time that any given expense was incurred or in accordance with a Boston Financial travel policy which has been previously provided by Boston Financial to Pioneer and not objected to in writing or e-mail.

SECTION 4 - Fees and Expenses.

   4.01 Subject to the provisions in Section 4.04 hereof solely with respect to the specific charge then being disputed in good faith, Pioneer shall pay Boston Financial the fees, charges and expenses set forth in Exhibit B hereto and in each Schedule (the "Fees") and reflected in an invoice (the "Invoice") prepared by Boston Financial monthly and forwarded to the Pioneer Billing Contact Person (defined below). The Invoice shall bear a single invoice number but may be divided into categories and each category shall reference the Schedule to which it relates (by name or number) and shall otherwise contain sufficient detail to permit an identification of the charge and the Product to which the charge relates.

   4.02 Pioneer shall also reimburse Boston Financial for all reasonable out-of-pocket expenses incurred by Boston Financial in the performance of this Master Agreement and each Schedule.

   4.03 Amounts due under this Master Agreement and each Schedule shall be due and paid on or before the 30th calendar day after receipt of the Invoice by Pioneer (the "Due Date"). Pioneer's failure to pay any amount due on or before the Due Date will generate additional costs to Boston Financial such as carrying, processing and accounting costs. If Pioneer does not pay Invoices by the Due Date, Boston Financial may, after providing Pioneer five (5) days prior written notice, charge Pioneer, and Pioneer will pay, a one and one-half percent (1.5%) per month (prorated for a portion of a month) late payment charge on any balances still outstanding after the Due Date and such late notice. Late payment charges will not apply to amounts described in
Section 4.04 (i) and (ii). All amounts mentioned in this Master Agreement are in U.S. Dollars.

   4.04 Pioneer shall notify the Boston Financial Billing Contact Person (defined below), by fax or e-mail, on or before the Due Date: (i) if any portion of an Invoice lacks sufficient information, identifying which specific items in or lines of the Invoice require clarification, or (ii) with an advice identifying the specific charges for reimbursable expenses which Pioneer disputes in good faith. Payment of those amount(s) or portion(s) of an Invoice which are not being disputed in good faith shall be made in accordance with
Section 4.01, while the portion(s) of such amount(s) which are being disputed in good faith shall be due at the earlier of (x) fifteen (15) days after a reasonable person would conclude sufficient information has been provided to support the charge or (y) on or before the close of the fifth (5th) business day after the day on which Boston Financial and Pioneer have resolved any dispute as to the charge, as applicable (but, in no event, earlier than the original Due Date).

   4.05 Except where expressly stated otherwise in a Schedule or with respect to any specific charge which is actually being disputed in good faith under
Section 4.04, amounts payable to Boston Financial are payable in full, in United States dollars, without deduction or offset, and are net of, and Pioneer will be responsible for and will pay, all taxes arising out of the transactions and relationships described in this Master Agreement and all the Schedules, including, but not limited to, state or local sales, use, service or excise, property and related taxes and duties, but exclusive of United States federal, state and local taxes based upon the Boston Financial's net income. Boston Financial will be responsible for all federal, state or local franchise or income taxes levied on the income of Boston Financial, and any property taxes on property owned or leased by Boston Financial and used to provide the Services. Pioneer shall not deduct from payments due Boston Financial any amounts paid or payable to third parties for duties or taxes, however designated, except any withholding taxes that Pioneer is obligated to withhold under applicable laws; provided, however, if such required withholding relates to taxes described as being the responsibility of Pioneer in the first sentence of this Section 4.05, Pioneer shall promptly reimburse Boston Financial for such amounts withheld. All taxes payable by Pioneer hereunder shall become due when billed by Boston Financial to Pioneer, or when assessed, levied or billed by the appropriate taxing authority, even though such billing shall occur subsequent to expiration or termination of this Master Agreement. Boston Financial shall identify on its invoices the amount and type of any taxes, if any, included on such invoice.

   4.06 Boston Financial and Pioneer shall each appoint a billing contact person (the "Billing Contact Person") to whom questions respecting any Invoice or the payment thereof may be directed.

   4.07 Boston Financial may increase the fees and charges applicable to a Schedule under this Agreement, which are set forth on Exhibit B to the Master Agreement, in the following circumstances: (a) for any Fund introduced by Pioneer (whether new or currently in existence) which Fund seeks to offer, utilize or require fund features that are, in any material way, inconsistent with the Funds currently being serviced under the Master Agreement; or (b) if changes in existing laws, rules or regulations materially increase the costs of performance hereunder and other fund complexes are generally charged therefore. In the event of Section (a) above, the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new fund feature(s). In the event of (b) above, fees may be increased by the amount

Boston Financial demonstrates, to the reasonable satisfaction of Pioneer, is necessary, but not more than such amount, to reimburse Boston Financial for Pioneer's portion of such increased performance costs.

SECTION 5 - Representations and Warranties of Boston Financial.

   Boston Financial, or the Affiliate executing a Schedule hereunder, represents and warrants to Pioneer as follows:

   5.01 It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

   5.02 It is empowered under applicable laws and by its charter and bylaws to enter into and perform the Services and grant the Licenses contemplated in this Master Agreement and its Schedules;

   5.03 All requisite corporate proceedings have been taken and all necessary registrations filed and approved to authorize it to enter into and perform the Services and grant the Licenses contemplated by this Master Agreement, and this Master Agreement and each Schedule thereto has been, or will be, duly executed and delivered by it and constitutes, or will constitute when executed and delivered, a legal, valid and binding obligation of its, enforceable in accordance with its terms;

   5.04 It has and will continue to have and maintain the facilities, equipment, licenses, and personnel necessary to perform its duties and obligations under this Master Agreement and any Schedule;

   5.05 Each Schedule may contain additional agreed upon warranties respecting the relevant Product provided;

   5.06 It either owns or has the right to license each Licensed System it provides to Pioneer under this Master Agreement.

   5.07 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR IN ANY SCHEDULE TO THE CONTRARY, THE FOREGOING WARRANTIES IN THIS SECTION 5 AND ANY WARRANTIES EXPRESSLY PROVIDED IN THE APPLICABLE SCHEDULES ARE THE ONLY WARRANTIES MADE IN, UNDER OR PURSUANT TO THIS MASTER AGREEMENT AND ALL APPLICABLE SCHEDULES. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE, ARE HEREBY DISCLAIMED.

SECTION 6 - Representations And Warranties Of Customer.

   Pioneer represents and warrants to Boston Financial as follows:

   6.01 Pioneer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation;

   6.02 Pioneer is empowered under applicable laws and regulations and by its charter and bylaws to enter into and perform Pioneer's obligations and duties under this Master Agreement and its Schedules;

   6.03 All requisite corporate proceedings have been taken and all necessary registrations filed and approved to authorize Pioneer to enter into and perform this Master Agreement and its Schedules and to utilize Boston Financial's Products as contemplated in this Master Agreement, and this Master Agreement and each Schedule thereto has been, or will be, duly executed and delivered by Pioneer and constitutes, or will constitute when executed and delivered, a legal, valid and binding obligation of Pioneer, enforceable in accordance with its terms; and

   6.04 That, to the extent that any Licensed Software utilizes third party software or Pioneer installs such Licensed Software on equipment not provided to Pioneer by Boston Financial or its Affiliates and provided Boston Financial shall have advised Pioneer of any such third party software required prior to the later of installing such Licensed Software or the execution of the applicable Schedule, Pioneer shall have obtained, at Pioneer's own expense, a license or the right to use any such third party software which is included in or required to operate the Licensed Software.

SECTION 7 - Indemnification, Liability Limitations And Force Majeure.

    7.01 By Boston Financial:

   (a) Boston Financial or the Affiliate executing a schedule hereunder shall indemnify, defend and hold harmless Pioneer, its Affiliates, and their respective trustees, directors, officers, employees and agents (collectively, the "Customer Indemnitees") from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses, and liabilities including, without limitation, expenses and reasonable counsel fees incurred in enforcing this right of indemnification (each individually an "Adverse Consequence" and collectively the "Adverse Consequences"), and Boston Financial will at its own expense defend any action brought against any Pioneer Indemnitee to the extent such action is based upon, any claim that any part of a Product used by Pioneer as permitted by this Master Agreement and the Schedule applicable thereto infringes any United States patent, copyright, trademark, service mark, or any trade secret or other proprietary right of a third party (an "Infringement"); provided that Boston Financial is promptly notified in writing of any such claim; and provided further that Boston Financial or its Affiliates, as applicable, shall have the exclusive right to control the defense of any such action. Further, in the event of any such claim, litigation or threat thereof, Boston Financial may, in its sole and absolute discretion, either:

      (i) Procure for Pioneer a right to continue to use such Product; or

      (ii) Replace or modify such Product to make it non-infringing without materially affecting the functionality and performance of such Product; or

      (iii) Terminate the applicable Schedule, or in the alternative, Boston Financial or its Affiliate, as applicable, may only partially terminate this Schedule solely with respect to the allegedly infringing functionality if that infringing portion (the "Non-Critical Functionality") can be separated from the Product without materially affecting the functions and Services of the Product available to Pioneer.

   In the event of termination of a Schedule pursuant to Section 7.01(a)(iii), Boston Financial or its Affiliate, as applicable, shall refund to Pioneer all pre-paid Fees paid hereunder with respect to such Product , or portion thereof, if any, less a reasonable amount attributable to Pioneer's use of the Product prior to termination of such Schedule. In addition, if the termination is only with respect to Non-Critical Functionality, and not with respect to the Schedule as a whole, Boston Financial or its Affiliate, as applicable, will cease charging Pioneer any additional fee applicable to such discontinued Non-Critical Functionality. The discontinuation of an item of Non-Critical

   Functionality by Boston Financial or its Affiliates shall not be deemed a material breach of the Master Agreement or its Schedules.

   Boston Financial has and shall have no liability or obligation to indemnify any Pioneer Indemnitee for any claim or Adverse Consequence to the extent based upon a modification of the Product by anyone other than someone employed by or acting under the direction of Boston Financial or its Affiliates, use of a Product other than in accordance with this Master Agreement or its Schedules or use of such Product in combination with other software other than as authorized by Boston Financial or its Affiliates, hardware or services not provided by or at the direction of Boston Financial or its Affiliates if infringement could have been avoided by not using such Product in combination with such other software, hardware or services. This
   Section 7.01(a) states Boston Financial and it Affiliate's entire liability and obligation with respect to curing an Infringement.

   (b) Boston Financial, or the Affiliate executing the Schedule under which the claim arises, shall indemnify, defend and hold harmless the Pioneer Indemnitees from and against any and all Adverse Consequences, to the extent arising out of or attributable to Boston Financial or such Affiliate's negligence, bad faith, or willful misconduct in the performance of the Services or provision of the Licenses hereunder.

   (c) Notwithstanding anything in this Master Agreement or its Schedules to the contrary, the aggregate liability of Boston Financial, or the Affiliate executing a Schedule hereunder, during any Term with respect to, arising from or arising in connection with this Master Agreement, or from all services provided or omitted to be provided under this Master Agreement shall be limited to the aggregate amount specified with respect thereto in the applicable Schedule under which such claim arises. If no limitation upon Boston Financial or its Affiliate's maximum aggregate liability shall be specified in a Schedule, then the maximum aggregate liability of Boston Financial or its Affiliate under this Master Agreement and its Schedules during any Term thereof shall be the amount actually received by Boston Financial from Pioneer as fees and charges for the Services or Licenses provided under such Schedule during the nine (9) calendar months preceding the event giving rise to the claim against Boston Financial or its Affiliate that is then at issue, exclusive of reimbursements by Pioneer to Boston Financial for reimbursable expenses.

   7.02 Pioneer shall indemnify, defend and hold Boston Financial and its Affiliates harmless from and against, any and all Adverse Consequences to the extent arising out of or attributable to:

      (a) All actions of Boston Financial or its Affiliates required to be taken pursuant to this Master Agreement or its Schedules provided that Boston Financial and such Affiliates have acted in good faith, without negligence or willful misconduct.

      (b) Any violations by Pioneer of federal, state or local laws or regulations, which impact Boston Financial or its Affiliates in connection with the Services, Products or Licenses provided hereunder, and/or Pioneer's failure to use and employ the Products provided hereunder in accordance with control and other procedures set forth in the training, training materials and/or reference manuals made available to Pioneer;

      (c) Pioneer's willful refusal or failure to comply with the terms of this Master Agreement or any Schedule, or which arise out of Pioneer's willful misconduct or which arise out of the breach of any representation or warranty of Pioneer hereunder;

      (d) Pioneer's errors and mistakes in the use of the Products;

      (e) The reliance by Boston Financial or its Affiliates on or use of information, data, records and documents supplied by, or the carrying out of any instructions or requests of, Pioneer, any custodian or any other officers, directors, employees, representatives or agents of Pioneer ("Representatives") shown on Exhibit C. The foregoing shall apply to any such written, faxed or imaged or qualifying oral instructions. Instructions qualify if they are given over a recorded line or confirmed thereafter by delivery to Pioneer of a Boston Financial written summary of the conversation; and

      (f)(i) Any inaccurate dates in or date formats other than an eight digit, full century format in data provided by Pioneer, its agents, Pioneers or other persons with whom Pioneer is doing business ("Pioneer Date Errors") or
   (ii) inability of Boston Financial or any third party to manipulate or process Pioneer Date Errors.

   7.03 At any time, Boston Financial may apply to a person indicated on Pioneer's "Schedule of Authorized Personnel", attached hereto as Exhibit C, as a person authorized to give instructions under this section with respect to any matter arising in connection with this Master Agreement or any Schedule. Exhibit C may be amended by the Parties to each Schedule and grant additional or different authorization to other Pioneer personnel for Products under that Schedule only. Notwithstanding anything contained herein to the contrary, Boston Financial may, without any liability or obligation, refuse any instruction or request from any officer, director, employee or other person who is not a Pioneer Authorized Person (defined below). Additionally, Pioneer shall be responsible and liable for any and all Adverse Consequences, which may be asserted against Boston Financial or for which it may be liable associated with any delay in Boston Financial's carrying out of any instruction or request of Pioneer while waiting for confirmation of any such instruction or request from a Pioneer Authorized Person. For purposes of the above, a Pioneer Authorized Person is a Person who is listed on Pioneer's "Schedule of Authorized Personnel." Pioneer shall immediately provide Boston Financial with written notice of any change of authority of persons authorized and enumerated in Exhibit C to provide Boston Financial with instructions or directions relating to services to be performed by Boston Financial under this Master Agreement.

   7.04 IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL ANY PARTY UNDER THIS MASTER AGREEMENT OR ANY SCHEDULE HERETO BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

   7.05 Promptly after the receipt by any party (the "Indemnitee") of notice of any claim, determination, suit or cause of action with respect to which any other party is obligated to provide indemnification (the "Indemnifying Party") pursuant to Section 7 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof and the Indemnifying Party shall be entitled to assume control of the defense and the negotiations, if any, regarding settlement of this matter. If the Indemnifying Party assumes such control, the Indemnitee shall be entitled to participate in the defense and negotiations of such matter at its own expense. The parties agree to cooperate in such negotiations, defense or settlement and to give each other full access to any information relevant thereto. Except as otherwise provided herein, the Indemnitee shall not enter into any settlement of such matter without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, and the Indemnifying Party shall not be obligated to indemnify the Indemnitee for any settlement entered into without the written consent of the Indemnifying Party. If the consent of the Indemnitee is required to effectuate any settlement and the Indemnitee refuses to consent to any settlement negotiated by the Indemnifying Party, then the liability of the Indemnifying Party for losses arising out of or due to such matter shall be limited to the amount of the rejected proposed settlement.

   7.06 Neither Pioneer nor Boston Financial shall be in default by reason of any failure in performance of this Master Agreement or its Schedules in accordance with its terms (other than a required payment of money) if such a failure arises out of causes beyond the control and without the fault or negligence of such party. Such causes may include, but are not restricted to, acts of God or of a public enemy, acts of the government in either its sovereign or contractual capacity, fires, floods, epidemics, terrorist acts, quarantine restrictions, strikes, work stoppages, freight embargoes, failures or shortages of equipment (provided such equipment has been reasonably maintained) not owned or otherwise provided by Boston Financial or its Affiliates, utilities or communications, and unusually severe weather, but in every case the failure to perform must be beyond the reasonable control of and without fault or negligence by the party failing to perform (a "Force Majeure Condition" or the "Force Majeure Conditions").

SECTION 8 - Termination of Master Agreement.

   8.01 Except as otherwise provided herein, this Master Agreement and its Schedules shall be effective upon execution by both parties and shall remain in full force and effect through the close of business on December 31, 2016. Unless terminated as of the end of any term by either Party on not less than six (6) month's written notice to the other Party, this Master Agreement shall automatically extend for additional, successive three (3) year terms upon the expiration of any term hereof (i) at the fees set forth in any mutually agreed upon new schedule of fees or, in the absence of such Schedule, (ii) at the fees in existence at the expiration of the expiring term, increased by the lesser of the percentage increase in the CPI-U/2/ during the immediately preceding twelve
(12) months or five percent (5%) as of each anniversary in the new Term. Each additional three (3) year term shall be an additional term of this Schedule.

   8.02 In the event that this Master Agreement is terminated for other than Pioneer's default, Boston Financial agrees that: (i) subject to compliance with this Master Agreement and the Schedules hereto, Pioneer may extend this Master Agreement and such Schedules from the scheduled date of termination on no less than six (6) months prior written notice to Boston Financial for a period of up to twelve (12) months (any such extended period to be hereinafter referred to as the "Extension Period") at no additional charge but at the then current fees plus any regularly scheduled increases; and (ii) in order to provide for uninterrupted service to Pioneer, Boston Financial and/or its Affiliates, at Pioneer's request, shall offer reasonable assistance to Pioneer in connection with the conversion of the records of Pioneer from the TA2000 System to whatever service or system is selected by Pioneer (the "Deconversion") (subject to the recompense of Boston Financial or such Affiliate for such assistance at its standard rates and fees in effect at the time). As used herein "reasonable assistance" and "transitional assistance" shall not include requiring Boston Financial or its Affiliates (i) to assist any new service or system provider (the "New Agent") to modify, to alter, to enhance, or to improve the New Agent's system, or to provide any new functionality to the New Agent's system,
(ii) to disclose any Confidential Information as defined in Section 11, or
(iii) to develop Deconversion software, to modify any Software of Boston Financial or its Affiliates, or to otherwise alter the format of the data as maintained on TA2000.

   8.03 Each Schedule shall remain in full force and effect in accordance with the terms set forth in such Schedule or, if no term is specified in a Schedule, then the Term applicable to such Schedule shall be co-terminus with the Term of this Master Agreement, unless terminated under Section 9.04 of this Master Agreement.

--------
/2/ "CPI-U" shall mean the Consumer Price Index for all Urban Consumers ("CPI-U") in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984 = 100 (or any successor Index), as last reported by the U.S. Bureau of Labor Statistics. In the event that this Agreement was not signed as of the first day of the month, the fees and charges increase shall be effective as of the first day of the month immediately following the month during which the anniversary occurred.

   8.04(a) If any of the parties hereto shall materially breach any Schedule or be materially in default in the performance of any of its duties and obligations under any Schedule (the "Defaulting Party"), the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party and if such default or breach shall not have been remedied within sixty
(60) days after such written notice is given, or, if not capable of remedy within sixty (60) days, a good faith effort is not promptly commenced and thereafter diligently pursued in an appropriate manner, then the Non-Defaulting Party may terminate the affected Schedule(s) as between the Non-Defaulting Party and the Defaulting Party by giving, within ninety (90) days of the date on which such right of termination first commenced, one hundred and twenty
(120) days written notice of such termination (the "Termination Notice") to the defaulting party. Except as is otherwise provided in Section 8.01 of this Master Agreement and hereinafter in Subsection (b), the termination of one Schedule by reason of a material breach of the terms of such Schedule shall not affect this Master Agreement or any other Schedule unless the breached Schedule so provides.

   (b) Each party, in addition to any other rights and remedies, shall have the right to terminate this Master Agreement and all Schedules forthwith upon the occurrence at any time of any of the bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns.

   8.05 Termination of this Master Agreement or any Schedule by one party as a result of default or breach by the other party shall not constitute a waiver of
(i) any other rights of either party under this Master Agreement or any Schedule or of (ii) rights of Boston Financial to recover payment for Products prior to such termination or to be reimbursed for out-of-pocket expenditures and conversion expenses as per this Master Agreement and the Schedules.

   8.06(a) In the event of termination, Pioneer will promptly pay Boston Financial all amounts due Boston Financial and its Affiliates under this Master Agreement and the Schedules hereto that are then in effect. In addition, if this Master Agreement is terminated by Pioneer for any reason other than the material default under or material breach of this Master Agreement or the Schedules hereto by Boston Financial or its Affiliates, Pioneer shall pay to Boston Financial a termination fee (the "Termination Fee") consisting of:

       (1) The amount equal to the average monthly fees paid by Pioneer to Boston Financial and its Affiliates under this Master Agreement and its Schedules multiplied by the number of months remaining in the Initial or any subsequent Term and calculated as set forth on the then current Fee Schedule, on the date notice of termination was given to Boston Financial; plus

       (2) The aggregate of the discounts received by Pioneer on fees which would, other than for such discounts, have been due and owing by Pioneer during the affected term of this Master Agreement (the "Discount Recapture") already received during the then current term (all further discounts due under the applicable fee schedule to cease and be of no further force and effect upon the receipt of the notice of termination).

   (b) No Termination Fee will be due with respect to (a) termination at the expiration of the Initial Term, or (b) termination at the regularly scheduled expiration of any subsequent Term.

   (c) In any event, the effective date of any Deconversion as a result of termination hereof shall not occur during the period from December 15th through March 1st of any year to avoid adversely impacting year end.

   8.07 Within thirty (30) days after completion of the Deconversion, Pioneer will give notice to Boston Financial containing reasonable instructions regarding the disposition of tapes, data, files and other property belonging to Pioneer and then in Boston Financial's possession and payment for the reasonable costs of Boston Financial and its Affiliate to comply with such notice. If Pioneer fails to give that notice within thirty (30) days after termination of this Schedule, then Boston Financial may dispose of such property as it deems appropriate. The reasonable costs of any such disposition or of the continued storage of such tapes, data files and other properties shall be billed to, and within thirty (30) days of receipt of such invoice paid by, Pioneer. Failure to pay such sums when due shall incur a late charge in accordance with Section 4.03 of this Master Agreement.

SECTION 9 - Confidentiality; Non-Disclosure.

   9.01 Pioneer acknowledges and agrees that the terms and conditions of this Master Agreement and Schedules, and any other information obtained by Pioneer from Boston Financial or its Affiliates concerning the use of the Products or the software, applications, equipment configurations, customers and business of Boston Financial or its Affiliates (including but not limited to ideas, concepts, designs, drawings, specifications, techniques, algorithms, models, data, source code, object code, data, screen and file formats, interfaces and interface protocols and packages, documentation, diagrams, flow charts, processes, procedures, "know-how," marketing techniques, materials and development plans, customer names and other information related to customers of Boston Financial or its Affiliates, in whatever form or media) (the "Boston Financial Confidential Information") is confidential and proprietary to Boston Financial and Pioneer hereby agrees (i) to use the Boston Financial Confidential Information only as permitted by this Master Agreement and the Schedules, (ii) to maintain the confidentiality of the Boston Financial Confidential Information, and (iii) not to disclose the Boston Financial Confidential Information, or any part thereof, to any other person, firm or corporation. Pioneer acknowledges that disclosure of the Boston Financial Confidential Information may give rise to an irreparable injury to Boston Financial inadequately compensable in damages. Accordingly, Boston Financial may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies that may be available. Information regarding the software and systems may be provided to Pioneer's outside auditors and attorneys to the extent required by their respective functions. Pioneer may also disclose Boston Financial Confidential Information
(i) to the extent required by law, (ii) in response to any request from a governmental or regulatory authority and (iii) to Pioneer's consultants who have been retained to perform work for hire in connection with Pioneer's use of the Boston Financial software and systems, provided that such consultants and/or their affiliates are not direct competitors of Boston Financial or its Affiliates and that all such consultants having access to Boston Financial Confidential Information will execute a non-disclosure agreement in a form reasonably acceptable to Boston Financial.

   9.02 Boston Financial acknowledges and agrees that the information obtained by Boston Financial concerning the software, software applications, equipment configurations, and the customers and business of Pioneer (including but not limited to ideas, concepts, designs, drawings, specifications, techniques, algorithms, models, data, source code, object code, documentation, diagrams, flow charts, processes, procedures, "know-how," marketing techniques, materials and development plans, customer names and other information related to customers, in whatever form or media) (the "Pioneer Confidential Information") is confidential and proprietary to Pioneer and Boston Financial hereby agrees to use Pioneer Confidential Information only as permitted by this Master Agreement and Schedules, to maintain the confidentiality of Pioneer Confidential Information and not to disclose Pioneer Confidential Information, or any part thereof, to any other unaffiliated person, firm or corporation. Boston Financial acknowledges that disclosure of Pioneer Confidential Information may give rise to an irreparable injury to Pioneer inadequately compensable in damages. Accordingly, Pioneer may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available.

   9.03 The obligations of confidentiality and nondisclosure of each of Boston Financial and Pioneer set forth in this Section 9 shall not apply to such portions of the Confidential Information of the other which (i) are or become generally available to the public other than as a result of a disclosure by the receiving party or its employees, representatives or agents; or (ii) become available to the receiving party on a non-confidential basis from a third party which is entitled to disclose it; or (iii) was known to the receiving party on a non-confidential basis prior to its disclosure to the receiving party by the other party; or was independently developed by the receiving party without any reference to or use of the Confidential Information of the disclosing party; provided, however, that the party asserting the existence of one of the foregoing exceptions in this Section 9.03 shall bear the burden of proving such existence.

   9.4 For purposes of this Agreement, "Customer Information" means all the customer identifying data however collected or received, including without limitation, through "cookies" or non-electronic means pertaining to or identifiable to the shareholders of the Pioneer Funds, prospective shareholders and plan administrators (collectively, "Fund Customers"), including without limitation, (i) name, address, email address, passwords, account numbers, personal financial information, personal preferences, demographic data, marketing data, data about securities transactions, credit data or any other identification data; (ii) any information that reflects the use of or interactions with a Pioneer service, including Pioneer's web site; or (iii) any data otherwise submitted in the process of registering for a Pioneer service. For the avoidance of doubt, Customer Information shall include all "nonpublic personal information," as defined under the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138) ("GLB Act") and all "personal information" as defined in the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et seq., ("Mass Privacy Act").

   9.5 Boston Financial will use the Confidential Information, including Customer Information, only in compliance with (i) the provisions of this Master Agreement and its Schedules, and (ii) federal and state privacy laws, including the GLB Act and the Mass Privacy Act, as such applicable.

   9.6 In the event that any requests or demands are made for the inspection of the records of Pioneer, Boston Financial will use reasonable efforts to notify Pioneer (except where prohibited by law) and to secure instructions from an authorized officer of Pioneer as to such inspection. Boston Financial expressly reserves the right, however, to exhibit Pioneer's records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the records to such person. In the event that Boston Financial is requested or authorized by Pioneer, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of Pioneer by state or federal regulatory agencies, to produce such records of Pioneer or Boston Financial's personnel as witnesses, Pioneer agrees to pay Boston Financial for Boston Financial's time and expenses, as well as the fees and expenses of Boston Financial's counsel, incurred in responding to any such request, demand, subpoena, order, investigation, or other legal process, provided that such request, demand, subpoena, order, investigation or other legal process directly relates to data, information or records held or maintained by Boston Financial with respect to Pioneer and the Funds.

   9.7 Boston Financial and its Affiliates have implemented and maintain at each service location physical and information security and data protection safeguards against the destruction, loss, theft, unauthorized access, unauthorized use, or alteration of Pioneer's Confidential Information, including Customer Information, in the possession of Boston Financial that will be no less rigorous than those in place at the effective date of this Agreement, and from time to time enhanced in accordance with changes in regulatory requirements. Boston Financial will, at a minimum, update its policies to remain compliant with applicable regulatory requirements, including those under the GLB Act and the Mass Privacy Act. Boston Financial will meet with Pioneer, at its request, on an annual basis to discuss information security safeguards. If Boston Financial or its agents discover or are notified that someone has violated security relating to Pioneer's Confidential Information, including Customer Information, Boston Financial will promptly (a) notify Pioneer of such violation, and (b) if the applicable Confidential Information was in the possession or under the control of Boston Financial, its Affiliates or their respective agents at the time of such violation, Boston Financial will promptly
(i) investigate, contain and address the violation, and (ii) advise Pioneer as to the steps being taken that are reasonably designed to prevent future similar violations.

   9.8 All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Master Agreement or a Schedule shall survive the termination or expiration of this Master Agreement for a period of ten (10) years; provided that, to the extent Confidential Information includes information that is also a Trade Secret as defined by the Uniform Trade Secrets Act, the obligation to protect such Trade Secrets as defined by the Uniform Trade Secrets Act, the obligation to protect such Trade Secrets shall survive the termination of this Agreement and shall remain for so long as such Confidential Information constitutes a Trade Secret, as defined by the Uniform Trade Secrets Act.

SECTION 10 - Changes, Modifications and Ownership.

   10.01 During the term of this Master Agreement, Boston Financial will make available for Pioneer's use modifications and improvements to Boston Financial Products utilized by Pioneer. No charges will be assessed therefore unless a specific charge is made for such modifications and improvements in the standard pricing schedules of Boston Financial and its Affiliates, and is charged generally to other existing clients using the modified or improved system, in which event such charges shall be based on number of accounts or some other equitable measure allocating charges in accordance with number or users or amount of usage.

   10.02 In the event that changes in existing laws, rules or regulations or industry practices require substantial system revisions or modifications, Boston Financial may charge Pioneer for Pioneer's pro rata share (based on number of accounts or other equitable measure based on the Service revised or modified) of the cost of the system revisions or modifications necessitated by such changed regulatory requirements or industry practices or for increases in the cost of operating the affected Boston Financial system as a result thereof, provided other Boston Financial clients using such system are generally charged therefore.

   10.03 Boston Financial shall have the right, at any time, and from time to time, to alter and modify Products provided by Boston Financial to Pioneer, provided that Boston Financial shall use reasonable efforts to minimize any disruptions or adverse effects upon Pioneer's ability to use the affected Boston Financial Product. Boston Financial will provide Pioneer ninety
(90) days written or electronic notice (which shall include any notices posted on the Boston Financial or its Affiliates' Customer Centers) of any Product alterations or modifications which Boston Financial believes may materially, adversely affect Pioneer's operations and procedures or current Product features, functionality or performance. Notwithstanding the foregoing, Boston Financial shall remain responsible to assure that such altered or modified Products still continue to perform in accordance with any Service Levels applicable under the Schedules.

   10.04 All enhancements, improvements, modifications, developments, new functionality or new features added to or installed in any Boston Financial Product ("Improvements"), whether licensed or provided as a Service under this Master Agreement and any Schedule and regardless of who paid for such Improvement, shall be and remain proprietary to and the exclusive property of Boston Financial and/or its Affiliates. Customer Confidential Information remains proprietary to and the exclusive property of Pioneer. Pioneer grants Boston Financial a perpetual, nonexclusive license to incorporate and retain in Improvements and Developments Pioneer business requirements based on Pioneer Confidential

Information, but only to the extent such business requirements as incorporated do not refer to Pioneer by name or otherwise identify or enable others to identify Pioneer.

SECTION 11 - Covenants.

   11.01 In the event that a system, which is operated by Boston Financial or an Affiliate, that is accessed remotely by Pioneer fails to function properly by reason of the failure of Boston Financial or its Affiliate to act in good faith, with due diligence and reasonable care and, as a consequence, causes an error or mistake in any record, report, data, information or output provided by Boston Financial or its Affiliate, Boston Financial or its Affiliate, as applicable, shall promptly correct and reprocess such records, at the expense of Boston Financial or its Affiliate; provided, Pioneer shall have promptly and timely notified Boston Financial in writing of such error or mistake, and, further provided, that Pioneer shall have the obligation of maintaining in an uncorrupted condition and having available backup copies of all data and information that Pioneer transmits to Boston Financial or its Affiliate (the "Data"). Neither Boston Financial nor its Affiliates shall have any obligation to reconstruct or recompile Data not preserved by Pioneer through backup procedures and Boston Financial and its Affiliates will not be responsible or liable for the loss of any data or information that Boston Financial or such Affiliate receives in an invalid, incorrect or otherwise corrupt condition or which is improperly formatted or not in proper form in accordance with the reference manuals provided by Boston Financial or its Affiliate, as applicable, to Pioneer or the materials posted on the appropriate Customer Center or website or as provided in Section 11.02 hereof. Pioneer accepts sole responsibility for all Data and the accuracy and adequacy of all Data, excluding any changes to such Data made by Boston Financial or its Affiliates.

   11.02 Pioneer acknowledges that the communication circuits necessary to enable Pioneer to utilize a system or service of Boston Financial or its Affiliates on a remote basis and to interface with the Facilities of Boston Financial or its Affiliates are to be provided by a third party vendor and that such vendors traditionally assume little or no liability for problems with such communication circuits and any Adverse Consequences arising out of a failure thereof. Boston Financial and its Affiliates shall utilize communications network control and monitoring capabilities to assist Pioneer with the identification and resolution of any problems which appear to be related to communications circuits, but neither Boston Financial nor its Affiliates shall be responsible and or have any liability for inadequacies or failures to perform related to or arising out of such communications circuits prior to their entry into the Facilities of Boston Financial or its Affiliates. The costs of the communication circuits required or used to utilize the systems and Facilities of Boston Financial or its Affiliates remotely shall be billed to Pioneer by Boston Financial as a reimbursable expense.

   11.03 Pioneer shall not use any Product provided to it by Boston Financial or its Affiliates in any way that is in violation of or will result in the violation of any law, rule or regulation that is applicable to it, or which it knows or has reasonable grounds to know will cause it or Boston Financial or Boston Financial's Affiliates to violate a law, rule or regulation applicable to them.

   11.04 Throughout the Term, Boston Financial and its Affiliates shall comply with Exhibit D (Information Protection Program), which is made a part of this Master Agreement and its Schedules. The policies and procedures specified in Exhibit D are subject to change at any time provided that the protections afforded thereby will not be diminished in comparison with those provided by Boston Financial and its Affiliates to Pioneer prior to the execution of this Master Agreement and its Schedules. Boston Financial and its Affiliates will be reasonably available to meet with and provide reasonable assurances to Pioneer concerning its data security procedures.

SECTION 12 - Miscellaneous.

   12.01 Boston Financial will furnish to Pioneer, on a semi-annual basis, a report in accordance with Statements on Standards for Attestation Engagements No. 16 (the "SSAE Report") as well as such other reports and information relating to Boston Financial's policies and procedures and its compliance with such policies and procedures and with the laws applicable to its business and its services, as the parties may mutually agree upon.

   12.02 Boston Financial will maintain a comprehensive business continuity plan and will provide an executive summary of such plan upon reasonable request of Pioneer. Boston Financial will test the adequacy of its business continuity plan at least annually and upon request, Pioneer may participate in such test. Upon request by Pioneer, Boston Financial will provide Pioneer with a letter assessing the most recent business continuity test results. In the event of a business disruption that materially impacts Boston Financial's provision of the Products under this Master Agreement or Schedules, Boston Financial will promptly notify Pioneer of the disruption and the steps being implemented under the business continuity plan.

   12.03 During the term of this Master Agreement, authorized representatives of Pioneer may conduct periodic site visits of Boston Financial's facilities and inspect Boston Financial's records and procedures solely as they pertain to Boston Financial's Products provided to Pioneer under or pursuant to this Master Agreement or its Schedules. Such inspections shall be conducted at Pioneer's expense (which shall include costs related to providing materials, copying, faxing, retrieving stored materials, and similar expenses) and shall occur during Boston Financial's regular business hours and, except as otherwise agreed to by the parties, no more frequently than twice a year. In connection with such site visit and/or inspection, Pioneer shall not attempt to access, nor will it review, the records of any other clients of Boston Financial and Pioneer shall conduct the visit/inspection in a manner that will not interfere with Boston Financial's normal and customary conduct of its business activities, including the provision of services to Pioneer and to other clients. Boston Financial shall have the right to immediately require the removal of any Pioneer representatives from its premises in the event that their actions, in the reasonable opinion of Boston Financial, jeopardize the information security of its systems and/or other client data or otherwise are disruptive to the business of Boston Financial. Boston Financial may require any persons seeking access to its facilities to provide reasonable evidence of their authority. Boston Financial may also reasonably require any of Pioneer's representatives to execute a confidentiality agreement before granting such individuals access to its facilities. Boston Financial will also provide reasonable access to Pioneer's governmental regulators, at Pioneer's expense, solely to (i) Pioneer's records held by Boston Financial and (ii) the procedures of Boston Financial directly related to its provision of the Products to Pioneer under the Master Agreement or its Schedules.

   12.04 During the term of this Master Agreement, and for a twelve (12) month period thereafter, Boston Financial and Pioneer each agrees that it will not solicit for employment directly or indirectly any employee of the other without the consent of the other, which consent will not be unreasonably withheld.

   12.05 It is understood and agreed that all Services performed hereunder by Boston Financial shall be as an independent contractor and not as an employee of Pioneer. This Master Agreement and each Schedule is solely between Pioneer and Boston Financial or the Affiliate that has executed such Schedule. There are no third party beneficiaries under this Master Agreement or any Schedule.

   12.06 All notices will be in writing and deemed given when delivered personally, sent by courier or U.S. mail with confirmed receipt. All notices must be addressed as set forth below or at another address designated in writing by an authorized representative of the party pursuant to this provision.

       Pioneer:  Pioneer Investment Management Shareholder Services, Inc.
                 60 State Street
                 Boston, MA 02109

                         Attention: Legal Department

      Boston Financial:  Boston Financial Data Services, Inc.
                         2000 Crown Colony Drive
                         Quincy, MA 02169
                         Attention: Legal Department

      With a copy to:
                       DST Systems, Inc.
                       333 West 11th Street, 5th Floor
                       Kansas City, Missouri 64105
                       Attention: Legal Department

   12.07 If any provision of this Master Agreement or Schedule is determined by a court of competent jurisdiction to be unenforceable as written but would be enforceable if limited, it will be deemed to be so limited so as to be enforceable to the fullest extent permitted by law, and all of the other provisions of the Master Agreement or Schedule will remain in full force and effect. To the extent that any provision herein is inconsistent with or in violation of any applicable law, court decision, rule, regulation or otherwise, that provision shall be deemed modified so as to comply with such law, rule or regulation, and shall not otherwise affect any other provisions of this Master Agreement. Any provision of this Master Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Master Agreement or affecting the validity or enforceability of that term or any of the provisions of this Master Agreement in any other jurisdiction.

   12.08 The Schedules and all attachments thereto are incorporated into and a part of this Master Agreement. All Schedules are in addition to the terms of this Master Agreement. Except as otherwise explicitly otherwise provided in a section or subsection of this Master Agreement, in the event of a conflict between the provisions of a Schedule and those of this Master Agreement, the conflicting provisions of the Schedule shall control and take precedence over the conflicting provision of this Master Agreement, but only for the purpose and to the extent of such specific Schedule. Except for such conflicting provisions of a Schedule, the terms and conditions of this Master Agreement shall not be deemed amended, waived or released. This Master Agreement and Schedules represent the entire understanding between the parties with respect to the subject matter hereof and terminates and supersedes any prior agreements or understandings, oral or written. Any modification of this Master Agreement or any Schedule is valid only when in writing and executed by both parties.

   12.09 Either party's failure to insist upon strict compliance with any of the provisions of this Master Agreement or Schedule shall not be deemed as a waiver of the requirement to perform any obligation or requirement in the future and shall not be construed as a waiver of any other rights or privileges.

   12.10 Subject headings are for reference purposes only and shall not in any way control the meaning or interpretation of this Master Agreement.

   12.11 This Master Agreement and accompanying Schedules are binding upon and will inure to the benefit of the parties and to their successors and permitted assigns. Neither the Master Agreement nor any Schedules may be assigned by either party without the prior written consent of the other, except that either party may make an assignment to its parent, affiliates, and subsidiaries upon prior written notice to the other party. Boston Financial may, without consent of Pioneer, subcontract or delegate certain of its obligations hereunder to its Affiliates. Boston Financial and its Affiliates shall not engage a Material Subcontractor, as defined below, without obtaining Pioneer's prior written consent, which consent will not be unreasonably withheld. The term Material Subcontractor shall mean a non-affiliated person or entity on which Boston Financial or its Affiliates rely to perform a material portion of the Services and who, as a part of performing its obligations, will be provided Pioneer Customer Information. For clarification, the requirement of prior consent by Pioneer will not apply to (i) an Affiliate of Boston Financial, or
(ii) equipment providers or software providers or similar third party vendors whom Boston Financial or its Affiliate engages to provide systems or software necessary to provide the services to Pioneer. Boston Financial and/or its Affiliates shall be responsible for the actions or omissions of a Material Subcontractor;

provided, however, Boston Financial shall not be held responsible for any third party service provider of the type referenced in Section 12.12 below, nor will Boston Financial or its Affiliates be held responsible for: (i) third party service providers whose services or products are the subject of a separate agreement between Pioneer and the third party vendor (whether through Boston Financial or directly with the third party vendor), or (ii) third party service providers who provide services or products for which there is a separately stated fee charged to Pioneer. Examples of this include NCR (eStub) and Choice Point (CIP). The foregoing are third party vendors and shall not be deemed to be agents, contractors or sub-contractors of Boston Financial or its Affiliates as those terms are used in this Master Agreement and its Schedules and Exhibits. Upon prior request by Pioneer (which may be made no more than two times in any calendar year), Boston Financial and its Affiliates will inform Pioneer the identities of any Material Subcontractor.

   12.12 Nothing in this Master Agreement is intended to, nor shall it make, Boston Financial or its Affiliates liable for the performance or omissions of unaffiliated, national or regionally recognized third parties such as, by way of example and not limitation, Airborne Services, Federal Express, UPS, the U.S. Mails, AT&T, Sprint, MCI and other delivery, telecommunications and other companies not under the reasonable control of Boston Financial or its Affiliates, and third parties not under Boston Financial's reasonable control providing services to the financial industry generally, such as, by way of example and not limitation, The Depository Trust and Clearing Corporation's subsidiaries, the National Securities Clearing Corporation and The Depository Trust Company, the Federal Reserve System, custodian banks and administrators.

   12.13 This Master Agreement and all Schedules may be executed in one or more counterparts, each of which shall be deemed an original and all or which together shall constitute one and the same agreement.

   12.14 The Master Agreement and Schedules are construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law principles.

   IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be executed in their names on their behalf by and through their duly authorized officers as of the day and year first above written.


PIONEER INVESTMENT MANAGEMENT            BOSTON FINANCIAL DATA SERVICES,
SHAREHOLDER SERVICES, INC.               INC.

By:       Tracy Connelly                 By:       Richard J. Johnson

Name:   /s/ Tracy Connelly               Name:   /s/ Richard J. Johnson
        -------------------------------          ------------------------------

Title:  Senior Vice President            Title:  Managing Director

                                                                      EXHIBIT A
                                                                          FUNDS
                                                   Dated as of: January 1, 2012

Pioneer Absolute Return Credit Fund
Pioneer America Income Trust
Pioneer AMPAC Growth Fund
Pioneer AMT-Free CA Municipal Fund
Pioneer AMT-Free Municipal Fund
Pioneer Balanced Fund
Pioneer Bond Fund
Pioneer Cash Reserves Fund
Pioneer Classic Balanced Fund
Pioneer Disciplined Growth Fund
Pioneer Disciplined Value Fund
Pioneer Emerging Markets Fund
Pioneer Emerging Markets Local Currency Debt Fund
Pioneer Equity Income Fund
Pioneer Equity Opportunity Fund
Pioneer Europe Select Equity Fund
Pioneer Floating Rate Fund
Pioneer Fund
Pioneer Fundamental Growth Fund
Pioneer Fundamental Value Fund
Pioneer Global Aggregate Bond Fund
Pioneer Global Diversified Equity Fund
Pioneer Global Equity Fund
Pioneer Global High Yield Fund
Pioneer Government Income Fund
Pioneer Growth Fund
Pioneer Growth Leaders Fund
Pioneer Growth Opportunities Fund
Pioneer Growth Shares
Pioneer High Income Municipal Fund
Pioneer High Yield Fund
Pioneer Ibbotson Aggressive Allocation
Pioneer Ibbotson Conservative Allocation Fund
Pioneer Ibbotson Growth Allocation
Pioneer Ibbotson Moderate Allocation
Pioneer Independence Fund
Pioneer Institutional Money Market Fund 1
Pioneer Institutional Money Market Fund 2
Pioneer Institutional Money Market Fund 3
Pioneer Intermediate Tax Free Income Fund
Pioneer International Equity
Pioneer International Value Fund

                                                                      EXHIBIT A
                                                                          FUNDS
                                                   Dated as of: January 1, 2012
                                                                    (continued)

Pioneer Mid Cap Growth Fund
Pioneer Mid Cap Value Fund
Pioneer Money Market
Pioneer Multi-Asset Income Fund
Pioneer Multi-Asset Real Return Fund
Pioneer Multi-Asset Ultrashort Income Fund
Pioneer Oak Ridge All Cap Growth Fund
Pioneer Oak Ridge Large Cap Growth Fund
Pioneer Oak Ridge Small Cap Growth
Pioneer Protected Principal Plus Fund
Pioneer Protected Principal Plus II
Pioneer Real Estate Shares
Pioneer Research Fund
Pioneer Science & Technology
Pioneer Select Growth Fund
Pioneer Select Mid Cap Growth Fund
Pioneer Short Term Income Fund
Pioneer Small & Mid Cap Growth Fund
Pioneer Small Cap Value Fund
Pioneer Small Company Fund
Pioneer Stable Value Fund II
Pioneer Strategic Income Fund
Pioneer Tax Free Income Fund
Pioneer Tax Free Money Market Fund
Pioneer Treasury Reserves Fund
Pioneer Value Fund

                                                                      EXHIBIT C
                                               SCHEDULE OF AUTHORIZED PERSONNEL

   The following persons, presently and until each party is advised in writing to the contrary, are deemed "Authorized Personnel" for the purposes of the Master Agreement and its Schedules are subject to amendment from time to time.

Tracey Connelly                          SVP
---------------------------------------  --------------------------------------
Name                                     Title

Susan Warner                             SVP
---------------------------------------  --------------------------------------
Name                                     Title

Nancy Arp                                SVP
---------------------------------------  --------------------------------------
Name                                     Title

Kelly O'Donnell                          Director
---------------------------------------  --------------------------------------
Name                                     Title

Susan Skeels                             Director
---------------------------------------  --------------------------------------
Name                                     Title

Mark Goodwin                             COO
---------------------------------------  --------------------------------------
Name                                     Title

                                                                      EXHIBIT D
                                                 INFORMATION PROTECTION PROGRAM

Boston Financial and its Affiliates have a formal Information Protection Program (IPP) that was established and exists as a working roadmap for their security. Boston Financial and its Affiliates do Risk Assessments, Security Assessments, Security Awareness for each corporation as a whole, targeted training for specific applicable groups, and other security related activities. Boston Financial and its Affiliates have a program and process pursuant to which each reviews its technology and architecture and security requirements and needs.

Integral to the function of the IPP are the Information Protection Committee
(IPC) and the Information Protection Board (IPB). The IPC convenes periodically during the year and is responsible for 1) identifying, measuring and rating risks, 2) approving policies, standards, and practices, and 3) assessing and reporting progress towards compliance. The IPB convenes periodically during the year and is responsible for providing executive level oversight and guidance to the Information Protection Program.

A component of the IPP is each entity's Policies, Control Standards, and Technology Baselines. The Security Management Console (SMC) is an on-line system that provides Security Policies, Control Standards, and Technical Baselines, oriented to the financial industry. The policies and standards incorporated in the SMC are designed to be consistent and evolve with ISO27001, HIPAA, Data Protection Act of 1998, IS Forum Standards, FFIEC IS Booklet, and MAS to the extent Boston Financial and its Affiliates deem them applicable to their respective businesses.

Boston Financial and its Affiliates have in place security log and activity monitoring, on a 24x7x365 basis. They also have an Intrusion Detection System
(IDS) implemented to keep informed on network activity. Each entity has an incident response process to deal with unexplainable logs and activities that are observed. This process is reviewed for validity and effectiveness for the purpose. Boston Financial and its Affiliates use third party security reviews to also provide the information to support their security efforts.

All of the foregoing policies and procedures are subject to regular review and modification without notice, it being agreed that (i) no change to the foregoing shall diminish the over-all level of security and protections afforded to Pioneer's Data as maintained on TA2000 and the Facilities of Boston Financial and its Affiliates and (ii) Boston Financial and its Affiliates hereby undertake that they shall at all times have in place data security policies and standards that are reasonably designed to be consistent and evolve with ISO27001, HIPAA, Data Protection Act of 1998, IS Forum Standards, FFIEC IS Booklet, and MAS to the extent Boston Financial and its Affiliates reasonably deem them applicable to their respective businesses.

                                  SCHEDULE I
                          SUB TRANSER AGENCY SERVICES

                                                                     SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
--------------------------------------------------------------------------------

                                 SCHEDULE I TO
                         THE MASTER SERVICE AGREEMENT
                                    BETWEEN
            PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC
                                      AND
         BOSTON FINANCIAL DATA SERVICES, INC. (the "Master Agreement")

   THIS SCHEDULE I TO THE MASTER AGREEMENT is made effective as of the 1st day of January, 2012, by and between PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC. ("Pioneer"), and BOSTON FINANCIAL DATA SERVICES, INC. ("Boston Financial"), and is hereby attached to and incorporated into the Master Agreement.

   WHEREAS, Pioneer serves as transfer and dividend disbursing agent to and on behalf of the Funds noted on Exhibit A to the Master Agreement, and whose securityholder records are maintained, and whose transactions are effectuated and accounted for on, the DST TA2000 System (the "Fund" or "Funds"); and

   WHEREAS, Pioneer has entered into the Master Agreement and Schedules with Boston Financial and certain of its Affiliates, and in connection therewith Pioneer desires to appoint Boston Financial as sub-transfer agent and sub-dividend disbursing agent to Pioneer, and Boston Financial desires to accept such appointment, on the terms and conditions set forth in the Master Agreement and this Schedule.

   NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pioneer and Boston Financial hereby agree as follows:

SECTION 1. INCORPORATION OF THE MASTER AGREEMENT

   The terms and conditions of the Master Agreement are hereby incorporated in this Schedule as if fully set forth herein except as modified in this Schedule. All capitalized terms used in this Schedule but not defined herein shall have the meaning ascribed to them in the Master Agreement or, if not defined in the Master Agreement, the meaning ascribed to them in any other Schedule.

SECTION 2. APPOINTMENT; SERVICES

   2.01 Subject to the terms and conditions set forth in the Master Agreement and this Schedule, Pioneer hereby employs and appoints Boston Financial as sub-transfer agent and sub-dividend disbursing agent.

   2.02 Boston Financial hereby accepts such appointment and agrees that it will act as sub-transfer agent and sub-dividend disbursing agent on behalf of Pioneer for the Funds specified on Exhibit A to the Master Agreement, which may be amended in writing by the parties from time to time. Boston Financial agrees that it will also act as agent on behalf of Pioneer for the shares of the Funds in connection with any accumulation, open-account, retirement plans or similar plan provided to the shareholders of each Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of each such Fund, including without limitation any periodic investment plan or periodic withdrawal program. As used herein, the term "Shares" means the authorize and issued shares of common stock, or shares of beneficial interest, as the case may be, for each of the Funds (including each series thereof).

   2.03 Boston Financial, utilizing TA2000(TM), DST's computerized data processing system for securityholder accounting (the "TA2000 System") and in accordance with the terms and conditions of the Master Agreement and this Schedule, and with procedures established from time to time by agreement between Pioneer and Boston Financial (the "Procedures"), will perform the following services:

1) Establish each Shareholder's account in the Fund on the TA2000 system and maintain such account for the benefit of such Shareholder in accordance with the Procedures;

2) Receive for acceptance and process orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Fund's authorized custodian (the "Custodian");

3) Pursuant to purchase orders (including purchases related to exchanges), issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

4) Receive for acceptance and process redemption requests (including redemptions related to exchanges) and redemption directions and deliver the appropriate documentation thereof to the Custodian;

5) In respect to items (1) through (4) above, Boston Financial may execute transactions directly with broker-dealers and third party administrators ("TPAs") authorized by or on behalf of Pioneer Funds Distributor, Inc., the principal underwriter to the Funds;

6) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

7) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

8) Prepare and transmit payments for dividends and distributions declared by the Funds or any Portfolio thereof, as the case may be;

9) If applicable, issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by Boston Financial of indemnification satisfactory to Boston Financial and protecting Boston Financial and the Fund, and Boston Financial at its option, may issue replacement certificates in place of mutilated stock and/or share certificates upon presentation thereof and without such indemnity;

10) Issue replacement checks and place stop orders on original checks based on Shareholder's representation that a check was not received or was lost. Such stop orders and replacements will be deemed to have been made at the request of the Fund or Pioneer;

11) Maintain records of account for and advise Pioneer and its Shareholders as to the foregoing;

12) Record the issuance of Shares of the Fund and maintain, pursuant to SEC Rule 17Ad-10(e), a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Boston Financial shall also provide Pioneer on a regular basis as set forth in the agreed upon Procedures with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund;

13) Accept any information, records, documents, data, or instructions in printed form, or by machine readable input, facsimile, or electronic instructions, including e-mail communications, which have been prepared, maintained or provided by Pioneer or its authorized agents and accept any information, records, documents, data, certificates or transaction requests in printed form or by machine readable input, or facsimile which have been prepared, maintained or provided by individual Shareholders or the broker-dealers of record or TPAs on behalf of individual Shareholders. With respect to transaction requests received by facsimile, email or other electronic means, Boston Financial shall not be responsible for determining that the original source documentation is in good order, which includes compliance with Rule 22c-1 under the 1940 Act, and it will be the responsibility of Pioneer or the Fund to require such broker-dealers or TPAs to retain such documentation. E-mail exchanges on routine matters may be made directly with Pioneer's contact at Boston Financial. Boston Financial will not act on any e-mail communications coming to it directly from Shareholders requesting transactions, including, but not limited to, monetary transactions, change of ownership, or beneficiary changes;

14) Receive correspondence pertaining to any former, existing or new Shareholder account, process such correspondence for proper recordkeeping and respond to Shareholder correspondence in accordance with agreed upon Procedures;

15) Process any request from a Shareholder to change account registration, beneficiary, beneficiary information, transfer and rollovers in accordance with the Procedures;

16) Preparing Shareholder lists for meetings;

17) Withhold taxes on U.S. resident and non-resident alien accounts; prepare and file U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for Shareholders, and provide Shareholder account information;

18) Maintain a daily record and produce a daily report for the Fund of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Fund for each business day to the Fund no later than 8:30 AM Eastern Time ("ET"), or such earlier time as the Fund may reasonably require, on the next business day;

19) The Fund or Pioneer shall identify to Boston Financial in writing the states and countries where the Shares of the Funds are registered or exempt, and the number of shares registered for sale with respect to each state or country, as applicable. Boston Financial shall establish the foregoing parameters on the system for the designated Blue Sky vendor. The Fund or Pioneer shall verify that such parameters have been correctly established for each state or country on the system prior to activation and thereafter shall be responsible for monitoring the daily activity for each state or country. The responsibility of Boston Financial for the Fund's blue sky registration status is solely limited to the initial establishment of the parameters provided by the Fund or Pioneer for the blue sky vendor's system;

20) Pioneer has elected to delegate to Boston Financial certain AML duties for the Funds under this Schedule and the parties have agreed to such duties and terms as stated in the Exhibit A to this Schedule, which may be amended from time to time subject to mutual written agreement between the parties;

21) Under the terms of the Government Allotment Program, members (i.e., U.S. government employees) who have joined the program may direct a specified portion of their paychecks to be sent to a demand deposit account at a bank with instructions to forward the funds to specified mutual funds, including Pioneer, or other investment vehicles. If Pioneer elects to have Boston Financial serve as its allotment agent under the Government Allotment Program (and as mutually agreed upon by the parties as to any applicable fees and expenses), the parties will agree to such duties and terms as stated in Exhibit B to this Schedule, which may be changed from time to time subject to mutual written agreement between the parties. The services performed by Boston Financial with respect to the Government Allotment Program hereunder will be of a ministerial nature only;

22) Upon request of Pioneer (and as mutually agreed upon by the parties as to any applicable fees and expenses), Boston Financial will provide Pioneer or the Fund with periodic reports on trading activity in the Fund based on parameters provided to Boston Financial by Pioneer or the Fund, as amended from time to time. The services to be performed by Boston Financial hereunder will be ministerial only and Boston Financial shall have no responsibility for monitoring or reviewing market-timing activities;

23) If requested by Pioneer (and as mutually agreed upon by the parties as to any applicable fees and expenses), Boston Financial shall accept any Shareholder checks and statements (including confirmation statements) and broker-dealer statements that are returned to Boston Financial via the US mail because the US post office was not able to deliver such checks and statements due to incorrect Shareholder addresses ("RPO Mail"). Boston Financial shall record and research each piece of RPO Mail and attempt to find an up-to-date address for the intended recipient. If a valid address is determined, Boston Financial shall update the TA2000 System accordingly. In addition, for any Shareholders that cannot be located via the RPO Mail process described above, Boston Financial will conduct a database search to locate such lost Shareholder. If an updated address is discovered, Boston Financial will send a letter or place a telephone call to the Shareholder. If, after the foregoing efforts, a Shareholder still cannot be located, Boston

    Financial shall, as authorized by Pioneer, report and escheat abandoned property to the state authorities of the Shareholder's last known state of residence. Boston Financial shall provide all of the services described herein in accordance with the Procedures agreed upon by Boston Financial and Pioneer;

24) If requested by Pioneer (and as mutually agreed upon by the parties as to any reasonable reimbursable expenses), Boston Financial shall provide services with respect to garnishment orders, court notices pertaining to bankruptcy and divorce proceedings and Internal Revenue Service and state tax authority levies and summons, all in accordance with the Procedures agreed upon by Boston Financial and Pioneer;

25) Boston Financial, as authorized by Pioneer, shall review the proper form of instructions, signatures and signature guarantees and, where applicable, any additional documents needed to support the opening of Shareholder accounts, transfers, redemptions and other Shareholder account transactions against the Procedures and requirements set forth in Boston Financial's "Transfer Agency Manual," which has been made available to Pioneer, or such other Procedures as have been mutually agreed upon by the parties, in each case with such changes or deviations therefrom as may be from time to time required or approved by Pioneer, and reject transactions or instructions not in good order;

26) As requested by Pioneer, Boston Financial shall maintain and administer, as agent for Pioneer, such demand deposit accounts ("DDAs") as Boston Financial shall deem necessary for the performance of Boston Financial's duties under this Schedule, including but not limited to, the processing of Share purchases and redemptions and the payment of Fund dividends and distributions. Boston Financial will maintain such DDAs at the banks deemed appropriate by Boston Financial. The parties agree that any balance earnings provided to Boston Financial by the banks in connection with the DDAs that Boston Financial is maintaining in its capacity as agent for Pioneer, shall be credited quarterly by Boston Financial to Pioneer on an invoice;

27) Pioneer shall arrange for the provision of appropriate prototype plans to Shareholders as well as provide or arrange for the provision of various services for certain individual retirement accounts ("IRAs"), SEP IRAs, Roth IRAs, and Education IRAs. At the request of Pioneer, Boston Financial shall perform IRA account set-up maintenance and disbursements as well as such other IRA administrative support services as the parties hereto shall mutually agree upon. If requested by Pioneer and as mutually agreed, Boston Financial may provide IRA custodial services through its affiliate, State Street Bank and Trust Company;

28) Boston Financial agrees to provide certain recordkeeping and administrative services, either directly or through an affiliate, as set forth on Exhibit C to this Schedule, to Pioneer's employer retirement plan clients ("Plan Sponsors") who adopt: (a) tax-qualified defined contribution plans under
    Section 401(a) of the Internal Revenue Code of 1986, as amended, ("IRC") which plans shall include profit sharing/401(k) plans and solo 401(k) plans under Pioneer's "Uni-K" plan branding; (b) 403(b) plans under IRC Code
    Section 403(b); and (c) Savings Incentive Match Plan for Employees of Small Employers individual retirement accounts ("SIMPLE IRA") plans under IRC
    Section 408(p) (collectively, "Plans" unless specified otherwise), for the benefit of the employees who participate in such Plans ("Participants"). The services to Plan Sponsors and Participants shall be provided on the DST Systems, Inc. TRAC 2000 system ("TRAC");

29) Boston Financial will research, track and provide status reports to Pioneer on any daily support items that have been submitted by Pioneer and Boston Financial will work internally and/or with DST or Pioneer to promptly address such items; and

30) Boston Financial and Pioneer may from time to time agree upon additional services to be performed by Boston Financial and the parties may add them to this Schedule by written amendment.

SECTION 3. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF BOSTON FINANCIAL.

   3.01 In addition to the representations and warranties set forth in
Section 5 of the Master Agreement, Boston Financial represents and warrants to Pioneer that:

   (a) It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and it will remain so registered for the duration of the Master Agreement and this Schedule. It will promptly notify Pioneer in the event of any material change in its status as a registered transfer agent.

SECTION 4. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF PIONEER.

   4.01 In addition to the representations and warranties of Pioneer set forth in Section 6 of the Master Agreement, Pioneer represents and warrants to Boston Financial that:

   (a) It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and it will remain so registered for the duration of this Schedule. It will promptly notify Boston Financial in the event of any material change in its status as a registered transfer agent.

   (b) It has been appointed by each of the Funds as transfer agent, dividend disbursing agent and shareholder servicing agent and serves in such capacities.

   (c) It has entered into an agreement with each of the Funds pursuant to which it is responsible for certain transfer agency and dividend disbursing functions and has obtained all necessary approvals to engage Boston Financial to perform in whole or in part Pioneer's obligations and duties thereunder.

SECTION 5. FEES AND EXPENSES

   5.01 The parties agree that in consideration for Boston Financial's services under this Schedule, Pioneer will pay to Boston Financial compensation for such services in accordance with Exhibit B to the Master Agreement.

   5.02 Pioneer also agrees promptly to reimburse Boston Financial for all reasonable billable expenses or disbursements incurred by Boston Financial in connection with the performance of services under this Schedule including, but not limited to, if applicable: AML/CIP annual fee, suspicious activity reporting for networked accounts, audio response, checkwriting, CIP-related database searches, commission fee application, data communications equipment, computer hardware, DST disaster recovery charge, escheatment, express mail and delivery services, FDIC deposit insurance account charges, federal wire charges, forms and production, freight charges, household tape processing, lost shareholder searches, lost shareholder tracking, magnetic tapes, reels or cartridges, magnetic tape handling charges, manual check pulls, microfiche/COOL, microfilm, network products, new fund implementation, NSCC processing and communications, postage (to be paid in advance if so requested), offsite records storage, outside mailing services, P.O. box rental, print/mail services, programming hours, regulatory compliance fee per CUSIP, reporting (on request and scheduled), returned checks, Short Term Trader, special mailing, statements, supplies, tax reporting (federal and state), telecommunications equipment, telephone (telephone and fax lines), training, transcripts, travel, TIN certification (W-8 & W-9), vax payroll processing, year-end processing and other expenses incurred by Boston Financial at the request or with the consent of Pioneer will be promptly reimbursed by Pioneer.

SECTION 6. TERM AND TERMINATION

   6.01 Subject to termination as hereinafter provided, this Schedule shall be effective upon the date first noted above and shall be co-terminus with the term of the Master Agreement and each new Term of the Master Agreement shall be a new term of this Schedule.

SECTION 7. INDEMNIFICATION

   7.01 In addition to the indemnification provisions set forth in Section 7 of the Master Agreement, the parties agree that in connection with the services performed under this Schedule Boston Financial shall not be responsible for, and Pioneer shall indemnify and hold Boston Financial and with respect to subparagraph (a) below, also State Street Bank and Trust Company, harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability (collectively, "Losses") arising out of or attributable to:

   (a) The negotiation and processing of any checks, wires and ACH transmissions including without limitation for deposit into, or credit to, the Fund's demand deposit accounts maintained by Boston Financial provided, however, that Boston Financial has acted in accordance with mutually agreed upon Procedures;

   (b) The acceptance of: (i) electronic instructions (including e-mail communications) from Pioneer or its authorized agents; and (ii) facsimile transaction requests received from individual Shareholders as well as broker-dealers, TPAs, Pioneer and its authorized agents and the Fund on behalf of individual Shareholders, and the reliance by Boston Financial on the broker-dealer, TPA, Pioneer and it authorized agents and the Fund ensuring that the original source documentation is in good order and properly retained provided, however, that Boston Financial has acted in accordance with mutually agreed upon Procedures;

   (c) With respect to the Uni-K Plans where Boston Financial processes Participant trade orders for non-proprietary mutual fund shares ("Outside Funds") through the Merrill Lynch Connect system ("ML Connect"), Boston Financial's use of and reliance upon the information provided by vendors and brokers selected by Pioneer to support the Uni-K Plan product, including Merrill Lynch in connection with ML Connect, in regards to: (i) access to ML Connect for trading Outside Fund shares made available to Plan by Pioneer; and (ii) errors or delays caused by any Outside Funds, which shall include Boston Financial's use and reliance upon net asset value ("NAV") of an Outside Fund obtained from a source other than the Outside Fund or ML Connect if such NAV information is not timely provided or inaccurate or if the NAV provided by the Outside Fund or ML Connect is timely but inaccurate; and

   (d) With respect to the Plans, any act or omission of Pioneer, a Plan Sponsor, a Plan fiduciary or a third-party administrator for a Plan that occurred prior to the effective date of Boston Financial's provision of the services specified in Exhibit C (Employer Sponsored Retirement Plan Services) to this Schedule.

   7.02 Boston Financial's aggregate liability during any Term of this Schedule with respect to, arising from or arising in connection with this Schedule, or from all services provided or omitted to be provided by Boston Financial under this Schedule, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the aggregate of the amounts actually received from Pioneer under this Schedule by Boston Financial as fees and charges, but not including reimbursable expenses, during the nine calendar (9) months immediately preceding the event for which recovery from Boston Financial is being sought.

   7.03 As Of Transactions. (a) Boston Financial shall follow the Securities and Exchange Commission turnaround standards in processing transactions in the Funds. Boston Financial shall use its best efforts, within reasonable limits, to have all such transactions receive the price of the date that the items are received by Boston Financial, if the items are received in good order, prior to 4:00 p.m. ET (or 12:00 P.M. ET, for Funds priced at that time). Transactions received by Boston Financial after 4:00 p.m. ET (or 12:00 P.M. ET, for Funds priced at that time), in good order, shall receive the next day's price. In the event that a transaction is held and not processed the same day, Boston Financial shall to the extent possible, estimate such transaction to the Fund accountants. In the event that a transaction is not estimated, Boston Financial shall follow the written Procedures agreed upon with Pioneer for monitoring, tracking, reporting and resolving such transactions as set forth in Exhibit D to this Schedule. Boston Financial agrees to provide reasonable support for, and maintenance of, Boston Financial's estimate compiler application.

      (b) The foregoing shall apply with respect to the retirement plan services set forth in Exhibit C to this Schedule, except for the last sentence and further, with respect to Uni-K Plans where Boston Financial processes trade orders of Outside Fund shares through ML Connect, Boston Financial shall follow the "Uni-K Transaction Error Processing Procedures" set forth in Exhibit D-1 to this Schedule, instead of those set forth in Exhibit D.

   7.04 Uni-K Transaction Errors on ML Connect. (a) Limit on Liability. In connection with Boston Financial's processing of Fund shares for certain Uni-K Plans through ML Connect only (and excluding other 401(k) Plans, non-ML Connect Uni-K Plans, 403(b) Plans and SIMPLE IRA Plans), the parties agree that such processing shall be subject to the other subsections of this Section 7, provided, however, that Boston Financial's aggregate liability for net losses (the result of first netting any gains against such losses) with respect to transaction related errors ("Uni-K Transaction Errors") caused directly and solely by Boston Financial shall not exceed ten thousand dollars ($10,000) per calendar year (the "Boston Financial Uni-K Threshold"). Subsequently, if Boston Financial pays up to Boston Financial's Uni-K Threshold and there are additional net losses caused by Boston Financial's Uni-K Transaction Errors, the Pioneer agrees to pay such additional net losses up to a maximum of ten thousand dollars ($10,000) per calendar year ("Pioneer Uni-K Treshold"). If Pioneer pays up to Pioneer's Uni-K Threshold and there are additional net losses caused by Boston Financial's Uni-K Transaction Errors, then the senior management representatives of each party agree to discuss, in good faith, the allocation of financial liability for such net loss.

      (b) Procedures. The parties agree to act in accordance with the agreed upon ML Connect Uni-K Transaction Error Processing Procedures, attached hereto as Exhibit D-1, for tracking, reporting and paying Uni-K Transaction Error net losses caused by (i) Boston Financial, subject to the limits set forth in subparagraph (a) above; (ii) Pioneer, subject to the limits set forth in (a) above; and (iii), Merrill Lynch and other third parties, including Participants, Uni-K Plan Sponsors and advisors. Each January 1st, the parties agree to reset their respective Uni-K Thresholds to $10,000. If Boston Financial does not provide the Uni-K Plan services that involve ML Connect for an entire calendar year, then the respective Uni-K Threshold amounts will be prorated based on the number of months Uni-K Plan services involving ML Connect were provided, rounded to the closest full month.

SECTION 8. SERVICE LEVELS

   8.01 Boston Financial maintains a quality control process designed to provide a consistent level of quality and timeliness for its transaction processing. The parties are working in good faith to develop mutually agreed upon Service Levels for certain services provided by Boston Financial under this Schedule. Such Service Levels, once finalized, shall be added by amendment and set forth on Exhibit E to this Schedule. In the event Boston Financial fails to meet the applicable Service Level for a particular service, Boston Financial will (i) promptly investigate, perform a root cause analysis on a failure, identify the problem causing the failure and report to Pioneer;
(ii) correct the failure as soon as practicable; and (iii) advise Pioneer of the status of the resolution of the failure as agreed upon by the parties. In the event of Boston Financial's continued failure to meet a Service Level, Pioneer shall also have the right to initiate the escalation process set forth in Exhibit E to this Schedule, including but not limited to, contacting those Senior Officer(s) of Boston Financial designated on the Service Level Schedule, and commencing meetings of the Senior Officers of Boston Financial and Pioneer to agree upon and implement appropriate corrective actions to restore compliance with the Service Levels. The parties agree to work together to resolve any performance issues in the manner set forth in the Service Levels.

   8.02 The parties shall review and discuss the Service Levels and shall make such changes therein as to which they mutually agree. Boston Financial will provide periodic reports (on a mutually agreed upon timeframe as set forth in Exhibit E) to Pioneer with respect to Boston Financial's performance of the services against the applicable Service Levels.

SECTION 9. ADDITIONAL PROVISIONS

   9.01 Disaster Recovery and Business Continuity. Boston Financial shall maintain at a location other than its normal location appropriate redundant facilities for operational back-up in the event of a power failure, disaster or other interruption. Boston Financial shall back up the Funds' files and data maintained by Boston Financial and shall store the back-up in a secure manner at a location other than its normal location. Boston Financial will maintain a comprehensive business continuity plan in accordance with Section 12.02 of the Master Agreement.

   9.02 Compliance Program. Boston Financial maintains and will continue to maintain a comprehensive compliance program reasonably designed to prevent violations of the federal securities laws pursuant to Rule 38a-1 under the 1940 Act. Pursuant to its compliance program, Boston Financial will provide periodic measurement reports to Pioneer. Upon request of Pioneer, Boston Financial will provide to Pioneer in connection with any periodic annual or semi-annual shareholder report filed by the Fund or, in the absence of the filing of such reports, on quarterly basis, a sub-certification pursuant to the Sarbanes-Oxley Act of 2002 with respect to Boston Financial's performance of the services set forth in this Schedule and its internal controls related thereto. Boston Financial shall use best efforts to notify Pioneer of substantive changes to the compliance program ninety (90) days in advance of making such changes, provided however, that Pioneer agrees that such notice period may be less than ninety (90) days in the event that a law, regulation, requirement or industry recommendation affecting the compliance program necessitates a change in a shorter time frame. In addition, on a quarterly basis, Boston Financial will provide to Pioneer a certification in connection with Rule 38a-1 under the 1940 Act. Boston Financial reserves the right to amend and update its compliance program and the measurement tools and certifications provided thereunder from time to time in order to address changing regulatory and industry developments.

IN WITNESS WHEREOF, the parties have caused this Schedule to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

                                          BOSTON FINANCIAL DATA SERVICES, INC.

                                          By:     /s/ Richard J. Johnson
                                                  ------------------------------
                                          Title:  Managing Director

                                          PIONEER INVESTMENT MANAGEMENT
                                          SERVICES, INC.

                                          By:     /s/ Tracy Connelly
                                                  ------------------------------
                                          Title:  Senior Vice President

                                                        EXHIBIT A to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                                                                 AML DELEGATION

1. Delegation.
   1.1 In order to assist Pioneer with the Funds' AML responsibilities under applicable AML laws, Boston Financial offers certain risk-based AML Procedures that are reasonably designed to: (i) promote the detection and reporting of potential money laundering activities; and (ii) assist in the verification of persons opening accounts with the Funds. Pioneer has had an opportunity to review the AML Procedures with Boston Financial and desires to implement the AML Procedures as part of the Funds' overall AML program (the "AML Program").

   1.2 Accordingly, subject to the terms and conditions set forth in this Schedule, Pioneer hereby instructs and directs Boston Financial to implement the AML Procedures as set forth in Section 4 below on Pioneer and the Funds' behalf and delegates to Boston Financial the day-to-day operation of the AML Procedures. The AML Procedures set forth in Section 4 may be amended, from time to time, by mutual agreement of Pioneer and Boston Financial upon the execution by such parties of a revised Schedule 1.2(f) bearing a later date than the date hereof.

   1.3 Boston Financial agrees to perform such AML Procedures, with respect to the ownership of Shares in the Funds for which Boston Financial maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of this Schedule.

2. Consent to Examination. In connection with the performance by Boston Financial of the AML Procedures, Boston Financial understands and acknowledges that Pioneer remains responsible for assuring compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act") and that the records that Boston Financial maintains for Pioneer and the Funds relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. Pioneer hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, Boston Financial will use its best efforts to make available, during normal business hours and on reasonable notice all required records and information for review by such examiners, Pioneer or the Funds.

3. Limitation on Delegation. Pioneer acknowledges and agrees that in accepting the delegation hereunder, Boston Financial is agreeing to perform only the AML Procedures, as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the Funds' AML Program or for the overall compliance by Pioneer or the Funds with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that Boston Financial shall only be responsible for performing the AML Procedures with respect to the ownership of, and transactions in, Shares in the Funds for which Boston Financial maintains the applicable Shareholder information for Pioneer.

                                                        EXHIBIT A to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                                                                 AML DELEGATION

4.   AML Procedures

4.1 Consistent with the services provided by Boston Financial and with respect to the ownership of Shares in the Funds for which Pioneer maintains the applicable Shareholder information for Pioneer, Boston Financial shall:

     (a) On a daily basis, submit all new customer account registrations and registration changes against the Office of Foreign Assets Control ("OFAC") database, the Politically Exposed Persons ("PEP") database, and such other lists or databases as may be required from time to time by applicable regulatory authorities;

     (b) Submit all account registrations through the OFAC database, the PEP database, and such other lists or databases as may be required from time to time by applicable regulatory authorities;

     (c) On a daily basis, submit special payee information from checks, outgoing wires and systematic withdrawal files through the OFAC database;

     (d) Review certain types of redemption transactions that occur within thirty (30) days of an account establishment, registration change, or banking information change (e.g. redemption by wire within 30 days of banking information change; rapid depletion of account balance after establishment; and redemption by check within 30 days of address change);

     (e) Review wires sent pursuant to banking instructions other than those on file with Boston Financial;

     (f) Review accounts with small balances followed by large purchases;

     (g) Review accounts with frequent activity within a specified date range followed by a large redemption;

     (h) Review purchase and redemption activity by check that meets or exceeds $100,000 threshold on any given day;

     (i) Compare all new customer account registrations and registration changes through Boston Financial's known offenders database and notify Pioneer of any match;

     (j) Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare the SAR and provide a copy to Pioneer for review and approval; file the SAR; provide Pioneer with a copy of the filed SAR within a reasonable time after filing; and notify Pioneer if any further communication is received from the U.S. Department of the Treasury or other law enforcement agencies regarding such filing;

                                                        EXHIBIT A to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                                                                 AML DELEGATION

     (k) Compare account information to any FinCEN request received by Pioneer or the Funds and provided to Boston Financial. Provide Pioneer with the necessary information for the Funds to respond to such request within required time frame;

     (l)(i) Take reasonable steps to verify the identity of any person seeking to become a new customer of the Funds and notify Pioneer in the event such person cannot be verified, (ii) Maintain records of the information used to verify the person's identity, as required, and (iii) Determine whether the person appears on any lists of known or suspected terrorists or terrorist organizations provided to the Funds by any government agency;

     (m) Conduct due diligence and if required, enhanced due diligence in accordance with 31 C.F.R. 103.176(b) for new and existing correspondent accounts for foreign financial institutions (as defined in 31 C.F.R. 103.175). Boston Financial will perform an assessment of the money laundering risk presented by the account based on a consideration of relevant factors in accordance with applicable law and information provided by the foreign financial institution in a financial institution questionnaire. If an account is determined to have a medium or above risk-ranking, Boston Financial will monitor the account on a monthly basis for unusual activity. In the situation where due diligence cannot be completed with respect to an account, Boston Financial will contact Pioneer's AML Officer for further instruction.

     (n) Upon the request by Pioneer, conduct due diligence to determine if the Funds are involved with any foreign jurisdiction, institution, class of transactions and a type of account designated, from time to time, by the U.S. Department of Justice in order to identify and take certain "special measures" against such entities as required under Section 311 of the USA PATRIOT Act (31 C.F.R. 103.193).

     (o) Create and retain records required under 31 CFR 103.33 in connection with the transmittals of amounts equal to or in excess of $3,000, and transmit such information on the transactions to the receiving financial institutions.

4.2 In the event that Boston Financial detects activity as a result of the foregoing procedures, which necessitates the filing by Boston Financial of a SAR or other similar report or notice to OFAC, then Boston Financial shall also immediately notify Pioneer, unless prohibited by applicable law.

                                                        EXHIBIT B to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                                                           GOVERNMENT ALLOTMENT

1. Government Allotment Program. Under the US Government Allotment Program, members, primarily US government employees, may direct a specified portion of their paychecks to be sent to a demand deposit account at a bank with instructions to forward the monies to specified mutual funds, including Pioneer. Pioneer desires to appoint Boston Financial to act as its Government Allotment Agent and to provide the services described below in connection with the monies and instructions transmitted by members of the US Government Allotment Program. Boston Financial desires to accept such appointment.

2.   Duties of Boston Financial as Allotment Agent

     Boston Financial shall perform the following services:

2.1 Money Movement. Boston Financial shall perform money movement services as follows:

     (a) Boston Financial will receive Direct Deposit forms from the government allotment program members (the "Members") and will establish demand deposit accounts maintained at the Bank for the Members based on the information provided in the Direct Deposit forms;

     (b) receive for acceptance instructions from the Bank for the deposit and withdrawal of monies for the purchase of Shares;

     (c) within five (5) business days of receipt by Boston Financial of allotment monies in the demand deposit account at the Bank, Boston Financial will direct such allotment monies to Pioneer, if such monies and the instructions accompanying such monies reconcile with each other and the account information in Boston Financial's files.

2.2 Reconciliation/Record-keeping. Boston Financial will perform reconciliation/record-keeping services as follows:

     (a) reconcile data concerning the deposit of monies, account information and instructions;

     (b) forward monies to Pioneer for investment pursuant to the instructions from the Members;

     (c) maintain records of allotment instructions and direct deposit forms submitted to it for processing for a period of no less than seven
          (7) years;

     (d) maintain records of allotment money transfers for a period of no less than seven (7) years; and

     (e) maintain records of the account for and advise Pioneer and the Bank as to the foregoing.

                                                        EXHIBIT C to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                                    EMPLOYER SPONSORED RETIREMENT PLAN SERVICES

The services listed in this Exhibit C shall pertain to profit sharing/401(k) Plans, Uni-K Plans, 403(b) Plans and SIMPLE IRA Plans, unless specified otherwise. All references to "Business Days" shall mean each day the New York Stock Exchange is open for business.

I. Record-keeping and Transaction Processing.

1. Plan Accounts / Data Maintenance. With respect to the Plans, upon receipt of participant and beneficiary information (collectively, "Participant") and demographic data from the employer sponsoring a Plan ("Plan Sponsor"), Boston Financial shall enter such data into its TRAC recordkeeping system for the Plan and provide for the proper operation and maintenance of the records of the Plan.

2. Participant Accounts. Upon receipt of all necessary Participant Data, demographic and other Participant enrollment data from Plan Sponsors or Participants, Boston Financial shall provide recordkeeping for each account as set forth under the Plan ("Account"). Boston Financial shall maintain individual Participant Accounts on its records on the DST TRAC System in the name of the trustee or custodian of the Plan, respectively, for the benefit of the individual Plan Participants. The Accounts of Participants will be credited with shares of investment companies registered under the Investment Company Act of 1940, amended from time to time, and/or such other investments as permitted by Pioneer's consent ("Shares"). Boston Financial will, pursuant to instructions from Plan Sponsors or Participants, purchase the instructed number of Shares and hold such Shares in the appropriate Participant Account.

3. Contributions. Boston Financial shall accept contributions sent to it from Plan Sponsors. Such contribution information must include: (a) a check for the total amount of the contribution; and (b) a payroll roster in a medium and format acceptable to Boston Financial (the parties agreed that hard copy is an acceptable medium but in the future the parties may agree upon an electronic medium). If the contributions and the Account Allocation Information (defined below) do not reconcile, then Boston Financial shall notify the Plan Sponsor and process pursuant to paragraph 8 below (Transactions "Not in Good Order"). If the contributions and the Account Allocation Information do reconcile, then Boston Financial shall promptly allocate such contribution to Participants' Accounts in accordance with the Account Allocation Information, allocate such contribution to the investment options available under the Plan ("Investment Options") in accordance with the Investment Allocation Information (as defined below) and transfer the contributions to the various Plan Investment Options in accordance with the Investment Allocation Information.

    a) "Account Allocation Information" is the information supplied by the Plan Sponsor regarding the various contribution sources and amounts under the Plan; and

    b) "Investment Allocation Information" is the Investment Option percentages or amounts that the Participant or the Plan Sponsor has directed for investment in an Investment Option from time to time.

                                                        EXHIBIT C to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                                    EMPLOYER SPONSORED RETIREMENT PLAN SERVICES

4. Crediting Participant's Accounts. After receipt of monies paid with respect to any sale, Boston Financial will credit such monies to the appropriate Account of selling Participants in accordance with its procedures.

5. Earnings and Losses. On each Business Day, Boston Financial shall allocate earnings and losses as reported to Boston Financial for each investment option to each Participant's Account.

6. Receipt of Dividends. Boston Financial, on behalf of the Plans, will receive payments for dividends and distributions declared by issues of Shares and credit each to the appropriate Participant Accounts.

7 Adjustment Processing. The Participant Accounts will be adjusted with Shares, or Shares shall be reversed and re-entered, as instructed by the Plan Sponsor and as permitted by Pioneer. The foregoing shall not apply with respect to adjustments for Uni-K Plan Accounts where Outside Fund shares are processed through ML Connect as any such adjustments are subject to the procedures set forth on Schedule D-1 (ML Connect Uni-K Transaction Error Processing Procedures).

8. Transactions "Not in Good Order" (NIGOs). For Plan Sponsor or Participant transaction requests (including contributions received via payroll files) that are not in good order when received by Boston Financial, Boston Financial shall notify the Plan Sponsor or Participant, as the case may be, by telephone on the day of receipt of such information in order to resolve any outstanding issues relating to the transaction. If the outstanding issues relating to the transaction are not, for whatever reason, resolved by Boston Financial within five (5) Business Days then Boston Financial shall reject the transaction and send a notice to the Plan Sponsor or Participant, as the case may be, indicating the date of rejection and why.

9. Distribution Processing. Boston Financial shall process distributions to Participants in accordance with the direction of the Plan Sponsor or Participants. Boston Financial shall withhold and deposit federal and state income taxes as may be required by law and provide such information to Pioneer so that Pioneer can prepare Internal Revenue Service Form 1099-R or such other forms as may be required under the Internal Revenue Code for the reporting of distributions, including deemed loan distributions in connection with paragraph 10 below (Loan Processing).

10. Loan Processing. If so directed by a Plan Sponsor, Boston Financial will receive for acceptance written loan instructions and direction via facsimile, or other mutually agreed upon methods, from Plan Sponsors or Participants. If directed by Pioneer and agreed to by Boston Financial, Boston Financial shall provide loan modeling via the Plan Web functionality and generate loan documentation and loan proceeds as directed by the Plan Sponsor or Participant.

                                                        EXHIBIT C to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                                    EMPLOYER SPONSORED RETIREMENT PLAN SERVICES

11. Tax Withholding. Boston Financial shall withhold taxes on U.S. resident and non-resident alien Participant accounts if applicable, prepare and file with the U.S. Treasury reports with respect to taxes withheld.

12. Plan Sponsor Instructions. Boston Financial will receive for acceptance instructions (only via hardcopy written form) from Plan Sponsors or Participants for: (i) distributions from Participants' Accounts as authorized by the Plan Sponsors or Participants and (ii) loans as authorized by the Plan Sponsor or Participants. Notwithstanding the above, Plan Sponsors will be solely responsible for reimbursing impacted Participants to the extent a transaction error was caused by a Plan Sponsor or a Participant instruction to Boston Financial and such error caused an investment related loss to a Participant.

13. ML Connect Trading Services for Certain Uni-K Plans. Subject to 7 and Exhibit D-1 of the Schedule, Boston Financial shall, on behalf of Pioneer,

(a) Processing. (i) accept and effectuate the purchase, exchange and redemption of Outside Fund shares through ML Connect in accordance with instructions received from the Participants ("Orders"); and (ii) maintain Participant(s)' accounts on TRAC through ML Connect for certain of the Uni-K Plans as identified by Pioneer. In the event that ML Connect is not functioning on a given Business Day, Boston Financial will transmit the net purchase or redemption instructions to the Outside Fund via facsimile transmission no later than 11:00 a.m. E.T. on that Business Day. Net purchase and net redemption transaction Orders shall be settled in accordance with ML Connect rules and procedures, and the settlement of transactions not placed through ML Connect will be effected on the next Business Day in the manner as agreed upon between Boston Financial and the respective Outside Fund. In addition, Pioneer agrees that to the extent NAVs provided through ML Connect are not timely available or delayed for any reason then Boston Financial may use and rely upon a different source (e.g., Bloomberg) to obtain such NAVs so that the processing of Orders is not impeded or disrupted.

(b) Rule 22c-2 Compliance. With respect to compliance with Rule 22c-2 under the Investment Company Act of 1940 ("Rule 22c-2"), Pioneer agrees that, to the extent applicable, it is solely responsible for compliance with Rule 22c-2 regarding the Outside Fund shares processed through ML Connect and that for any Rule 22c-2 related requests from an Outside Fund (e.g., to share data, apply redemption fees or block transactions) Pioneer shall direct Boston Financial in writing and Boston Financial shall act upon such written requests as directed.

(c) Pre-Transfer Reconciliation. Pioneer shall reconcile all position file discrepancies and/or Participant Account discrepancies between TRAC and ML Connect prior to transferring the Plans to Boston Financial, provided however, to the extent there are any discrepancies that occur during the last business day before the day of the transfer to Boston Financial then Boston Financial shall attempt to resolve such discrepancies but in no event shall Boston Financial be responsible or liable for making any payment to any party in connection with resolving such discrepancies. Pioneer agrees to compensate Boston Financial for resolving pre-transfer discrepancies based upon an agreed hourly rate.

                                                        EXHIBIT C to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                                    EMPLOYER SPONSORED RETIREMENT PLAN SERVICES

(d) Outside Fund Prices and Dividends. Each Business Day, for the Outside Funds processed by Boston Financial through ML Connect, Boston Financial will research and retrieve missing: (i) prices for the equity Outside Funds and
    (ii) daily dividend rates for equity and non-equity Outside Funds. In addition, Boston Financial will process dividends and capital gains, as applicable, for each of the Outside Funds.

14. Anti-Money Laundering ("AML) Delegated Duties. With respect to Participant accounts associated with: (a) non-ERISA 403(b) Plans, and (b) SIMPLE IRA Plans, Boston Financial shall carry out the AML Delegated Duties set forth in Exhibit A to this Schedule.

II. Transaction Processing Resolution and RPO Mail

1. Transaction Processing Resolution. Boston Financial shall respond to inbound and outbound transaction processing related telephone calls from Plan Sponsors, Participants and Advisors in a timely manner.

2. RPO Mail Processing. Boston Financial shall handle return post office mail for Plan Sponsors and Participants in a timely manner.

III. Internet Services

If requested by Pioneer, Boston Financial will make available certain DST System, Inc. web-based Internet services with respect to Plan Sponsors, Participants and Advisors. Such services will be subject to a separate agreement with DST Systems, Inc. and additional fees as agreed upon by the parties.

IV. Services Not Provided

For greater clarity, the parties have agreed that Boston Financial shall not provide the following services as part of this Exhibit.

    .  Preparing or providing Plan documents to Plan Sponsors;

    .  Amending Plan documents;

    . Answering Participant initiated inquires via telephone or in a call center environment;

    .  Responding to Plan Sponsor, Participant or Advisor correspondence;

    .  Performing non-discrimination testing or compliance related services;

    .  Preparing Form 5500s;

    .  Mailing annual notices to Plan Sponsors or Participants; and

    .  Billing Plan Sponsors for Plan related costs or expenses

    .  Arranging for the Plan custodial or trustee services

                                                        EXHIBIT D to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                                                               AS-OF PROCEDURES

As a provider of record keeping services to Pioneer for the Funds, Boston Financial follows the Securities and Exchange Commission guidelines in its transaction processing.

Boston Financial shall make every effort to ensure that the Funds' transactions receive the price of the Business Day the items are received at Boston Financial if the items are received in good order, prior to 4:00 PM ET (or 12:00 P.M. ET, for Funds priced at that time). Transactions received by Boston Financial in good order after 4:00 PM ET (or 12:00 P.M. ET, for Funds priced at that time) will receive the next Business Day's price. In the event that transactions in the Funds are held and not processed the same Business Day received, Boston Financial shall estimate, whenever possible, all such transactions to the Fund accounting group of Pioneer Investment Management, Inc., a transfer agent affiliate (the "Fund Accountants").

In the event that a transaction in a Fund is not estimated, Boston Financial shall follow the procedures set forth below for monitoring and tracking such as-of transactions.

On a daily basis Boston Financial shall:

I. Identification. Utilize the DST system to identify each Business Day all share transactions in the Funds which involve purchase and redemption orders that are processed at a time other than the time of the computation of a Fund's net asset value per share ("NAV") next computed after the receipt of such orders ("As-of Transactions).

II. Preparation and Authorization of Forms. Prepare a Delay-in-Processing Form for every Fund As of Transaction that is not estimated that explains the reason for the delay in processing this transaction. Each Delay-in-Processing Form shall be reviewed, approved, and signed by the appropriate level of Boston Financial's management prior to processing. The following are the authorization levels for processing of As of Transactions at Boston Financial:

     Up to and including $50,000        Senior Specialist
     Up to and including $150,000       Team Coordinator/Manager
     Up to and including $500,000       Group Manager
     Over $500,000                      Division Manager/Officer

     A set of responsibility codes will be established by Pioneer and Boston Financial for identifying the party responsible for each As-of Transaction. Boston Financial will provide a report identifying such As-of Transactions and the party responsible to Pioneer if a Fund is impacted.

                                                        EXHIBIT D to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                                                               AS-OF PROCEDURES

III. Monitoring Threshold Limits. The dollar amount equivalent to one-half of one cent per share shall be calculated systematically and this amount will represent the threshold limit. If the net effect of the As of Transactions that are determined to be caused by Boston Financial is negative and exceeds the threshold limit, then Boston Financial shall promptly contact Pioneer and the Funds Accountants. Boston Financial will work with Pioneer and the Fund Accountants to determine what, if any, impact the threshold break has on the calculation of a Fund's NAV and what, if any, further action is required. These further actions may include but are not limited to, having the Fund re-price the affected day(s) transactions, Boston Financial re-processing, at its expense, all affected transactions in the Fund that took place during the period, or a payment of the amount needed to make the Fund whole. Consistent with the terms of these procedures, if an error is caused by Boston Financial which results in a loss to the Fund greater than $0.01 per share during a calendar quarter, which loss cannot be mitigated, then Boston Financial will reimburse the Fund.

     In the event an "as-of" loss is caused solely by Boston Financial, which does not break the $0.01 per share threshold but which is deemed otherwise significant by the parties under the criteria set forth below, then Pioneer and Boston Financial agree to discuss in good faith the root causes for such loss, appropriate corrective measures to prevent reoccurrence, if applicable, and the appropriate resolution of such transaction, including but not limited to, Boston Financial potentially reimbursing the respective Fund for an amount agreed upon by the parties.

     In the event an "as-of" gain or loss of a Fund class is determined to result from an "as of" transaction between classes of the same Fund as the result of the same event, there will be a matching gain within the same Fund. Boston Financial will advise Pioneer and the Fund Accountants to transfer the gain to the class with the matching loss, after obtaining appropriate approvals from Pioneer and/or the Fund on the Business Day on which the transaction was recorded.

     Significant As Of Losses.
     For the purposes of this As Of Transaction Policy and Procedure, an "as-of" loss on a single transaction caused solely by Boston Financial shall be deemed significant if it meets one of the following criteria:

         For a Fund over $150 million, the loss equals or exceeds 0.015% of the Fund's asset value.

         For a Fund between $50 million and $150 million, the loss equals or exceeds 0.05% of the Fund's asset value.

         For a Fund between $5 million and $50 million, the loss equals or exceeds 0.1% of the Fund's asset value.

         For a Fund up to $5 million in value, the loss equals or exceeds one ($0.1) full cent per share times the number of shares outstanding for such Fund.

                                                        EXHIBIT D to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                                                               AS-OF PROCEDURES

   Reviewing Reason Codes. Review the month-to-date error report for transactions that may have invalid reason codes. If an invalid reason code is identified, the gain/loss amount shall be moved to reflect the reason code. Documentation will be maintained for those transactions requiring such changes.

   Monthly Reports:

   On a monthly basis Boston Financial shall:

    . Review the monthly detail report and accountability reports and provide copies of those reports to Pioneer.

    .  Prepare a Compliance as-of monthly recap report.

   Quarterly Adjustments:

   On a Fund's calendar quarter end, Pioneer shall:

    . Zero out the previous calendar quarter's net gains or loss on the daily accountability month-to-date threshold section of the daily report by using the current position figure.

                                                      EXHIBIT D-1 to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                       ML CONNECT UNI-K TRANSACTION ERROR PROCESSING PROCEDURES

Subject to the provisions of Section 7 of this Schedule I and pursuant to paragraph 13 of Exhibit C (ML Connect Trading Services for Certain Uni-K Plans) of this Schedule, Boston Financial shall process Fund share orders as instructed by Uni-K Plan Sponsors and Participants on a current basis through ML Connect. Boston Financial will track all Fund share gains and losses related to Uni-K Transaction Errors on ML Connect as described below. For the purpose of this Exhibit D-1, all references to "Uni-K Transaction Errors" shall mean those that occur with respect to ML Connect only.

I. Daily Tracking and Reporting of Gains and Losses.

Boston Financial will create a spreadsheet from PowerSelect with the following information: Plan, Participant, Fund Name, Transaction Reason Code and Description, Responsibility Code, Units, Dollar Amount, Current Price, Gain/Loss. Boston Financial will receive the PowerSelect spreadsheet daily. An assigned associate will enter the gain and loss and Fractional/Negative share Cleanup, Manual Trade gain/loss etc on the daily settlement sheet. Boston Financial will also review all gain and loss and assign a responsibility code. The responsibility codes are: BF - Boston Financial, ML - Merrill Lynch, PIM - Pioneer, OTH - Other. Boston Financial will also review Fractional/Negative Share Cleanup and any other gain or loss from manual trades and assign a responsibility code to these items as well. Once the daily settlement sheet is balanced Boston Financial will email the spreadsheet to its Control Department. Boston Financial's Control Department will reconcile the activity in the DDA and create a difference for the total gain/loss, fractional/negative share cleanup, manual trade gain loss on the EB Supersheet item for the day's activity. Prior to creating the difference, Boston Financial's Control Department will tie the amounts to the spreadsheet. Boston Financial's Control Department will then enter the net gain or loss amounts, by responsibility code onto the tracking spreadsheet. Boston Financial's Control Department will confirm that the total gain or loss for the day equals both the created item in the DDA and the total on the Settlement sheet. Each day Boston Financial's Control Department will create a new item for that day's gain or loss and will group the items for the calendar month. If there is a BF, ML, PIM or OTH responsibility code for the gain or loss, Boston Financial's Control Department will split those items out into individual items. On a daily basis, Boston Financial will email Pioneer the gain/loss information for that day.

II. Month End and Annual Reporting; Settlement

A. Generally. Boston Financial will accrue the daily gain/loss amounts, by responsibility code, for the calendar month. By the third business day of the following month Boston Financial will send a report to Pioneer via email notifying it of gains and losses with respect to the Funds or Plan Participant accounts for the month and any settlement compensation due to or from Boston Financial. Pioneer will review and approve the report and requests for settlement compensation within 3 business days. Once approval is received, Boston Financial's Control Department will move money: (i) from Pioneer write off account for a net loss or (ii) to Pioneer write off account for a gain, within one business day of receiving written approval from Pioneer's designee. Except as stated otherwise in this Exhibit D-1, once Boston Financial loss amount exceeds the Uni-K Threshold Boston Financial will request reimbursement from Pioneer on a weekly basis and Pioneer agrees to pay such reimbursement.

                                                      EXHIBIT D-1 to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                       ML CONNECT UNI-K TRANSACTION ERROR PROCESSING PROCEDURES

B. Detailed Responsibility Code Tracking and Reporting. As part of the reporting and settlement process described above, Boston Financial shall provide Pioneer with detailed information regarding gains and losses due to errors caused by Boston Financial, Merrill Lynch, Pioneer and other parties.

If a loss results from a single Uni-K Transaction Error caused directly and solely by Boston Financial and such loss exceeds five thousand dollars ($5,000), then Boston Financial and Pioneer agree to discuss in good faith the root cause of such loss, the appropriate corrective measures to prevent reoccurrence, if applicable, and the appropriate resolution of such loss, including but not limited to, Boston Financial potentially reimbursing the affected Fund(s) or Plan Participant accounts (but not both) for an amount up to a maximum limit of one hundred thousand dollars ($100,000). The foregoing shall apply regardless of whether or not Boston Financial's Uni-K Threshold for a calendar year (and described in Section 7.04 of the Schedule) has been exceeded and outside of the monthly settlement process; provided however, that Boston Financial will compute such reimbursement by netting the Fund or Plan Participant losses against any gains in that month.

With respect to Merrill Lynch errors, the parties agree that Pioneer, and not Boston Financial, shall cover any losses caused by Merrill Lynch errors. To the extent required, Pioneer agrees to compensate Boston Financial for such Merrill Lynch errors through the monthly reporting settlement process described in
Section I. above.

The parties agree that these procedures are subject to change as mutually agreed upon.

                                                        EXHIBIT E to SCHEDULE I
                                                   SUB-TRANSFER AGENCY SERVICES
                                                        SERVICE LEVEL STANDARDS

                  [To be added by the Parties by amendment.]

                                  SCHEDULE II
                            TA2000 Remote Services

                             SCHEDULE NUMBER II TO
                             THE MASTER AGREEMENT
                                BY AND BETWEEN
         PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC. AND
         BOSTON FINANCIAL DATA SERVICES, INC. (the "Master Agreement")
                            TA2000 Remote Services

   THIS SCHEDULE NUMBER II TO THE MASTER AGREEMENT is made effective as of this 1st day of January, 2012, by and between PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC. ("Pioneer") and DST SYSTEMS, INC. ("DST"), and is hereby attached to and incorporated into the Master Agreement.

   WHEREAS, DST has developed a computerized data processing recordkeeping system for securityholder accounting (the "TA2000(R) System") installed on DST computer hardware located in Kansas City, Missouri and using DST software (the "DST Facility" or "DST Facilities") to provide and support remote terminal and data transmission access to the TA2000 System and DST Facilities for the maintenance of securityholder records, processing of information and the generation of output with respect thereto; and

   WHEREAS, Pioneer has agreed to provide certain (i) registered investment companies, (ii) investment companies exempt from registration, (iii) trusts,
(iv) accounts established in connection with Pioneer-sponsored Internal Revenue Service prototype retirement plan vehicles (such as the Pioneer UNI-K/SM/ Plan) each of which may hold assets in non-Pioneer advised funds and (v) other similar collective entities set forth on Exhibit A to the Master Agreement, as amended from time to time (the "Funds") with certain securityholder recordkeeping services; and

   WHEREAS, Pioneer has entered into the Master Agreement and Schedules with Boston Financial and certain of its Affiliates, and in connection therewith Pioneer desires to obtain the right to use the TA2000 System and DST Facilities to service the Funds; and

   NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pioneer and DST hereby agree as follows:

SECTION 1. INCORPORATION OF THE MASTER AGREEMENT

          The terms and conditions of the Master Agreement are hereby incorporated in this Schedule as if fully set forth herein except as modified in this Schedule. All capitalized terms used in this Schedule but not defined herein shall have the meaning ascribed to them in the Master Agreement or, if not defined in the Master Agreement, the meaning ascribed to them in any other Schedule. DST and Pioneer agree that for purposes of this Schedule, DST shall be deemed to have executed the Master Agreement in place of Boston Financial and to have accepted the terms thereof, and Pioneer further agrees that DST and not Boston Financial shall be solely responsible under this Schedule.

SECTION 2. USE OF THE TA2000 SYSTEM AND DST FACILITIES

   2.01 Subject to the provisions of the Master Agreement and this Schedule, Pioneer hereby agrees to use and/or employ the TA2000 System and DST Facilities to maintain certain securityholder records on behalf of all of certain of the Funds (which at a minimum shall include all of the U.S. registered investment companies which are advised, sponsored or distributed by Pioneer or a Pioneer Affiliate) it services and to generate output with respect to the securityholders of such Funds; and, subject to the provisions of the Master Agreement and this Schedule, DST hereby agrees to provide in accordance with the terms and conditions of this Schedule Pioneer the use of such TA2000 System and DST Facilities to maintain records of information and data transmitted to DST by Pioneer with respect to such securityholder records and to deliver or transmit to Pioneer such output as is generated by the use of such TA2000 System and DST Facilities.

   2.02 Pioneer, with computer equipment and through transmission facilities installed on any of its premises, shall transmit to the DST Facilities in Kansas City, Missouri, such information and data that Pioneer, at its sole discretion, determines is to be input and, including at a minimum, that which is required to maintain the records and generate the output required hereunder with respect to the Funds serviced by Pioneer or its designees, or such other arrangements as may mutually be agreed in writing by the parties.

   2.03 DST will make on-line availability to the TA2000 System available to Pioneer during the times as set forth on the Service Level Arrangement which shall be added by amendment once finalized by the parties and attached hereto as Exhibit A to this Schedule, which is incorporated into and made a part of this Schedule except for: (i) such holidays as are observed by the New York Stock Exchange, (ii) a failure, inadequacy in the performance of or unavailability of communication lines or communication facilities (including the equipment or computer being used to access the communication lines) outside of the DST Facilities; (iii) a failure, inadequacy in the performance or unavailability of the Internet; (iv) a cause set forth in Section 7.06 (Force Majeure) of the Master Agreement; (v) a disaster which requires DST to process at DST's disaster recovery facility or to implement its Business Contingency Plan; (vi) a failure to perform properly or timely by a third party whose actions are beyond DST's reasonable control, e.g., and without limitation, Pioneer must have successfully completed its processing and allowed DST access to the on-lines by no later than 9:00 p.m. (CT) before DST can commence nightly processing; (vii) a pre-planned extraordinary event (e.g., a hardware or software installation); and (viii) failures less than one (1) hour in duration on the first calendar day of any calendar quarter. Also, to the extent the timely availability of any DST System or service depends on equipment under Pioneer's control (e.g., and without limitation, Pioneer's network, file servers and workstations), Pioneer is responsible for the proper functioning of such equipment and that such equipment properly utilizes DST's software, data and Services. DST shall have no responsibility or liability for the unavailability of a system or Service where such unavailability was caused or contributed to by inadequacies of Pioneer's equipment. Access to the System at other times will be by mutual agreement.

   2.04 Pioneer shall be responsible for and pay all applicable costs of all communication circuits necessary to enable Pioneer to utilize the TA2000 System and interface with the DST Facilities. However, if, at Pioneer's election, DST obtains communications circuits, on Pioneer's behalf, DST shall bill the costs of the communications circuits and related network costs and expenses, including DST's monitoring and problem resolution services described below, to Pioneer as a reimbursable expense. In such event, DST shall utilize communications network control and monitoring capabilities to assist Pioneer with the identification and resolution of any problems which appear to be related to the communications circuits obtained by DST on Pioneer's behalf, but DST is not responsible and shall have no liability for inadequacies or failures to perform related to or arising out of such communications circuits prior to their entry into the DST Facilities. In the event Pioneer elects to engage a third party directly to provide the communications circuits, Pioneer shall be responsible for (i) providing connectivity between Pioneer's locations and the DST Facilities necessary for Pioneer to access the TA2000 System; and (ii) for the provision of communications network control and monitoring capabilities to identify and to resolve any problems which occur prior to the entry of such circuits to DST. DST shall, as reasonably possible, assist Pioneer with the identification and resolution of problems with the communication lines to the extent DST has personnel available and free to do so or as otherwise agreed by the parties.

SECTION 3. TERM AND TERMINATION

   3.01 Subject to termination as hereinafter provided, this Schedule shall be effective upon the date first noted above and shall be co-terminus with the term of the Master Agreement and each new Term of the Master Agreement shall be a new term of this Schedule.

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

SECTION 4. FEES AND EXPENSES

   4.01 Pioneer shall pay to Boston Financial the fees and charges for this
Schedule in the amounts as set out in Exhibit B of the Master Agreement, as amended from time to time. Exhibit B is annexed hereto and made a part hereof. The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall cease to be charged in the month following the Purge Date, as hereinafter defined in Section 7.02.

   4.02 Pioneer shall reimburse Boston Financial for all reimbursable expenses described on Exhibit B to the Master Agreement. Pioneer shall also reimburse Boston Financial for all reasonable reimbursable expenses incurred by DST at the request of Pioneer which are not covered under Exhibit B of the Master Agreement.

   4.03 Pioneer shall add new funds to the TA2000 System upon reasonable prior written or e mail notice, as soon as reasonably practicable but in no event less three (3) days, to DST provided that: (i) the requirements of the new funds are generally consistent with the capabilities of the TA2000 System as then constituted/3/, and (ii) a Pioneer Affiliate (as defined below) shall act as the primary registered investment adviser, sponsor or distributor for such Fund or (iii) such fund is established in connection with Pioneer-sponsored Internal Revenue Service prototype retirement plan vehicles (such as the Pioneer UNI-K/SM/ Plan) which may hold assets in non-Pioneer advised funds. Rates or charges for additional Funds shall be as set forth in Exhibit B to the Master Agreement for the remainder of the contract term except as such Funds use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with DST's then-standard pricing schedule. In addition, Pioneer may terminate a Fund or merge two or more Funds upon reasonable prior notice, generally thirty (30) days, to DST. In the event of a Fund termination, all charges except closed account charges shall cease upon the first day of the next month after the termination date and DST shall no longer be required to provide services with respect to such Funds except as mutually agreed to by the Parties. In the event of the merger of two or more Funds, rates and charges for the surviving Fund(s) shall be as set forth in Exhibit B to the Master Agreement for the remainder of the contract term except as such Fund(s) use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule and all charges except closed account charges will cease as of the merger date with respect to the Fund or Funds that do not survive a merger date and DST shall no longer be required to provide services with respect to such Funds except as mutually agreed to by the parties. Closed accounts fees for Funds merged out of existence or terminated will continue to be billed in accordance with the fees set forth in Exhibit B to the Master Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF DST

   5.01 In addition to the representations and warranties of the Master Agreement, DST represents and warrants that:

   (a) The TA2000 System will function in all material respects in accordance with the reference manuals provided by DST to Pioneer, provided the TA2000 System is operated by Pioneer in compliance with such reference manuals.

--------
/3/ If the TA2000 System is not then capable of satisfying the requirements of the new funds, DST shall be entitled to service such funds under this Agreement if DST is able to modify its operating systems to provide such capabilities by the time such new funds go live. If DST is not able or willing to so modify its systems, then Pioneer shall be free to obtain shareholder accounting, recordkeeping and transaction processing services for such new funds from another system provider.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF PIONEER

   6.01 In addition to the representations and warranties of the Master Agreement, Pioneer represents and warrants that:

   (a) It is, and will at all times material hereto continue to be, registered in good standing as a transfer agent with the appropriate regulatory agency (as defined in the Securities Exchange Act of 1934);

   (b) Each of the Funds is registered under the Investment Company Act of 1940 as a management investment company or unit investment trust, unless indicated otherwise on Exhibit A to the Master Agreement, as amended from time to time;

   (c) A registration statement under the Securities Act of 1933 has been filed with the Securities and Exchange Commission and appropriate state securities laws filings have been made by each Fund, and no business will be conducted with respect to any Fund except while such statement and filings are effective as to such Fund and such Fund is in compliance with all applicable legal requirements with respect to the shares being offered for sale; and

   (d) It shall not use the TA2000 System or DST's services in any way that is in violation of or will result in the violation of any law, rule or regulation that is applicable to it or to DST, or which it knows or has reasonable grounds to know will cause it or DST to violate a law, rule or regulation applicable to either of them.

SECTION 7. ADDITIONAL COVENANTS OF DST

   7.01 DST shall maintain the appropriate computer files of all information and data transmitted to the DST Facilities by Pioneer; provided, however, that DST shall not be responsible or liable for any changes, alterations, modifications therein or failure to maintain the same if Pioneer shall have made such changes, alterations, or modifications or shall be the cause of such failure to maintain the same. It is expressly understood that all such data transmitted by Pioneer and maintained hereunder remains the exclusive property of Pioneer.

   7.02 The records to be maintained and preserved by DST under Sections 2.01 and 7.01 of this Schedule shall be maintained and preserved in accordance with the following:

      (a) Annual Purges by August 31: DST and Pioneer shall mutually agree upon a date for the annual purge of the appropriate history transactions from the Transaction History (A88) file for accounts (both regular and tax advantaged accounts) that were open as of January 1 of the current year, such purge to be completed no later than August 31. Purges completed after this date will subject Pioneer to the Aged History Retention fees set forth in the Fee Schedule attached as Exhibit B to the Master Agreement.

      (b) Purge Criteria: In order to avoid the Aged History Retention fees, history data for regular or ordinary accounts (that is, non-tax advantaged accounts) must be purged if the confirmation date of the history transaction is prior to January 1 of the current year and history data for tax advantaged accounts (retirement and educational savings accounts) must be purged if the confirmation date of the history transaction is prior to January 1 of the prior year. All purged history information shall be retained on magnetic tape for seven (7) years.

      (c) Purged History Retention Options (entail an additional fee): For the additional fees set forth on the Fee Schedule attached to the Master Agreement as Exhibit B, Pioneer may choose (i) to place purged history information on the Purged Transaction History (A19) table or (ii) to retain history information on the Transaction History (A88) file beyond the timeframes defined above. Retaining information on the A19 table allows for viewing of this data through online facilities and E-Commerce applications. This database does not support those histories being printed on statements and reports and is not available for on request job executions.

   7.03 Throughout the term of this Schedule, DST shall maintain reasonable backup procedures for the protection and safekeeping of the data processing files containing the information and data transmitted by Pioneer.

   7.04 DST at all times shall use its best efforts to maintain adequate insurance coverage to satisfy all of its reasonably foreseeable liabilities hereunder.

   7.05 In the event that a DST operated system that is accessed remotely by Pioneer fails to function properly by reason of DST's failure to act in good faith, with due diligence and reasonable care and, as a consequence, causes an error or mistake in any record, report, data, information or output provided by DST, DST shall promptly correct and reprocess such records, at DST's expense; provided, Pioneer shall have promptly and timely notified DST in writing of such error or mistake, and, further provided, that Pioneer shall have the obligation of maintaining in an uncorrupted condition and having available backup copies of all data and information that Pioneer transmits to DST (the "Data"). DST shall have no obligation to reconstruct or recompile Data not preserved by Pioneer through backup procedures and DST will not be responsible or liable for the loss of any data or information that DST receives in an invalid, incorrect or otherwise corrupt condition or which is improperly formatted or not in proper form in accordance with the reference manuals provided by DST to Pioneer or the materials posted on the appropriate DST Pioneer Center or website or as provided in Section 8.03 hereof. Pioneer accepts sole responsibility for all Data and the accuracy and adequacy of all Data, excluding any changes to such Data made by DST.

   7.06 In event of a disaster rendering the DST Facilities inoperable, DST, provided Pioneer has elected to participate in and has paid the fees for the second site disaster recovery facility (the "Recovery Facility"), shall convert the designated Pioneer records to the Recovery Facility and continue to provide Services to Pioneer in accordance with DST's then current Business Contingency Plan, consisting of numerous scripts that are continuously updated. Pioneer will have the right under this Schedule to review on-site such procedures and plans in accordance with reasonable procedures and at reasonable frequencies. If Pioneer has not been paying its pro rata charge for the availability of the Recovery Facility, DST will assist Pioneer to obtain alternate sources of service.

SECTION 8. ADDITIONAL COVENANTS AND INDEMNIFICATIONS OF PIONEER

   8.01 Pioneer shall utilize and employ all reasonable control procedures available under the TA2000 System of which Pioneer is advised or which are set forth on the appropriate DST Customer Center or Website and Pioneer shall promptly advise DST of any errors or mistakes in the data or information transmitted to DST's Facilities, the records maintained or output generated hereunder and, using normal audit and control procedures, Pioneer shall verify all output received hereunder.

   8.02 Pioneer shall transmit to the DST Facilities, in the formats and form specified by DST, all information and data required in connection therewith so that the output produced by the system shall be complete and accurate when it is generated by the TA2000 System and DST Facilities, and Pioneer shall be responsible and liable for the cost or expense of regenerating any output if Pioneer shall have failed to transmit properly any such data or information, shall have transmitted erroneous information or data, shall have transmitted incorrect information or data and/or shall have failed to verify timely any such data or information when it is generated by the TA2000 System and DST Facilities.

   8.03 Pioneer at all times shall use its best efforts to maintain adequate insurance coverage to satisfy all of its reasonably foreseeable liabilities hereunder.

   8.04 Pioneer shall be responsible for all state and local taxes, including sales, use and personal property taxes, with respect to all services rendered hereunder, as well as all terminals, modems, routers, and data communications equipment, if any, provided by DST Technologies, Inc. (an affiliate of DST Systems, Inc.) to Pioneer in connection with the services.

   8.05 Pioneer's Affiliates shall be subject to the same terms and provisions as is Pioneer in connection with the utilization of DST's services and systems under this Schedule. Pioneer shall be liable and responsible for Pioneer Affiliate's utilization of the DST's services and systems as if Pioneer were utilizing such systems and services itself

SECTION 9. DST Output, LLC

   9.01 If Pioneer elects to use the printing and mailing services of DST's wholly-owned subsidiary, DST Output, LLC or one of DST Output, LLC's subsidiaries or affiliates ("OTS"), DST shall invoice Pioneer for fees and charges for services rendered by OTS hereunder, if any, as reimbursable expenses under Section 4 of the Master Agreement.

SECTION 10. CHANGES AND MODIFICATIONS

   10.01 Except as may otherwise be provided in Exhibit B to the Master Agreement, during the term of this Schedule, DST will make available for Pioneer's use all (i) modifications and improvements to the current TA2000 System done within the ordinary course of business and (ii) significant new features or functions added to the TA2000 System. No charges will be assessed for such modifications and improvements unless they become part of the standard DST pricing schedule. For example, if additional charges are imposed generally upon DST's customers who use the TA2000 System on a remote basis for substantial system revisions or modifications necessary to comply with changes in existing laws, rules or regulations, or in industry business practices or methods, or for increases in the cost of operating the TA2000 System which are incurred as a result thereof, DST may charge Pioneer for its pro rata share of such charges (based on number of affected accounts in relation to the entire universe of affected accounts). At Pioneer's expense, DST will use reasonable efforts to make any reasonable changes to the TA2000 System requested by Pioneer ("Client Requested Software"). Charges attendant to the development of Client Requested Software shall be at DST's standard rates and fees in effect at the time. If the cost to DST of operating the TA2000 System is increased by the addition of Client Requested Software, DST shall be entitled to increase its fees by an amount to be mutually agreed upon. Significant new features or functions which are utilized by Pioneer may be charged for on a pro rata basis, as aforesaid.

   10.03 DST shall have the right, at any time, and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder, provided that DST shall use its reasonable best efforts to minimize any material disruptions or material adverse effects upon Pioneer's ability to use the TA2000 System and further provided that no such alteration or modification shall, without at least sixty
(60) days prior written notice, materially adversely change or affect the operations and procedures of Pioneer in using or employing the TA2000 System or DST Facilities hereunder.

   10.04 All enhancements, improvements, modifications, developments or new features or functions added to or run on DST's Facilities as part of or in conjunction or concurrently with the TA2000 System, including, without limitation, Client Requested Software, shall be, and shall remain, the confidential, exclusive property of, and proprietary to, DST.

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed in their names on their behalf by and through their duly authorized officers as of the day and year first above written. This Schedule may be executed by facsimile signature and may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

PIONEER INVESTMENT MANAGEMENT            DST SYSTEMS, INC.
SHAREHOLDER SERVICES, INC.

By:     /s/ Tracy Connelly               By:     /s/ Fred Quatrocky
        -------------------------------          ------------------------------

Name:   Tracy Connelly                   Name:   Fred Quatrocky
        -------------------------------          ------------------------------

Title:  Senior Vice President            Title:  Vice President
        -------------------------------          ------------------------------

                                                                      EXHIBIT A

                           SERVICE LEVEL ARRANGEMENT

                  [To be added by the Parties by amendment.]

                                 SCHEDULE III
              AWD License, Consulting and Maintenance and Support

                            SCHEDULE NUMBER III TO
                             THE MASTER AGREEMENT
                                BY AND BETWEEN
           PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC.
  AND BOSTON FINANCIAL DATA SERVICES, INC. ("Boston Financial") (the "Master
                                  Agreement")
         AWD LICENSE, CONSULTING, AND MAINTENANCE AND SUPPORT SERVICES

   THIS SCHEDULE NUMBER III TO THE MASTER AGREEMENT, is made effective as of this 1st day of January, 2012, by and between PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC. ("Pioneer") and DST TECHNOLOGIES, INC. ("DSTTI"), is hereby attached to and incorporated into the Master Agreement.

   WHEREAS, Pioneer has entered into the Master Agreement and Schedules with Boston Financial and certain of its Affiliates, under which Pioneer desires to license DSTTI's proprietary work management software known as "Automated Work Distributor(TM)" or "AWD(R)", provided by DSTTI, a wholly owned subsidiary of Boston Financial's Affiliate, DST Systems, Inc.;

   NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Master Agreement and this Schedule, DSTTI and Pioneer agree as follows:

SECTION 1. INCORPORATION OF THE MASTER AGREEMENT.

   The terms and conditions of the Master Agreement are hereby incorporated in this Schedule as if fully set forth herein except as modified in this Schedule. All capitalized terms used in this Schedule but not defined herein shall have the meaning ascribed to them in the Master Agreement or, if not defined in the Master Agreement, the meaning ascribed to them in any other Schedule. DSTTI and Pioneer agree that solely for purposes of this Schedule, DSTTI shall be deemed to have executed the Master Agreement in place of Boston Financial and to have accepted the terms thereof, and Pioneer further agrees that DSTTI and not Boston Financial shall be solely responsible under this Schedule.

SECTION 2. DEFINITIONS

   For the purpose of this Schedule the following are defined terms:

   2.01 "Equipment" shall mean equipment and related operating and utility software normally included with such equipment.

   2.02 "Fund" or "Funds" shall mean a registered investment company or investment companies, an investment company or investment companies exempt from registration, trusts and other similar collective investment funds ("Investment Products"), which, with respect to U.S. Investment Products, maintain the majority of their U.S. shareholder records (the "Master Securityholder Files") and process their U.S. shareholder transactions on DST Systems, Inc.'s TA2000(R) System (the "DST System"), which is installed and operated on mainframes at the DST Facilities, DST Systems, Inc.'s Winchester Data Center, pursuant to a TA2000 Remote Service Schedule of even date herewith by and between Pioneer and DST Systems, Inc. (the "Remote Service Agreement") and, with respect to non-U.S. Investment Products, are listed as a CUSIP on the TA2000 System and for whom a Pioneer Affiliate serves as the primary investment adviser or as the manager (that is, manages the entire business affairs of the Fund).

   2.03 "Installation Site" shall, subject to Pioneer's compliance with the provisions of Schedule IV to the Master Agreement - the AWD Data Center Remote Services for AWD Hosting Services Schedule

(the "AWD Remote Schedule") between Pioneer and DST Systems, Inc., mean the DST AWD Data Center currently located at Poindexter Building at 330 West 9th Street, Kansas City, Missouri 64105 (the "AWD Data Center"), which is a location owned by DST Systems, Inc., or such other location as the AWD Data Center may be moved to. Subject to the terms and conditions contained in the AWD Remote Agreement, Pioneer may change the Installation Site to another location of Pioneer within the United States upon written notice to DSTTI.

   2.04 "Non-Server Software" shall mean the Other Peripheral Components and Per-User Components of the System, as described on Exhibit A to this Schedule.

   2.05 "Pioneer's Equipment" shall mean the equipment made available by Pioneer that has been configured by Pioneer in accordance with its own needs and preferences to conform to the processing requirements of the System.

   2.06 "Release" shall mean an Update to the base Version of the Licensed Software that is associated with significant or material improvements or program corrections.

   2.07 "Server Software" shall mean the AWD Server and Peripheral Server Components of the System, as described on Exhibit A.

   2.08 "System" shall mean collectively the computer software described on Exhibit A attached hereto (the "Licensed Software") and all related user and system documentation (the "Documentation"), provided, however, the term "System" shall not include any software or software code, including freeware, computer code, or other items or materials that are subject to the GNU General Public License, the Lesser or Library General Public License, the Apache License or any other open source license agreement, that is created or provided by a third party and is incorporated into the Licensed Software ("Embedded Third Party Software").

   2.09 "Third Party Users" shall mean customers of Pioneer who have a right to access the System as provided in Section 6.01 below.

   2.10 "Update" shall mean modifications, refinements, enhancements and improvements, including patches, bug fixes and error corrections, that DSTTI makes to the base Version of Licensed Software which DSTTI elects to incorporate into and make a part of the base Version of Licensed Software and which DSTTI does not separately market. DSTTI reserves the right to determine which Updates are incorporated into the base Version of the Licensed Software.

   2.11 "Version" shall mean a set of object code and associated documentation of the Licensed Software that is associated with a specific hardware platform, operating system or other technology, which distinguishes it from other forms of the Licensed Software.

SECTION 3. EQUIPMENT

   3.01 DSTTI agrees to sell, and the Pioneer agrees to purchase Equipment at the purchase price set forth on purchase order(s) provided at such time and in accordance with the terms and conditions set forth herein.

   3.02 DSTTI sells the Equipment as is subject to DSTTI's assignment of all of DSTTI's transferable rights under and to manufacturer's warranties and service to Pioneer. The installation, maintenance and operation of the Equipment are the responsibility of Pioneer.

   3.03 Pioneer's payment for the Equipment shall be simultaneous with DSTTI's obligation to the original manufacturer. If requested by Pioneer, DSTTI agrees that it will provide Equipment, including without limitation, individual workstations, subject to availability to DSTTI from the manufacturer at such prices and on such terms as Pioneer and DSTTI may agree from time to time.

   3.04 If requested by the Pioneer, DSTTI agrees that it may provide additional Equipment, including without limitation, individual workstations, subject to availability to DSTTI from the manufacturer at such prices as Pioneer and DSTTI agree.

   3.05 Risk of loss or damage to the Equipment shall pass to Pioneer upon delivery to the location designated by Pioneer to which the Equipment is to be shipped, provided Pioneer can refuse delivery if Pioneer reasonably believes the Equipment is damaged.

   3.06 Pioneer will pay any freight charges associated with shipping Equipment to or from the Installation Site.

SECTION 4. SOFTWARE LICENSE

   4.01 DSTTI hereby grants to Pioneer, and Pioneer accepts from DSTTI a non-exclusive, non-transferable license (the "License") to use the machine executable (object code) copy of the Licensed Software and the Documentation in accordance with the terms and conditions of this Schedule.

   4.02 Pioneer acknowledges and agrees that the System is the property of DSTTI and its licensors and that this Schedule grants Pioneer no title or rights of ownership in the System or any components thereof or any right to use, copy, transfer or disclose all or any portions of the System except as expressly provided in this Schedule. All changes, additions, and Updates in the Licensed Software or Documentation provided pursuant to the Maintenance and Support Services, as defined below, and all other work product provided by DSTTI as part of the Professional Services, as defined in Section 13; shall remain proprietary to DSTTI and Pioneer shall have a non-exclusive, non-transferable license to such work product for its use pursuant to all of the restrictions and other terms and conditions of the Statement of Work ("SOW"), if applicable, and this Schedule, including, but not limited to, use limitations, the exclusion and limitation of warranties, limitation of liability, and undertakings of confidentiality and non-disclosure.

SECTION 5. LICENSE FEES AND PAYMENT TERMS

   5.01 The License Fee and terms of payment for the System are specified on Exhibit B to the Master Agreement, which is incorporated herein. All Fees for the initial term for the Maintenance and Support Services are as set forth in Exhibit B to the Master Agreement. Where appropriate, each SOW shall set forth estimated fees for the services to be performed by DSTTI under such SOW. Pioneer shall pay all Invoices rendered under this Schedule to Boston Financial in accordance with the terms and conditions of the Master Agreement.

   5.02 On a monthly basis, Pioneer will execute and provide to DSTTI, a report of Pioneer's production AWD User security table(s) to determine the number of Users (the "Monthly Report"). At least quarterly the Pioneer shall provide DSTTI with a written report, setting forth the number of instances of installation of each Component by Component type, as described on Exhibit A, and location, as well as the number of Users on Pioneer's production AWD User security table(s) within AWD. Both such reports shall be executed by an officer or such other person having the authority to bind Pioneer. Upon written notice to Pioneer, and not more frequently than one (1) time per year, DSTTI shall be entitled to audit, where installed, during normal business hours, the number and location of (a) workstations on which the Licensed Software is installed or accessed, and (b) users who are capable of accessing or using the Licensed Software, and (c) instances Peripheral Server Components and/or Other Peripheral Components. DSTTI shall be entitled to bill retroactively for any previously undisclosed users, workstations, Peripheral Server

Components, Other Peripheral Components, and Third Party Software from the month in which they were first installed or able to access or use the Licensed Software. DSTTI agrees that such audit, if performed, will not unreasonably interfere with Pioneer's normal business operations. DSTTI may provide the results of any such audit to its licensors solely to the extent the results pertain to such licensor's software applications

SECTION 6. USE

   6.01 The System, and any part thereof, may be used only by Pioneer for Pioneer or any of Pioneer's Affiliates to process information and documents arising in the normal course of its own business (but not as a service bureau or business process outsourcer) on behalf of the Funds and the businesses of the clients of Pioneer and its Affiliates which use Pioneer retirement plan products and retirement plan services to offer securities issued by the Funds or by issuers unaffiliated with Pioneer as part of a Pioneer IRS prototype plan maintained by Pioneer (the "Pioneer Prototype Plan Business"). The Server Software may only be installed at the Installation Site and a backup site. Pioneer shall give DSTTI written notice of a change in the Installation Site and the location the backup site and any subsequent change. The Non-Server Software may be installed upon or accessed from any workstation owned or operated by Pioneer in the United States without regard to location. The Per-User Components of the System, as described on Exhibit A, may be installed upon or accessed from workstations at locations of Third Party Users; provided, however, that Third Party Users may use such Workstation Software only to access information in connection with such Third Party User's business with Pioneer, Pioneer's Affiliates, Pioneer's Prototype Plan Business and the Funds. Pioneer and its Affiliates may use the System to process the information and documents of Third Party Users where such processing relates to the services provided by Pioneer or its Affiliates to that Third Party User in connection with the business of the Funds, including the Pioneer Prototype Plan Business. Such Third Party Users shall, as a pre-condition to such usage: (i) acknowledge in writing DSTTI's proprietary rights in the System; and (ii) agree in writing to: (a) confidentiality obligations related to Confidential Information of DSTTI at least as restrictive as those set forth herein; and (b) restrictions on the use of the Licensed Software at least as restrictive as those set forth in this Section. Pioneer shall indemnify, defend and hold harmless DSTTI for any losses, damages, costs or expenses incurred by DSTTI resulting from the failure by such third party to meet the terms of this Schedule. Pioneer may use the System to process the information and documents of Third Party Users where such processing is integral to the services provided by Pioneer to that Third Party User. Except as provided above in this Section 6.01, Pioneer shall not
(a) permit any third party to use the System or any part of the System or
(b) use the System to process the documents or data of any third party. All documents and data processed by the System and output produced by the System shall be the property of and owned by Pioneer, Pioneer's Affiliates or the Funds, save and except where such material remains the property of a Third Party User pursuant to the terms of Pioneer's or its Affiliates' agreement for services with such Third Party User related to the business of the Funds.

   6.02 Neither the Licensed Software nor any other DSTTI written software may be used in any way in connection with (i) any mutual funds business, other than that of the Funds or the Pioneer Prototype Plan Business, or (ii) any insurance business unless such DSTTI software was custom designed for Pioneer with an exact disclosure of the intent and purpose for such use.

   6.03 Unless specifically stated otherwise, the License granted herein includes the right to copy the Licensed Software in non-printed, machine readable form in whole or in part as reasonably necessary back-up and for Pioneer's own business use. Pioneer agrees to maintain appropriate records of the number and location of all such copies, and to make the records available to DSTTI upon request. To protect DSTTI's trade secrets and copyrights in the System, Pioneer agrees to reproduce and incorporate DSTTI's trade secrets or copyright notice in any permitted copies, modifications or partial copies of the System. Pioneer agrees not to remove any Licensed Software from an Installation Site, except in an emergency (and then only for the period of the emergency) without prior written consent of DSTTI, which consent shall not be unreasonably withheld. Pioneer may not remove or modify any program markings or any notice of DSTTI's or its licensor's proprietary rights.

   6.04 Unless specifically stated otherwise, Pioneer may install copies of the Server Software in additional environments and/or at additional Pioneer locations solely for the purposes of disaster recovery, testing, development or other non-production purposes at no additional fee or charge unless otherwise specified.

   6.05 Pioneer shall not reverse engineer, decompile, or disassemble the Licensed Software or any portion thereof, or otherwise attempt to create or derive the source code (including, but not limited to, review of data structures or similar materials produced by the System).

   6.06 If any use is made of the System (including any expansions of use) other than that which is set forth in this Schedule, then, without prejudice to DSTTI's other rights and remedies, Pioneer will immediately be liable to pay DSTTI an amount equal to the then standard list price for such unauthorized license or user as if DSTTI had granted a License to such user at the beginning of the period of unauthorized use, for the period during which such unauthorized use persists.

   6.07 Pioneer shall immediately cease any use of the System (in any form) or any part thereof upon termination of this Schedule. In such an event, Pioneer shall deliver to DSTTI within ten (10) business days all Licensed Software and Documentation in the form provided by DSTTI or as modified by Pioneer and all copies thereof, in whole or in part, made by Pioneer or certify to DSTTI that such Licensed Software or Documentation has been destroyed.

   6.08 Unless specifically stated otherwise, Pioneer may install the Server Software at additional Pioneer locations upon advance written notice to DSTTI and the payment of the additional fee set forth in Exhibit B to the Master Agreement.

   6.09 Pioneer acknowledges that there may be third party software applications embedded in the System. The use of such third party software is limited to the use as integrated into the Licensed Software. Such third party applications may include source code which such licensors may provide as part of its standard shipment and such source code is subject to the terms of this Schedule.

   6.10 Pioneer may not use the System for rental, timesharing, subscription service, hosting or outsourcing.

   6.11 Pioneer may not publish the results of any benchmark testing run on the System or any component thereof.

   6.12 Third party technology that may be appropriate or necessary for use with the System is specified in the application package documentation or as otherwise notified by DSTTI and such third party technology is licensed to Pioneer under the terms of a third party license agreement specified in the Documentation or as otherwise notified by DSTTI and not under the terms of this Schedule.

   6.13 The License granted herein includes the right to use the Licensed Software and the Documentation as provided herein and as necessary to receive and use the services provided by DSTTI under the AWD Remote Schedule.

   6.14 Pioneer's Affiliates shall be subject to the same terms and provisions as is Pioneer in connection with the utilization of the Licensed Software under this Schedule. Pioneer shall be liable and responsible for Pioneer Affiliate's utilization of the Licensed Software as if Pioneer were utilizing such software itself.

SECTION 7. USE OF DOCUMENTATION

   7.01 During the Term, DSTTI hereby grants to Pioneer, the non-exclusive right to reproduce, transmit, distribute, display, adapt, and incorporate the Documentation solely into Pioneer's internal training materials (the "Training Materials") and solely in connection with Pioneer's internal use of the System. Such Training Materials may not be disseminated outside of Pioneer. Pioneer agrees that any Training Materials that incorporate the Documentation shall contain or refer to the copyright or proprietary notices as provided on the AWD Customer Center. Any use of the Documentation by the Pioneer in a manner not expressly authorized by DSTTI or in breach of any terms of this Schedule constitutes copyright infringement, entitling DSTTI to exercise all rights and remedies available to it under copyright laws around the world.

   7.02 Pioneer acknowledges and agrees that DSTTI cannot ensure the editing or proper adaptation and incorporation of any Documentation into Pioneer's Training Materials. Pioneer agrees that DSTTI has no liability for any action or inaction with respect to the Documentation content as incorporated into such Training Materials, including updating or failing to update any such Training Materials such updated Documentation.

   7.03 Under no circumstances shall DSTTI be liable for any damages whatsoever, whether direct, indirect, incidental, consequential, special, or exemplary (even if DSTTI has been advised of, or has foreseen the possibility of such damages), arising from the access, use, or inability to access or use the Documentation as incorporated into the Training Materials, including, without limitation, claims for loss of revenue or anticipated profits or lost business.

   7.04 DSTTI reserves the right, but has no duty, to review the Training Materials.

   7.05 Pioneer shall maintain readily accessible and readable copies of the Training Materials during the Term of this Schedule. Upon written request from DSTTI, Pioneer shall promptly make available all Training Materials incorporation the Documentation.

SECTION 8. MAINTENANCE AND SUPPORT SERVICES INCLUDED

   During the Term (as defined below), the maintenance and support services shall be provided by DSTTI (the "Maintenance and Support Services") in accordance with the then current AWD Product Support Guide available on the AWD Customer Center website.

SECTION 9. MAINTENANCE AND SUPPORT SERVICES NOT INCLUDED

The Maintenance and Support Services includes maintenance and support to the Version of the Licensed Software base system licensed hereunder made pursuant to DSTTI's Annual Maintenance and Support Service Program. Not included within the Maintenance and Support Services under this Schedule are:

          (i) any new Versions of the Licensed Software;

          (ii)any professional services whatsoever, including services related to Updates (installation, configuration, etc.) issued by DSTTI;

         (iii)any support for changes in the Licensed Software base system which have been made outside DSTTI's Annual Maintenance and Support Service Program, whether these changes were made by Pioneer or DSTTI; or

          (iv)any support for any custom software developed by DSTTI pursuant to a SOW unless such SOW clearly sets forth the fees and other terms and conditions for inclusion of support under this Schedule.

   Should Pioneer request DSTTI to investigate and/or correct any System error and said error is determined, by DSTTI, to not be caused by the software comprising the Licensed Software base system, DSTTI will bill, and the Pioneer will pay for such services at DSTTI's then prevailing rate and any expenses will be billed to Pioneer at actual cost. Prior to initiating Services to correct any such system error not caused by the software comprising the Licensed Product base system, DSTTI will provide to Pioneer a SOW Form as provided in Section 13. Pioneer must sign the SOW (e-mail with electronic signature permitted) and return it to DSTTI. DSTTI will take no action unless a copy of the SOW bearing the signature of Pioneer is returned to DSTTI. Furthermore, such SOW shall contain fees for the time previously expended diagnosing the error in determining that the error was not caused by the Licensed Software. Services specified above which are not part of the Maintenance and Support Services provided hereunder may be acquired from DSTTI as part of the Professional Services provided under Section 13.

   The Maintenance and Support Services described above shall be provided for the most current generally available Release of the Licensed Software and for the immediate prior Release within the most current generally available (GA) Version and in accordance with the then current AWD Product Lifecycle Support Policy available on the AWD Customer Center.

SECTION 10. CUSTOMER ASSISTANCE AND OBLIGATIONS

   10.01 Problem Determination: Pioneer is responsible for performing problem determination and isolation procedures to determine whether the problem is attributed to a component covered by Maintenance and Support Services.

   10.02 Pioneer Contacts: Pioneer must designate, by name, a specific individual or group of individuals located within the continental United States who may contact DSTTI for Maintenance and Support Services (the "M&S Contact"). DSTTI may, at DSTTI's option, decline maintenance requests from individuals other than the M&S Contact.

   10.03 Pioneer Assistance: Pioneer agrees to provide full cooperation in locating and correcting programming errors, including providing dumps and test time on Pioneer's equipment. DSTTI, when possible, will work with Pioneer to schedule a mutually agreeable time for support activities that require the system to be unavailable to Pioneer.

   10.04 Pioneer will notify DSTTI within ten (10) business days of discontinuing the use of the Licensed Software for the backup site or the Installation Site.

   10.05 Pioneer shall provide DSTTI with access to the Installation Site, Pioneer's Equipment and any related records or data files as required by DSTTI for the sole purposes of providing Maintenance and Support Services or Professional Services or DSTTI exercising its audit rights specified in
Section 5.02.

   10.06 Pioneer shall comply with the most current technical specifications recommended by DSTTI for the System, which shall be provided to Pioneer by DSTTI at the time of delivery of such Licensed Software.

   10.07 Pioneer shall supply DSTTI personnel with suitable workspace, desks, and other normal office equipment support and supplies, which may be necessary in connection with the Maintenance and Support Services, any Professional Services or for purposes of DSTTI exercising its audit rights specified in
Section 5.02.

   10.08 Pioneer agrees to purchase any third-party software deemed necessary by DSTTI to successfully operate the System on Pioneer's Equipment. Pioneer shall have the option of purchasing such third-party software: (i) directly from DSTTI or (ii) directly from the third-party vendor. DSTTI provides no representations or warranties with respect to any third-party software purchased through DSTTI; provided however, DSTTI hereby assigns to Pioneer all of DSTTI's transferable rights under and to manufacturer's warranties and service related to such third party software.

   10.09 Pioneer shall assign computer systems operations personnel to maintain the System who either: (i) have attended and successfully completed all applicable training; and (ii) possess equivalent skills and are familiar with the data processed by the System.

   10.10 In the event that Pioneer requests that DSTTI personnel connect to Pioneer's computer systems, Virtual Private Network ("VPN") technologies over the Internet are the preferred method of connectivity between DSTTI and the Installation Site.

SECTION 11. CUSTOMER MODIFICATIONS

   11.01 Pioneer shall inform DSTTI in writing of any modification in the applicable Licensed Software made by anyone other than DSTTI. DSTTI shall not be responsible for maintaining such modified portions of the Licensed Software or for maintaining the Licensed Software to the extent affected by such modification.

SECTION 12. AWD CUSTOMER CENTER

   12.01 In the event Pioneer uses the AWD CUSTOMER CENTER(TM), Pioneer accepts and agrees to all terms and conditions of the DST Customer Centers set forth in
Schedule VIII to the Master Agreement. In the event of any conflict or inconsistency between the terms included in Schedule VIII and the other terms of this Schedule which may arise in connection with use of the AWD CUSTOMER CENTER, the terms of Schedule VIII shall take precedence and control.

SECTION 13. ADDITIONAL SERVICES OF DSTTI

   13.01 DSTTI will perform on a reasonable efforts basis the tasks (the "Professional Services") described on the attached SOWs and on additional SOWs agreed to from time to time by DSTTI and Pioneer.

   13.02 Pioneer may at any time request a change in any SOW under this Schedule, and the following change procedure will be followed: A DSTTI Change Request Form ("Change Request") specifying the change or addition to a SOW will be submitted in duplicate by Pioneer. If the change requested is acceptable to DSTTI, DSTTI will estimate the additional fees, if any, resulting from the change and the effect of the change on any work in process and completion dates. DSTTI will then sign the Change Request and return it to Pioneer. No action will be taken by DSTTI unless a copy of the Change Request bearing the signature of an authorized representative of Pioneer is returned to DSTTI. If the requested change is to be included in a project in process, DSTTI will proceed to incorporate the change into such project. An approved Change Request will serve to modify the fee estimate and any schedule set forth in the appropriate SOW. A Change Request or SOW will not be considered valid unless signed by an authorized representative of Pioneer as listed in Exhibit C to the Master Agreement.

   13.03 DSTTI shall own all software, software enhancements, documentation, technical notes, tangible and intangible property, and work products required to be delivered and/or produced or created by DSTTI in connection with the Services provided under a SOW ("Deliverables"). Pioneer shall be entitled to use all of such Deliverables pursuant to Section 6.01, above, in conjunction with its use of the System. Notwithstanding anything to the contrary, the parties recognize that from time to time Pioneer may, under this Schedule, disclose Pioneer Confidential Information on which DSTTI shall partly rely to design, structure or develop the Deliverable. Provided that, as developed, such Deliverable contains no identifiable Pioneer Confidential Information,
(i) Pioneer hereby consents to DSTTI's use of such Pioneer

Confidential Information to design, to structure or to determine the scope of such Deliverable or to incorporate into such Deliverable and that any such Deliverable, regardless of who paid for it, shall be, and shall remain, the sole and exclusive property of DSTTI and (ii) Pioneer hereby grants DSTTI a perpetual, nonexclusive license to incorporate and retain in such Deliverables the Pioneer Confidential Information. All Pioneer Confidential Information shall be and shall remain the property of Pioneer.

SECTION 14. TERM AND TERMINATION OF SCHEDULE

   14.01 Subject to termination as hereinafter provided, this Schedule shall be effective upon the date first noted above and shall be co-terminus with the term of the Master Agreement and each new Term of the Master Agreement shall be a new term of this Schedule.

   14.02 Notwithstanding anything to the contrary, this Schedule shall terminate immediately upon the termination of the Master Agreement or Schedule IV--AWD Data Center Remote Services for AWD Hosting--to the Master Agreement.

SECTION 15. DELIVERY

   15.01 Pioneer and DSTTI agree that the System has been delivered.

   15.02 Delivery of Updates shall be via electronic transmission, provided, however, that Pioneer may, upon request, receive one copy of each Update on CD, DVD or other similar media. Additional media-based copies of Updates shall be subject to additional charges as set forth from time to time by DSTTI.

SECTION 16. WARRANTIES AND EXCLUSIONS WITH RESPECT TO THE SYSTEM

   16.01 For a period of ninety (90) days from the date of installation, DSTTI warrants that (a) the Licensed Software as provided by DSTTI shall perform in all material respects in the manner specified in the Documentation provided to Pioneer as of the date hereof, as updated by DSTTI from time to time (provided that DSTTI shall not update such Documentation to reflect bugs, errors or other software performance deficiencies) and that additional software packages, upgrades and releases provided by DSTTI will not materially degrade individual systems or package performance; provided, in each case, that Pioneer has not modified or altered the Licensed Software and exclusive of conflicts or non-compliance with any non-Licensed Software installed by Pioneer on an affected workstation; and (b) that DSTTI has not placed any virus or any disabling device intended to impair the operation of the Licensed Software, including any software lock, shutdown device, or other disabling, interruption or interference mechanism or device (collectively, "Malicious Code"), and DSTTI is not aware of any Malicious Code being included within the Licensed Software, provided that (i) Pioneer has not modified or altered the Licensed Software, and (ii) the malfunctions of the system are not due to (x) the failure to install promptly an Update provided by DSTTI or (y) conflicts or non-compliance with any non-Licensed Software installed by Pioneer on an affected workstation or system. DSTTI's sole obligations and liability under the preceding sentence are to correct as promptly as reasonably practicable any non-conformity with such warranties and to eliminate any such Malicious Code.

   16.02 DSTTI does not warrant that: (i) the System will run properly on all hardware; (ii) the System will operate in the combination of hardware/software which may be independently selected by Pioneer; (iii) the use of the System will be uninterrupted or error-free; (iv) the System will run properly following unauthorized modifications by Pioneer or a third-party; or (v) all System program errors will be corrected.

   16.03 DSTTI is not responsible for the following:

             (a) any changes to Pioneer's database caused by Pioneer or any unauthorized third-party,

             (b) in the event that Pioneer makes modifications to the System, any repair of database, support of Licensed Software or compatibility of the modified Licensed Software with any equipment, with the unmodified System or with any future Licensed Software releases, or

             (c) the proper editing, adaptation, or incorporation of any Documentation into Pioneers Training Materials or the updating of or failure to update such Training Materials.

   16.04 IN NO EVENT WILL DSTTI'S LICENSORS HAVE ANY LIABILITY TO PIONEER FOR
(A) ANY DAMAGES, WHETHER DIRECT, INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL OR CONSEQUENTIAL, OR (B) ANY LOSS OF PROFITS, REVENUE, DATA OR DATA USE, ARISING FROM PIONEER'S USE OF SUCH LICENSOR'S SOFTWARE APPLICATION.

SECTION 17. ADDITIONAL INDEMNIFICATION

   17.01 Except for a claim for indemnification under Section 7.01 of the Master Agreement, no action, at law or in equity, arising out of or connected with this Schedule (other than in connection with services provided under Sections 8 and 13) or DSTTI's performance hereunder, shall be commenced by Pioneer more than twelve (12) months after Pioneer first has knowledge of the facts giving rise to such cause of action. No action, at law or in equity, arising out of or connected with services provided under Sections 8 and 13 hereof shall be commenced by Pioneer more than twelve (12) months after Pioneer first has knowledge of the facts giving rise to such cause of action. Pioneer warrants that it has all necessary power and authority to enter into and perform this Schedule and that this Schedule and performance hereunder, to the best of Pioneer's knowledge, does not violate the terms of any contract, covenant or agreement between it and any third party now existing or hereinafter entered into. Pioneer further represents and warrants that, to the extent that it is using the Licensed Software on equipment not provided to Pioneer by DSTTI, Pioneer has obtained a license or the right to use the operating software that is included in the System.

SECTION 18. MISCELLANEOUS

   18.01 The Licensed Software and Documentation may be subject to export controls under the U.S. Export Administration Regulations and related U.S. laws. Pioneer shall (i) comply strictly with all legal requirements established under these controls; (ii) cooperate fully with DSTTI in any audit that relates to these controls; and (iii) not export, re-export, divert, transfer or disclose, directly or indirectly ("Export"), Licensed Software and Documentation to any country, or any national or resident thereof, which the U.S. Government determines from time to time is a country to which such Export is restricted without obtaining the prior written authorization of the supplier and the applicable U.S. Government agency. Unless DSTTI determines otherwise, Pioneer will be responsible for complying with all local customs clearance requirements and will be identified as the Importer of Record.

   18.02 DSTTI shall, at no additional charge, place the source code pertaining to the Licensed Software in escrow on behalf of Pioneer in accordance with the terms and conditions of the Master Escrow Agreement currently in place between DSTTI and United Missouri Bank, N.A. In the event Pioneer obtains the escrowed source code, DSTTI hereby grants to Pioneer a license, at no extra charge in addition to those set forth in this Schedule, to use, modify and copy the escrowed software solely in order to maintain and support the Licensed Software and solely for use as provided in this Schedule.

   18.03 Pioneer agrees to serve as a reference for DSTTI and the System. This will involve Pioneer participating in reference calls and hosting a reasonable number of prospect visits as well as allowing DSTTI to list Pioneer as a user of the System within a listing of clients both in print and on DSTTI's website. Pioneer also agrees to allow DSTTI to publish pre-approved press releases and case studies, which approval may not be unreasonably withheld.

   18.04 The parties agree that the Uniform Computer Information Transactions Act shall not apply to this Schedule.

   IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed in their names on their behalf by and through their duly authorized officers as of the day and year first above written. This Schedule may be executed by facsimile signature and may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

PIONEER INVESTMENT MANAGEMENT              DST TECHNOLOGIES, INC.
SHAREHOLDER SERVICES, INC.

By     /s/ Tracy Connelly                  By     /s/ Fred Quatrocky
       ----------------------------------         -----------------------------
Name   Tracy Connelly                      Name   Fred Quatrocky
       ----------------------------------         -----------------------------
Title  Senior Vice President               Title  Vice President
       ----------------------------------         -----------------------------

                                                                   EXHIBIT A to
                                                                   SCHEDULE III
                                    THE AUTOMATED WORK DISTRIBUTOR(TM) (AWD(R))

The table below represents the license quantities and the versions currently being used by Pioneer in accordance with the License Agreement prior to the License of AWD10 (the "Current Configuration").

                                         Number of Operating
                    Component              Units    System   Version
                     ---------           --------- --------- -------
           Server Components
           Server                            1      AS/400     2.x
           Per-User Components
           AWD BPM Named User/4/            100     Windows    3.x
           AWD BPM Named Casual User/5/      6      Windows    3.x
           AWD/Forms                     As Needed  Windows    2.x
           EnCorr User                   As Needed  Windows    1.x
           Peripheral Server Components
           AWD/Fax                           1      Windows    3.x
           AWD/Business Intelligence         1      Windows    3.x
           Other Peripheral Components
           None

The table below represents the license quantities and the versions being used by Pioneer in accordance with the License Agreement after the upgrade to AWD10 (the "New Configuration").

                   Number of                                      Operating
AWD10 Module         Units            Products Included            System        Type of Component
------------       ---------  ----------------------------------- --------- ---------------------------
BPM                     1               Process Server             Windows       Server Component
                       100          AWD BPM Named User/1/          Windows      Per User Component
                        6        AWD BPM Named Casual User/2/      Windows      Per User Component
                    As Needed Screen Design (Replaces AWD/Forms)   Windows      Per User Component
AWD Monitoring/6/     1/7/    Business Intelligence w/ Dashboard   Windows       Server Component
Communications        1/8/         EnCorr Client and Server        Windows       Server Component
                        1                  Fax Out                 Windows  Peripheral Server Component

--------
/4/ AWD BPM Named User - can be configured for access to all create, view, inquiry, update, lookup, and work select functionality in the System, excluding all document management and imaging functions.
/5/ AWD BPM Named Casual User - One who is not using the System in a call center or processing environment, who has only inquiry access to AW and who does not have "work select" or update capabilities.
/6/ If Pioneer changes the Installation Site from the AWD Data Center to any other location, acceptance of additional terms and conditions defined in Exhibit B attached hereto, will be required as well as payment of third party fees for each environment whether production or non-production.
/7/ Assumes one (1) production environment. AWD Data Center has the discretion to determine the quantity of non-production environments that will be provided at no charge.
/8/  Assumes one (1) production environment.

                                                                   EXHIBIT A to
                                                                   SCHEDULE III
                                    THE AUTOMATED WORK DISTRIBUTOR(TM) (AWD(R))

For purposes of Sections 3 and 5 of the License Agreement only, the term "Licensed Software" shall all include the TA2000 Desktop.

For clarification, a User is defined as any person identified by an independent entry on the W06 AWD User Security table and will include:

(a) any Users who have the ability to utilize the AWD workstation software installed on a workstation to copy documents into the AWD database, to input data, directly or indirectly (through other workstations or servers), to the System, or to access, directly or indirectly (through other workstations or servers), data stored in the AWD database (the "Fat Clients"); and

(b) any Users who have the ability to access, directly or indirectly, the System or Client data or records maintained in or on System using a web browser or similar interface in which AWD workstation software may not be fully installed on the workstation being used (the "Thin Clients"); and

(c) any Users who have the ability to access, directly or indirectly, the System or Client data or records using an interface that connects to the AWD server and database via published or unpublished integration points in the System (the "Service Layer Clients"); and

(d) any Users who have the ability to access, directly or indirectly, the System or Client data or records maintained in or on the System through Metaframe, Citrix, Windows Terminal Server, or any similar software or connection method (the "Virtual Workstation Users"); and

Unless otherwise explicitly provided for under the license agreement, no human being may access the System in any manner without having a discrete and independent W06 AWD User Security table entry. For the avoidance of doubt, Client may not utilize any software, systems or interfaces to aggregate access to the System in any manner that utilizes a number of W06 AWD User Security table entries less than the number of human beings accessing the System.

If additional AWD components not in the Initial Configuration are added, an addendum in the form of a new Exhibit A will be executed by the parties.

                                                                   EXHIBIT B to
                                                                   SCHEDULE III
                                                AWD MONITORING LICENSE ADDENDUM

   This Agreement is made effective as of January 1, 2012, by and between DST Technologies, Inc. ("DSTTI") and Pioneer Investment Management Shareholder Services, Inc. ("Pioneer").

   WHEREAS, Pioneer is a party to a License Agreement (the "License Agreement") which provides for the licensing to Pioneer of use of DSTTI's proprietary work management software known as "Automated Work Distributor"(TM) or "AWD"(R) (the "Software"); and

   WHEREAS, one component of AWD that Pioneer desires to license pursuant to the License Agreement is Monitoring; and

   WHEREAS, in addition to the terms contained in the License Agreement, Monitoring is subject to additional terms and conditions contained herein.

   NOW, THEREFORE, DSTTI and Pioneer agree as follows:

    1. Pioneer acknowledges and agrees that the Monitoring component of AWD contains third party software provided by Oracle USA, Inc. ("Oracle").

    2. Pioneer acknowledges and agrees that Oracle is a third party beneficiary of the License Agreement with right to enforce, solely as it relates to software provided by Oracle.

    3. If there is a conflict between the terms and conditions of the Agreement and the Addendum, the terms and conditions of this Addendum shall prevail.

   IN WITNESS WHEREOF, this Addendum is executed by the parties by their duly authorized representatives the day and year first above written.

PIONEER INVESTMENT MANAGEMENT           DST TECHNOLOGIES, INC.
SHAREHOLDER SERVICES, INC.

By  /s/ Tracy Connelly                  By  /s/ Fred Quatrocky
    ----------------------------------      ---------------------------------

Print Name: Tracy Connelly              Print Name: Fred Quatrocky

Print Title: Senior Vice President      Print Title: Vice President

Date: 4/1/2013                          Date: 4/1/2013

                                  SCHEDULE IV
                                AWD Data Center
                   Remote Services for AWD Hosting Services

                             SCHEDULE NUMBER IV TO
                             THE MASTER AGREEMENT
                                BY AND BETWEEN
           PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC.
         AND BOSTON FINANCIAL DATA SERVICES, INC. ("Boston Financial")
                           (the "Master Agreement")
                                AWD DATA CENTER
                                REMOTE SERVICES
                           FOR AWD HOSTING SERVICES

   THIS SCHEDULE NUMBER IV TO THE MASTER AGREEMENT, is made effective as of this 1st day of January, 2012, by and between PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC. ("Pioneer") and DST SYSTEMS, INC. ("DST"), and is hereby attached to and incorporated into the Master Agreement.

   WHEREAS, subject to Schedule III to the Master Agreement, (the "License Agreement"), Pioneer is a licensee of the proprietary work management software known as "Automated Work Distributor"(TM) or "AWD"(R), provided by DST's wholly owned subsidiary, DST Technologies, Inc. ("DSTTI") and a remote user of DST's TA2000(TM) System under Schedule II to the Master Agreement (the "Remote Service Agreement"); and

   WHEREAS, Pioneer and Pioneer's Affiliates, as the term "Affiliates" is defined in the Master Agreement, desires (1) to access and use the AWD Server (the "DST AWD Server") owned and operated (and in certain cases may just be operated) by DST to run the AWD Server software licensed by Pioneer under the License Agreement and (2) to access and use certain other peripheral servers (each, a "Peripheral Server" and collectively, the "Peripheral Servers") which are owned and operated (and in certain cases may just be operated) by DST to run the AWD Peripheral Software licensed by Pioneer under the License Agreement, both such DST AWD Server and Peripheral Servers being located at DST's AWD Data Center currently located at: (i) the Poindexter Building, 330 West 9th Street, Kansas City, Missouri 64105; or (ii) the Winchester Building, 7201 E. 64th Court, Kansas City, Missouri 64133 (collectively, the "AWD Data Center") under and pursuant to the terms and conditions set forth in this Schedule.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Master Agreement and this Schedule, DST and Pioneer agree as follows:

SECTION 1. INCORPORATION OF THE MASTER AGREEMENT.

   The terms and conditions of the Master Agreement are hereby incorporated in this Schedule as if fully set forth herein except as modified in this Schedule. All capitalized terms used in this Schedule but not defined herein shall have the meaning ascribed to them in the Master Agreement or, if not defined in the Master Agreement, the meaning ascribed to them in any other Schedule. DST and Pioneer agree that for purposes of this Schedule, DST shall be deemed to have executed the Master Agreement in place of Boston Financial and to have accepted the terms thereof, and Pioneer further agrees that DST and not Boston Financial shall be solely responsible under this Schedule.

SECTION 2. USE OF THE DST AWD SERVER.

   2.01 Subject to the provisions of this Schedule, Pioneer hereby agrees to remotely access and use the DST AWD Server and Peripheral Servers to host the AWD Server Software and AWD Peripheral Server Software licensed by Pioneer from DSTTI under the License Agreement and to remotely access and use the related image storage provided and maintained by DST in connection with Pioneer's use of AWD and DST hereby agrees to provide Pioneer such remote access and use of the DST AWD Server, Peripheral Servers, and related image storage provided and maintained by DST. The specifications for the DST AWD Server, the Peripheral Servers and related image storage are set forth in Exhibit A attached hereto and
Section 7.01 of this Schedule. Notwithstanding anything herein to the contrary, Pioneer may only remotely access and use the DST AWD Server, Peripheral Servers and related image storage provided and maintained by DST at the AWD Data Center for Pioneer's own business and that of its Affiliates and only for so long as the use of the AWD Software on Pioneer's workstations is permitted under the License Agreement. It is expressly understood that all data relating to Pioneer and Pioneer's Affiliates and/or the Pioneer mutual funds will be maintained separately and be distinct from data maintained for other DST clients.

   2.02 Pioneer and Pioneer's Affiliates, with computer equipment and through transmission facilities installed on its premises or other mutually agreed upon locations, shall transmit to the AWD Data Center, such information and data that Pioneer determines, in Pioneer's discretion but in accordance with DST's operating manuals, is to be input and that is required to use the DST AWD Server, the Peripheral Servers and the related image storage.

   2.03 DST will make the DST AWD Server, the Peripheral Servers and related image storage available to Pioneer on a remote basis as defined in Exhibit A attached hereto. The term "holiday" shall have the meaning ascribed thereto by the New York Stock Exchange. Availability is subject to emergency maintenance and unavailability when capacity upgrades cannot be completed during normal maintenance periods as provided in Exhibit A.

   2.04 Pioneer shall be responsible for and pay the applicable costs of all communication circuits necessary to enable Pioneer to utilize the DST AWD Server, the Peripheral Servers and related image storage. However, if, at Pioneer's election, DST obtains communications circuits, on Pioneer's behalf, DST shall bill the costs of the communications circuits and related network costs and expenses, including DST's monitoring and problem resolution services described below, to Pioneer as a reimbursable expense. In such event, DST shall utilize communications network control and monitoring capabilities to assist Pioneer with the identification and resolution of any problems which appear to be related to the communications circuits obtained by DST on Pioneer's behalf, but DST is not responsible and shall have no liability for inadequacies or failures to perform related to or arising out of such communications circuits prior to their entry into the AWD Data Center. In the event Pioneer elects to engage a third party directly to provide the communications circuits, Pioneer shall be responsible for (i) providing connectivity between Pioneer's locations and the AWD Data Center necessary for Pioneer to access the DST AWD Server, the Peripheral Servers and image storage systems; and (ii) for the provision of communications network control and monitoring capabilities to identify and to resolve any problems which occur prior to the entry of such circuits to DST. DST shall, as reasonably possible, assist Pioneer with the identification and resolution of problems with the communication lines to the extent DST has personnel available and free to do so or as otherwise agreed by the parties.

   2.05 DST's support for Pioneer's use of the DST AWD Server, the Peripheral Servers and related image storage is described on Exhibit A attached hereto. DST will, when used in accordance with product specifications and within the range of mutually agreed upon source volumes, meet the service standards set forth on Exhibit A.

SECTION 3. TERM.

   3.01 Subject to termination as hereinafter provided this Schedule shall be effective upon the date first noted above and shall be co-terminus with the term of the Master Agreement and each new Term of the Master Agreement shall be a new term of this Schedule.

   3.02 Notwithstanding anything to the contrary, this Schedule shall terminate immediately upon the termination of the Master Agreement or Schedule III--AWD License, Consulting Services and Maintenance and Support Services--to the Master Agreement.

SECTION 4. FEES AND PAYMENT TERMS.

   4.01 The Fees for use of the DST AWD Server, the Peripheral Servers, and the related image storage are specified on Exhibit B to the Master Agreement and incorporated herein, and, except as otherwise provided in a Work Request or Proposal, shall commence to accrue as provided on Exhibit B to the Master Agreement. In addition, Pioneer shall reimburse Boston Financial for all reasonable expenses incurred by DST as set forth on Exhibit B to the Master Agreement or a Work Request or proposal.

   4.02 Boston Financial's invoices with respect to this Schedule shall be based upon: (a) the number of workstations (whether such workstations are configured as Full Users or Casual Users) on which AWD Workstation Software is installed that have the ability to transmit, directly or indirectly, the AWD Data Center (the "Fat Clients"); plus (b) any servers in excess of those servers included in the workstation fee (the "Additional Servers"), plus
(c) any workstations or users (whether such workstations or users are configured as Full Users or Casual Users) that are able to access the AWD Data Center or Client data or records maintained in or on AWD Software through an Internet connection (the "Thin Clients"); plus (d) the number of workstations or users (whether such workstations or users are configured as Full Users or Casual Users) able to access AWD Software through Metaframe software or any other similar product (the "Metaframe Users").

   4.03 At least quarterly Pioneer shall provide DST with a written report, executed by an officer, setting forth the number of servers and workstations (whether on which the Licensed Software is installed or accessed, the number of active users (whether Fat Clients, Thin Clients or Metaframe Users and whether such users are Full Users or Casual Users) who can access the Licensed Software, and the locations of such servers, workstations and users. Up to twice each calendar year, DST may from time to time, upon reasonable notice to Pioneer and during Pioneer's regular business hours (which shall include any hours during which Pioneer is using the Licensed Software) audit the number and location of (a) servers and workstations on which the Licensed Software is installed or accessed, and (b) of users (whether Fat Clients, Thin Clients or Metaframe Users) who are capable of accessing or using the Licensed Software. Boston Financial shall be entitled to bill Pioneer retroactively for any previously undisclosed workstations, servers or users from the month in which they were first installed or able to access or use the Licensed Software.

   4.04 Taxes imposed on the use of the DST Server, AWD Server Software and related equipment and storage media, and for any services performed in connection with this Schedule shall be treated in the same manner as Taxes are treated in the License Agreement.

SECTION 5. ADDITIONAL SERVICES OF DST

   5.01 DST will perform on a reasonable efforts basis the tasks (the "Professional Services") described on Work Requests and/or Proposals as proposed from time to time by DST, and DST will only commence such work upon the written authorization by Pioneer.

   5.02 DST shall own all software, software enhancements, documentation, technical notes, tangible and intangible property, and work products required to be delivered and/or produced or created by DST in connection with the Services provided under a Work Request or Proposal ("Deliverables"). Notwithstanding the above, all Deliverables provided by DST under a Work Request or Proposal shall be, upon payment by Pioneer of all fees and expenses relating thereto, licensed to Pioneer on a non-exclusive basis, during the term of this Schedule, without the payment of further fees, for use in connection with Pioneer's internal business operations. For clarification, Pioneer shall not be entitled to any code or software developed by DST in order to provide such Deliverables. In no event may Pioneer disclose any Deliverables to any third party. Notwithstanding anything to the contrary, the parties recognize that from time to time Pioneer may, under this Schedule, disclose Pioneer Confidential Information on which DST shall partly rely to design, structure or develop the Deliverables. Provided that, as developed, such Deliverables contains no identifiable Pioneer Confidential Information, (i) Pioneer hereby consents to DST's use of such Pioneer Confidential Information to design, to structure or to determine the scope of such Deliverables or to incorporate into such Deliverables and that any such Deliverables, regardless of who paid for it, shall be, and shall remain, the sole and exclusive property of DST and (ii) Pioneer hereby grants DST a perpetual, nonexclusive license to incorporate and retain in such Deliverables the Pioneer Confidential Information. All Pioneer Confidential Information shall be and shall remain the property of Pioneer.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

   6.01 In addition to the representations and warranties contained in the Master Agreement, DST represents and warrants that:

       (a) It has and will continue to have and maintain the necessary system and facilities to perform its duties and obligations under this Schedule.

       (b) The AWD Server Software will function in all material respects in accordance with the reference manuals provided by DST to Pioneer, provided the AWD System is operated by Pioneer in compliance with such reference manuals.

       (c) Pioneer acknowledges that, given the SEC's refusal to provide any further guidance as to what technologies do and do not comply with the aforementioned rules, it is impossible for DST to obtain certainty that any particular storage device or media is and always will be compliant. DST has no actual knowledge of any fact or circumstance or regulatory guidance issues by the Securities Exchange Commission (the "SEC") that would make the following statements untrue: (1) with respect to images received and created after the date hereof and stored directly onto the AWD System (but not with respect to images converted onto the AWD System which were received by Pioneer prior to the date hereof and thereafter maintained by Pioneer in or on some form or media other than the AWD System and subsequently converted onto the AWD System, if any), the AWD Server Software and Peripheral Software as currently provided to Pioneer by DSTTI is capable of compliance with the requirements of SEC Rules 17a-4(f)(2)(ii), 17a-4(f)(3)(iii), 17a-4(f)(3)(iv)(B), and 17a-4(f)(3)(iv)(C)
(the "Recordkeeping Rules"); and (2) DST's operation of the DST AWD Server complies with the Recordkeeping Rules; provided, to the extent that such compliance is a function of the manner in which the AWD Software is used by Pioneer, that such AWD Software is used by Pioneer in compliance with all published specifications therefore and in a manner which is compliant with and fulfills the requirements of those provisions SEC Rule 17a-4(f) which are applicable to the use of the AWD Software.

       (d) THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, AND ALL SUCH OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE ARE HEREBY DISCLAIMED.

   6.02 In addition to the representations and warranties contained in the Master Agreement, Pioneer represents and warrants that:

       (a) It shall not use the AWD Software, the DST AWD Server, the Peripheral Servers, the image storage or the AWD Data Center in any way that is in violation of or will result in the violation of any law, rule or regulation that is applicable to it or to DST, or which it knows or has reasonable grounds to know will cause it or DST to violate a law, rule or regulation applicable to either of them.

SECTION 7. COVENANTS OF DST.

   7.01 DST shall electronically store images and associated database records ("Electronically Stored Data") transmitted to the AWD Data Center by Pioneer for the time periods specified in this Section; provided, however that DST shall not be responsible or liable for any changes, alterations, modifications therein or failure to maintain the same if Pioneer shall have made such changes, alterations, or modifications or shall be the cause of such failure to maintain the same. DST will retain such Electronically Stored Data on (i) DASD or (ii) an alternative storage technology ("DASD Alternative") as selected by DST from time to time until the earlier of (i) the termination or earlier expiration of this Schedule (in which case return of such data shall be governed by Section 9.05, or (ii) June 1 of the calendar year following the calendar year during which the seven (7) year anniversary of the date such data was sent by Pioneer to DST occurred. At such time, Pioneer may elect to have DST continue to store Electronically Stored Data on DASD or DASD Alternative as then available at DST beyond the aforementioned seven (7) year period; provided, however DST will charge an additional fee for such continued DASD storage. Alternatively, at such time, Pioneer may elect to have DST transfer such Electronically Stored Data to (1) Pioneer, for Pioneer's continuing retention, or (2) to another storage media supported by DST which other storage media may not have comparable ease of access as DASD. DST reserves the right to charge an additional fee for such transfer and/or continued storage. If Pioneer
(i) fails to provide instruction to DST, or (ii) refuses to pay for such additional fee for such continued storage, DST may, after thirty (30) days prior written notice to Pioneer and at DST's sole option and discretion, delete such Electronically Stored Data. Notwithstanding anything contained above, images will be retained on (i) a shared DMX DASD or (ii) an alternative storage technology ("Short Term DASD Alternative") as selected by DST from time to time as a short term storage solution for no less than thirty (30) days after the create date and time stamp assigned by AWD to such image, after which time such image may be moved by DST to (i) a shared DASD or (ii) an alternative storage technology ("Long Term DASD Alternative") as selected by DST from time to time as long term retention, where such image will be retained for the seven
(7) year period outlined above. It is expressly understood that all such Electronically Stored Data transmitted by Pioneer and maintained hereunder remains, as between DST and Pioneer, the exclusive property of Pioneer.

   (b) Notwithstanding anything contained in (a) above, all Electronically Stored Data related to Accounts which were purged from DST's TA2000 System under the Remote Service Agreement will, within ninety (90) days of such purge date, be deleted from DASD or DASD Alternative. At such time, Pioneer may elect to have DST continue to store Electronically Stored Data on DASD or DASD Alternative as then available at DST beyond the aforementioned period; provided, however DST will charge an additional fee for such continued DASD storage.

   7.02 DST shall at all times use reasonable commercial efforts in providing the AWD Software and performing services under this Agreement. Throughout the Term, DST shall comply with Exhibit D to the Master Agreement (Information Protection Program), which is made a part of this Schedule and applies to the Services. DST will be reasonably available to meet with and provide reasonable assurances to Pioneer concerning its data security procedures. With respect to any claims for losses, damages, costs or expenses which may arise directly or indirectly from the procedures, including the use of encryption technology, implemented for purposes of protecting the integrity, confidentiality or secrecy of, and the unauthorized interception, corruption, use of, or access to, any data or information transmitted via the AWD Software and the DST Facilities, as described in Exhibit D to the Master Agreement, which DST has implemented or omitted, DST shall be presumed to have fulfilled its obligations if it has followed, in all material respects, at least those Security Procedures described in Exhibit D to the Master Agreement.

   7.03 DST shall maintain disaster recovery capabilities by providing backup to a second server located at a second facility through the use of replication software, as set forth in Exhibit A.

   7.04 In the event a malfunction of the DST AWD Server or a Peripheral Server causes an error or mistake in any record, report, data, information or output provided by DST under the terms of this Schedule, DST shall, as its sole obligation and Pioneer's sole remedy, correct and reprocess such records at DST's expense; provided, Pioneer shall have promptly and timely notified DST in writing of such error or mistake.

   7.05 DST shall, on behalf of Pioneer, file with the U.S. Securities and Exchange Commission (the "SEC") the undertaking required by
Section 17Ad-7(f)(6)(i), adopted under the Securities Exchange Act of 1934, and is hereby authorized to make or provide any records maintained by DST on behalf of Pioneer available to the SEC upon request as required by such rule and undertaking.

SECTION 8. COVENANTS OF PIONEER.

   8.01 Pioneer recognizes that DST will, at all times during the Term and any subsequent Renewal Term, host Versions and Releases of the AWD Server Software and the Peripheral Server Software installed on the DST AWD Server and the Peripheral Servers (the "Hosted Software") that are supported by DSTTI. In the event DSTTI ceases to provide maintenance and support for the Versions and Releases of the Hosted Software then being hosted by DST hereunder, Pioneer will license supported Versions and Releases as soon as practical after the announcement by DSTTI of the sunset of the prior Version/Release. The timing of the migration to the supported Version/Release shall be as mutually agreed, but not later than a time that is commercially reasonable for such conversion to be completed prior to the sunset of the prior Version/Release. In the event DST elects, at Pioneer's request, to continue to host a Version and Release of the AWD Server Software and Peripheral Server Software that are no longer supported by DSTTI, the System Availability commitments specified on Exhibit A shall no longer apply.

   8.02 Pioneer shall transmit or cause to be transmitted to the AWD Data Center, in the formats and form specified by DST, all information, data or other documentation required or desirable in connection with Pioneer's use of the DST AWD Server, the Peripheral Servers, or the AWD Data Center so that the input shall be complete and accurate when it is received by the AWD Data Center. Pioneer shall advise DST of any (i) errors or mistakes in the data, information or documentation transmitted to the AWD Data Center, (ii) errors or mistakes in the records maintained (or intended to be maintained) on the DST AWD Server, the Peripheral Servers, and/or the related image storage systems,
(iii) errors or mistakes in the output generated hereunder or (iv) any other issues with respect to Pioneer's use of the DST AWD Server, the Peripheral Servers, the AWD Data Center, any third party software operated by or hosted by the AWD Data Center and/or the operation of the AWD Server Software or the Peripheral Server Software. Using normal audit and control procedures, Pioneer shall verify (i) that all data, information and documentation transmitted to the AWD Data Center hereunder is properly input into the AWD System and is accessible by Pioneer hereunder and (ii) all output received hereunder. Notification of any errors or mistakes or other issues shall be provided promptly under the circumstance (but no later than 24 hours after Pioneer knows or reasonably should know of such error or mistake or other issue). Pioneer shall be responsible and liable for any resulting Losses and the cost or expense of regenerating any output if Pioneer shall have (i) failed to utilize and employ a reasonable control procedure available on the AWD System of which Pioneer is advised or which are set forth on the appropriate DST Customer Center, (ii) failed to transmit properly any information, data or documentation, (iii) transmitted erroneous or incorrect information, data, or documentation, or (iv) failed or delayed to notify DST of any error or mistake in (x) any record, report, data or information sent to DST, (y) the records maintained or supposed to be maintained on the DST AWD Server, the Peripheral Servers, and/or the related image storage systems or (z) the output provided by DST.

   8.03 In the event Pioneer uses the AWD DATA CENTER CUSTOMER CENTER(TM), Pioneer accepts and agrees to all terms and conditions of the Customer Center Usage and Non-Disclosure Agreement set forth in Schedule VIII to the Master Agreement.

   8.04 Pioneer will, at all times during the term hereof, obtain and pay for DSTTI's standard maintenance and support for the AWD Software.

   8.05 Pioneer's Affiliates shall be subject to the same terms and provisions as is Pioneer in connection with the utilization of DST's services and systems under this Schedule. Pioneer shall be liable and responsible for Pioneer Affiliate's utilization of the DST's services and systems as if Pioneer were utilizing such systems and services itself

   8.06 Pioneer acknowledges and agrees that Pioneer is responsible for the management of user Identities and passwords for Pioneer's directors, officers, employees and agents ("Representatives") to enable Representatives to access AWD Software and to deactivate such user Identities and passwords immediately if Pioneer determines any Representative should no longer have access to the AWD Software. Pioneer is responsible for ensuring that its Representatives do not share their unique user identities or passwords with any other individuals; its Representatives understand the need and take appropriate measures to keep their respective user identities and passwords secret and confidential; each computer network and individual workstation where one of its Representatives will access the AWD Software is physically and electronically secure and has not been configured to allow user identities or passwords to be "remembered" and automatically entered when accessing the AWD Software. DST is authorized to make available to any person or entity who supplies a valid appropriate user identity and password all data and access associated with such user identity. The Person supplying the appropriate user identity and password shall be considered an authorized Representative of Pioneer, and DST may rely on such user identity information without further duty to inquire. Pioneer acknowledges and agrees that DST is not responsible, and Pioneer will indemnify, defend and hold DST harmless from and against any Loss, arising from any person having access to the AWD Software and Pioneer's documents, images and records if such persons access the AWD Software through a valid user ID and password.

SECTION 9. TERMINATION.

   9.01 This Schedule shall terminate contemporaneously with the termination of the License Agreement.

   9.02 Notwithstanding any other provision of this Schedule, in the event DST is required to retain or maintain any of Pioneer's documents, images and records or any other Pioneer Confidential Information, as defined below, beyond the termination of this Schedule by a court order, subpoena or any administrative or governmental agency, then Pioneer will continue to pay Boston Financial the costs of such continued retention and services based on the fees provided in Exhibit B to the Master Agreement until such time as DST is permitted by applicable legal requirements to dispose of such documents, images and records.

   9.03 Upon expiration or any termination of this Schedule, if Pioneer requests recovery by DST of its data and the delivery of such data to Pioneer, DST will provide such data in a format mutually agreed to by the parties, and Pioneer shall pay to Boston Financial the cost of such recovery and delivery at DST's then current rates, plus the actual cost of reasonable out of pocket expenses incurred. Such conversion services shall be subject to the terms of a Work Request or Proposal as provided in Section 5.01 of this Schedule.

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed in their names on their behalf by and through their duly authorized officers as of the day and year first above written. This Schedule may be executed by facsimile signature and may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

PIONEER INVESTMENT MANAGEMENT           DST SYSTEMS, INC.
SHAREHOLDER SERVICES, INC.

By  /s/ Tracy Connelly                  By  /s/ Fred Quatrocky
    ----------------------------------      ---------------------------------

Name Tracy Connelly                     Name Fred Quatrocky

Title Senior Vice President             Title Vice President

                                                                   EXHIBIT A to
                                                                    SCHEDULE IV
                                                     OPERATIONAL SPECIFICATIONS

                         [To be added by the Parties.]

                                  SCHEDULE V
                     DST FAN Mail Services - Mutual Funds

                             SCHEDULE NUMBER V TO
                             THE MASTER AGREEMENT
                                BY AND BETWEEN
         PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC. AND
           BOSTON FINANCIAL DATA SERVICES, INC. ("Boston Financial")
                           (the "Master Agreement")
                     DST FAN MAIL SERVICES - MUTUAL FUNDS

   THIS SCHEDULE NUMBER V TO THE MASTER AGREEMENT, is made effective as of this 1st day of January, 2012, by and between PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC. ("Pioneer") and DST SYSTEMS, INC. ("DST"), and is hereby attached to and incorporated into the Master Agreement.

   WHEREAS, Pioneer has entered into the Master Agreement and Schedules with Boston Financial and certain of its Affiliates, under which Pioneer desires to utilize DST FAN Mail Services made available by DST from time to time pursuant to this Schedule.

   NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

                                   ARTICLE I
                     INCORPORATION OF THE MASTER AGREEMENT

   The terms and conditions of the Master Agreement are hereby incorporated in this Schedule as if fully set forth herein except as modified in this Schedule. All capitalized terms used in this Schedule but not defined herein shall have the meaning ascribed to them in the Master Agreement or, if not defined in the Master Agreement, the meaning ascribed to them in any other Schedule. DST and Pioneer agree that for purposes of this Schedule, DST shall be deemed to have executed the Master Agreement in place of Boston Financial and to have accepted the terms thereof, and Pioneer further agrees that DST and not Boston Financial shall be solely responsible under this Schedule.

                                  ARTICLE II
                                  DEFINITIONS

   The following definitions shall apply to this Schedule. Additional terms may be defined in this Schedule and in the exhibits which describe the FAN Mail Services to be provided by DST for Pioneer.

    . "Distribution Support Services Web Site" shall mean the collection of electronic documents or pages residing on the DST controlled World Wide Web address (currently, https://www.dstdss.com), linked to the Internet and accessible by hypertext link through the World Wide Web, which Pioneer may access to view information about Recipients and approve/deny access requests by Recipients.

    . "DST Web Site" shall mean the collection of electronic documents or pages residing on DST's computer system, linked to the Internet and accessible by hypertext link through the World Wide Web, where the data fields and related screens provided by DST may be viewed by Recipients who access such site.

    . "FAN Mail(R)" shall mean the DST-designed, developed and instituted system known as "Financial Adviser Network Mail/TM/" or "FAN Mail," which enables DST to make data from DST's TA2000(R) mutual fund recordkeeping systems and data provided to DST, in the format specified by DST, from other mutual fund recordkeeping systems or recordkeeping systems maintained by third parties for other Financial Products, available through the Internet to authorized Recipients.

    . "FAN Mail Services" shall mean the services provided by DST utilizing FAN Mail, the Distribution Support Services Web Site, the Internet, and other systems provided by DST and telecommunications carriers, as described in the Service Exhibits which are attached to this Schedule from time to time.

    . "Financial Products" shall mean mutual funds, annuity, variable annuity or variable universal life contracts or real estate investment trusts or limited partnerships or other similar financial products, and "Financial Product Units" shall mean the shares or units of a Financial Product held by a record owner.

    . "Person" shall mean an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    . "Recipient(s)" shall mean the Persons described herein to whom data is made available utilizing FAN Mail Services, including specified authorized agents of record owners of Financial Product Units, including registered financial advisers, financial planners and other financial intermediaries.

    . "Security Procedures" shall mean the procedures, which may include the use of encryption technology, implemented for purposes of protecting the integrity, confidentiality or secrecy of, and the unauthorized interception, corruption, use of, or access to, any data or information made available via FAN Mail Services.

                                  ARTICLE III
                      USE OF FAN MAIL SERVICES BY PIONEER

   Section 2.1 Selection of FAN Mail Services. DST will perform, and Pioneer has selected, the FAN Mail Services described on the Service Exhibits attached to this Schedule. New Service Exhibits describing additional FAN Mail Services may be added to this Schedule from time to time by mutual written Schedule of DST and Pioneer, and such additional FAN Mail Services shall be subject to the terms of this Schedule.

   Section 2.2 DST Responsibilities. During the Term and subject to the provisions of this Schedule, DST shall, at its expense (unless otherwise provided for herein or in a Service Exhibit) perform the FAN Mail Services as described in each Service Exhibit, including provision of all computers, telecommunications equipment and other equipment reasonably necessary at its facilities to provide the FAN Mail Services.

   Section 2.3 Delivery Methods. The delivery method for FAN Mail Services shall be specified in the applicable Service Exhibits. DST may at any time change the method of delivery or develop an internal delivery system.

   Section 2.4 Pioneer Responsibilities. Pioneer shall at its expense (unless otherwise provided for herein) fulfill the Pioneer obligations, if any, set forth in each Service Exhibit to this Schedule.

   Section 2.5 Scope of DST Obligations. DST shall at all times use reasonable commercial efforts in performing FAN Mail Services under this Schedule. In the absence of breach of its duties under this Schedule, DST shall not be liable for any loss or damage suffered in connection with the use of FAN Mail Services. With respect to all instructions given to DST by Pioneer, DST shall be presumed to have fulfilled its obligations if it has acted in accordance with the instructions provided by Pioneer. With respect to any claims for losses, damages, costs or expenses which may arise directly or indirectly from Security Procedures which DST has implemented or omitted, DST shall be presumed to have fulfilled its obligations if it has followed, in all material respects, at least those Security Procedures described in the Security Procedures attachment to each Service Exhibit to this Schedule. DST may, but shall not be required to, modify such Security Procedures from time to time to the extent it believes, in good faith, that such modifications will not diminish the security of FAN Mail Services. All data and information made available via FAN Mail Services are for informational purposes only, and are not intended to satisfy regulatory requirements or comply with any laws, rules, requirements or standards of any federal, state or local governmental authority, agency or industry regulatory body, including the securities industry, which compliance is the sole responsibility of Pioneer. Pioneer acknowledges and agrees that its Recipients are responsible for verifying the accuracy and receipt of all data or information made available via FAN Mail Services. Pioneer is responsible for advising its Recipients of their responsibility for promptly notifying the appropriate transfer agent of any errors or inaccuracies relating to Financial Product Unit holder data or other information made available via FAN Mail Services.

                                  ARTICLE IV
                                     FEES

   Section 3.1 Fees for FAN Mail Services. As consideration for the performance by DST of the FAN Mail Services, Pioneer will pay Boston Financial the fees relating to each such service as set forth in Exhibit B to the Master Agreement.

                                   ARTICLE V
                              PROPRIETARY RIGHTS

   Pioneer acknowledges and agrees that it obtains no rights in or to any of the software, templates, screen and file formats, interface protocols, formats and development tools and instructions, hardware, processes, trade secrets, instruction manuals, enrollment authorization, authentication and other business processes, proprietary information or distribution and communication networks utilized by DST to provide FAN Mail Services, all of which are owned by or licensed to DST. Any software, interfaces and interface formats and protocols developed by DST shall not be used to connect Pioneer to any transfer agency system or any other Person or otherwise used by Pioneer for any purpose other than utilizing FAN Mail Services in accordance with this Schedule, without DST's prior written approval. Pioneer shall not copy, decompile or reverse engineer any software provided to Pioneer by DST. Pioneer also agrees not to take any action which would mask, delete or otherwise alter any DST on-screen disclaimers and copyright, trademark and service mark notifications provided by DST from time to time, or any "point and click" features relating to Recipient acknowledgment and acceptance of such disclaimers and notifications.

                                  ARTICLE VI
                             TERM AND TERMINATION

   Section 5.1 Term. Unless terminated earlier as provided in this Article VI, this Schedule shall be effective as of the date first noted above and shall continue in force and effect until the expiration or termination of the last Service Exhibit between DST and Pioneer then in effect (the "Term").

   Section 5.2 Termination. Throughout the Term, either Party shall have the right to terminate this Schedule, including all Service Exhibits then in effect, on written notice to the other Party of the other Party's material breach of this Schedule and such Party's failure to cure such breach within thirty (30) days. Additionally, DST shall have the right, upon thirty (30) days prior written notice to Pioneer, to terminate this Schedule, and all Service Exhibits then in effect, in the event of the termination of the Master Agreement or Schedule II - TA2000 Remote Services - to the Master Agreement.

   Section 5.3 Effect of Termination. In the event of a termination under the provisions of this Article VI, the Parties will have no continuing obligations to one another other than the obligation to return to one another the confidential or proprietary materials of the other in their possession.

                                  ARTICLE VII
                    INDEMNIFICATION; LIABILITY LIMITATIONS

   Section 6.1 No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS SCHEDULE, THE FAN MAIL SERVICES AND ALL SYSTEMS DESCRIBED IN THIS SCHEDULE AND ITS EXHIBITS ARE PROVIDED "AS-IS," ON AN "AS AVAILABLE" BASIS, AND DST HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING SERVICES PROVIDED BY DST HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

   Section 6.2 Limitation of Liability. Under no circumstances shall DST be liable for indirect, incidental, consequential, special, exemplary or punitive damages (even if DST has been advised of or has foreseen the possibility of such damages), arising from the use or inability to use any of the FAN Mail Services, or under any provision of this Schedule, such as, but not limited to, loss of revenue or anticipated profits or lost business. Without limiting any of the foregoing terms of this Section, DST's liability in connection with the performance of FAN Mail Services under the terms of this Schedule, or under any theory of law, tort or otherwise, shall not exceed (i) as to any single claim an amount exceeding the aggregate fees received by DST pursuant to Article III during the three months immediately preceding the act or occurrence from which the claim arises, and (ii) as to all claims, an amount exceeding the aggregate fees received by Boston Financial with respect to this Schedule pursuant to
Article III during the most recent twelve (12) month Term of the Service
Exhibit relating to the FAN Mail Service with respect to which the claims arise.

   Section 6.3 Indemnity. Pioneer acknowledges that, if authorized by Pioneer, DST will make Pioneer's data available to Recipients and other third parties over the Internet. Pioneer acknowledges and agrees that DST has no control over, and no responsibility for, the authorized or unauthorized disclosure, dissemination, alteration or use of data by such Recipients or such other third parties or by any other party that may obtain access to the data through the Internet or from such Recipients or other third parties or in any other manner. Pioneer hereby indemnifies and holds DST harmless from, and shall defend it against any and all claims, demands, costs, expenses and other liabilities, including reasonable attorneys' fees, arising in connection with the use of, or inability to use, the FAN Mail Services by any Recipient, except to the extent such liabilities result directly from the failure by DST to perform its obligations under this Schedule.

                                 ARTICLE VIII
                                CONFIDENTIALITY

   Section 7.1 DST Confidential Information. In addition to the provisions of
Section 9 of the Master Agreement, Pioneer acknowledges and agrees that the terms and conditions of this Schedule, FAN Mail (including by way of example and without limitation all Security Procedures, processes, algorithms, designs, techniques, code, screen and data formats, interface formats and protocols, and structures contained or included therein) and other information obtained by it concerning the other software, software applications, equipment configurations, and business of DST (the "DST Confidential Information") is confidential and proprietary to DST. Pioneer further agrees to use the DST Confidential Information only as permitted by this Schedule, to maintain the confidentiality of the DST Confidential Information and not to disclose the DST Confidential Information, or any part thereof, to any other person, firm or corporation. Pioneer acknowledges that disclosure of the DST Confidential Information may give rise to an irreparable injury to DST inadequately compensable in damages. Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available. Pioneer consents to the obtaining of such injunctive relief and in any proceeding upon a motion for such injunctive relief, Pioneer's ability to answer in damages shall not be interposed as a defense to the granting of such injunctive relief.

   Section 7.2 Pioneer Confidential Information. In addition to the provisions of Section 9 of the Master Agreement, DST acknowledges and agrees that the terms and conditions of this Schedule, any information obtained by DST concerning the software and software applications (including by way of example and without limitation all data in the Files and algorithms, designs, techniques, code, screen and data formats and structures contained or included therein), equipment configurations, personal information regarding the customers and consumers of Pioneer and business of Pioneer (the "Pioneer Confidential Information") is confidential and proprietary to Pioneer. DST hereby agrees to use the Pioneer Confidential Information only as permitted by this Schedule, to maintain the confidentiality of the Pioneer Confidential Information and not to disclose the Pioneer Confidential Information, or any part thereof, to any other person, firm or corporation. DST acknowledges that disclosure of the Pioneer Confidential Information may give rise to an irreparable injury to Pioneer inadequately compensable in damages. Accordingly, Pioneer may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available. DST consents to the obtaining of such injunctive relief and in any proceeding upon a motion for such injunctive relief, DST's ability to answer in damages shall not be interposed as a defense to the granting of such injunctive relief.

   Section 7.3 Limitations; Survival. The provisions of this Article VIII shall not apply to any information if and to the extent it was (i) independently developed by the receiving Party as evidenced by documentation in such Party's possession, (ii) lawfully received by it free of restrictions from another source having the right to furnish the same, (iii) generally known or available to the public without breach of this Schedule by the receiving Party or
(iv) known to the receiving Party free of restriction at the time of such disclosure. The Parties agree that immediately upon termination of this Schedule, without regard to the reason for such termination, the Parties shall forthwith return to one another all written materials and computer software which are the property of the other Party. All of the undertakings and obligations relating to confidentiality and nondisclosure in this Schedule shall survive the termination or expiration of this Schedule for a period of ten (10) years, except with respect to any non-public personal information as defined under federal and state privacy laws, for which information the undertakings and obligations relating to confidentiality and nondisclosure in this Schedule shall survive the termination or expiration of this Schedule for the period of time required by such applicable law.

                                  ARTICLE IX
                                 FORCE MAJEURE

   Pioneer acknowledges that the Internet is not a secure or reliable environment, and that the ability of DST to deliver FAN Mail Services is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers and encryption system developers and other vendors and third parties. DST shall not be liable for any delays or failures to perform any of its obligations hereunder to the extent that such delays or failures are due to circumstances beyond its reasonable control, including acts of God, strikes, riots, terrorist acts, acts of war, power failures, functions or malfunctions of the Internet, telecommunications services, firewalls, encryption systems and security devices, or governmental regulations imposed after the date of this Schedule.

   IN WITNESS WHEREOF, the Parties hereto have set their hands by their authorized representatives as of the Effective Date.

PIONEER INVESTMENT MANAGEMENT        DST SYSTEMS, INC.
SHAREHOLDER SERVICES, INC.

By  /s/ Tracy Connelly               By      /s/ Fred Quatrocky
    -------------------------------          ------------------------------

 Name: Tracy Connelly                Name:   Fred Quatrocky

 Title: Senior Vice President        Title:  Vice President

                                SERVICE EXHIBIT

                       BASIC FAN MAIL SERVICES - TA2000

1. Basic FAN Mail Services. Pioneer has requested, and DST will provide, for the Term set forth on the signature page of this Service Exhibit, Basic FAN Mail Services as one of the FAN Mail Services pursuant to the terms of the Master Agreement for DST FAN Mail Services (the "Agreement") between Pioneer and DST.

2. DST Responsibilities. In connection with its performance of Basic FAN Mail Services, DST shall:

     (a) Receive data ("Files") from Pioneer or extract Files from TA2000 as instructed by Pioneer, address the Files to Recipients who have been designated by Pioneer to receive the Files and who have completed the enrollment process for Basic FAN Mail Services described below, and make the Files available to such Recipients. Files will be made available through the Internet via hypertext link to the DST Web Site. DST shall provide each Recipient utilizing the Internet with a recipient ID (the "Recipient ID") and a password (the "Password") in accordance with the then current Recipient Enrollment and Authorization Procedures and shall permit access to the file(s) associated with a given Recipient ID and Password whenever the appropriate Recipient ID and Password is received at the DST Web Site. Each Recipient is responsible for accessing and retrieving such Recipient's Files.

     (b) Make available to Recipients the Files set forth on the File and Usage Fee Schedule attached to this Service Exhibit. DST may, from time to time, and upon notice to Pioneer, add and/or delete Files from the File and Usage Fee Schedule.

     (c) Perform the following administrative functions: maintain a data base which contains the Recipient's name, address, electronic mailing address, forty-five (45) day history of Files made available and list of Recipients by dealer/adviser number; provide billing to Pioneer; reasonably assist Pioneer and Recipients to establish FAN Mail links; monitor transmissions and provide ongoing technical support for FAN Mail; and maintain a Website facilitating enrollment for Recipients of Pioneer's Files.

     (d) Establish links between Pioneer, the DST Web Site and the Distribution Support Services Web Site, provide telephone support to Pioneer and Recipients respecting use of FAN Mail, use reasonable efforts to resolve problems, and establish and maintain the DST Web Site so it is available.

     (e)  Perform all other DST obligations as set forth in the Agreement.

3. Pioneer and Recipient Responsibilities. During the Term and subject to the provisions of this Agreement, Pioneer shall at its expense (unless otherwise provided for herein) fulfill Pioneer obligations as follows:

     (a)  Pioneer. Pioneer must:

          (i) Comply with all Recipient Enrollment and Authorization Procedures described in the Basic FAN Mail Services Security Procedures attached as part of this Exhibit;

          (ii) Transmit Files daily from Financial Product recordkeeping systems maintained by third parties to DST in formats specified from time to time by DST, if applicable. For Files to be extracted from TA2000, by execution of this Service Exhibit Pioneer hereby consents, and instructs DST to extract Files from TA2000 for Recipients who have been designated by Pioneer to receive the Files;

          (iii)Perform all other Pioneer obligations as set forth in the Agreement.

     (b) Recipient. As a condition of a Recipient's access to Files, Pioneer acknowledges that each Recipient must:

          (i) Obtain and pay for connectivity to the Internet or delivery protocol;

          (ii) Have the proper equipment and software to enable the Recipients to access the DST Web Site and download the Files therein and obtain all related maintenance, including support in the event of download problems; and

          (iii)Comply with all Recipient Enrollment and Authorization Procedures described in the Basic FAN Mail Services Security Procedures attached as part of this Exhibit.

          Pioneer agrees that DST shall not be required to provide Files to any Recipient who fails to comply with the foregoing.

4. Fees for Basic FAN Mail Services. As consideration for the performance by DST of the Basic FAN Mail Services, Pioneer shall pay to Boston Financial the fees and charges for this Schedule as set forth on Exhibit B to the Master Agreement.

                            BASIC FAN MAIL SERVICES

                              Security Procedures

1. Encryption
   The following encryption methods will be employed for all data files residing outside of DST's secured environment:

   Files available for Recipient download will be stored using 256-bit AES (Advanced Encryption Standard) encryption.

   Between the Recipient and the DST Web site or the Distribution Support Services Web Site, the Files will be encrypted using Secure Sockets Layer ("SSL"). The purpose of using SSL is to encrypt data transmissions through the DST Web Site and the Distribution Support Services Web Site and not allow access through the DST Web Site or the Distribution Support Services Web Site from Internet browsers which do not support SSL data encryption. The standard level of encryption supported by the DST Web Site and the Distribution Support Services Web Site is 128-bit encryption.

2. Network Access Control
   A device referred to as a "firewall" is located between the Internet and the DST Web Site. The purpose of the firewall is to control connectivity to the DST Web Site at the port level. This equipment is located and administered at DST's Winchester data center. Changes to the systems residing on this computer are submitted through the DST change control process. DST is advised by its current firewall provider that this equipment will not interrogate data, and that its only function is to limit the type of traffic accessing the DST Web Site. Ports on the firewall are configured to be consistent with ports at the DST Web Site.

   All services and functions within the DST Web Site are deactivated with the exception of services and functions which support the transfer of files. All ports on the DST Web Site are disabled, except those ports required to transfer files. All "listeners" are deactivated. Directory structures are "hidden" from the user. Services which provide directory information are also deactivated.

3. Limitation of DST Access
   Access of DST personnel to the DST Web Site and the Distribution Support Services Web Site and the FAN Mail application servers is restricted within DST to a limited number of employees based upon DST system administration requirements, as determined by appropriate DST systems managers from time to time.

4. Right to Audit
   Pioneer may audit, at its expense, the DST Web Site and the Distribution Support Services Web Site once in each 12 month period and any associated systems or networks after providing reasonable written notice to DST. The audit may include review of configurations, audit trails, and maintenance of systems and software associated with the DST Web Site and the Distribution Support Services Web Site. Tools which may be used for the audit may include network security tools; provided that DST may specify the time at which any tool is used, if DST reasonably believes that such tool may affect system performance. The audit will be coordinated through the DST Internal Audit Office and DST will be entitled to observe all audit activity. Pioneer will not perform any action that may interfere with the uptime or stability of DST's systems or networks. Subject to the foregoing, Pioneer may perform any audit activity which is technically possible for a user of the public Internet. In particular, Pioneer and its review team will be considered authorized users and DST will not seek prosecution under any computer crime or other applicable statutes for such activity.

5.a. ID/Password Requirements - Recipient
     DST will establish a single Recipient ID and Password for each Recipient and will permit access to the Files residing on the DST Web Site associated with the given Recipient ID and Password without further inquiry. Each Recipient's Password will be encrypted.

5.b. ID/Password Requirements - Pioneer Point of Contact
     DST will establish a single Operator ID and Password for use by the Pioneer point of contact to access the Distribution Support Services Web Site.

     Required - The Operator ID shall have access as determined by the Pioneer. Access will be specific to the management company associated with the Pioneer. This may include the following access levels, at Pioneer's option, inquiry only access (Pioneer point of contact may only view information related to Recipients) or update access (Pioneer point of contact may update profiles related to Recipients, including, but not limited to, changing, adding and deleting Recipient information). DST shall store the Operator ID and associated access levels. Any personnel changes or access changes affecting the Pioneer point of contact must be communicated to DST promptly.

     Required - Password is used in conjunction with Operator ID to access the Distribution Support Services Web Site, which consequently provides access to any Recipient information (profile, firm, address, authorization information, etc.)

               RECIPIENT ENROLLMENT AND AUTHORIZATION PROCEDURES

                                      FOR

                            BASIC FAN MAIL SERVICES

The following Enrollment and Authorization Procedures, which may be modified by DST from time to time, are also part of the Security Procedures applicable to the Basic FAN Mail Services:

1. Enrollment.

       (a) New Recipients. Each Recipient is required to complete an online enrollment found at http://www.dstfanmail.com and electronically submit to DST the information called for in the enrollment process. In order to complete the enrollment process, the Recipient must verify Recipient's agreement to DST's Terms and Conditions for access to FAN Mail Services by clicking an "I Agree" button. The Recipient must identify the broker/dealer with which the Recipient is associated. If DST does not already have a hard copy blanket Broker/Dealer Authorization Letter completed and on file for the identified broker/dealer, the Recipient must submit a hard copy Broker/Dealer Authorization Letter signed by the broker/dealer. DST will not be required to verify that the person who clicks agreement to the Terms and Conditions or that the person who signs the Broker/Dealer Authorization Letter is legally authorized to do so and DST shall be entitled to rely conclusively upon such agreement keystroke or signature without further duty to inquire. The Recipient must also provide all information requested concerning the Recipient's practice and which financial products the Recipient wishes to access. A Recipient ID and Password are established immediately upon completion of the enrollment process.

   (b) Currently Enrolled Recipients. Recipients who are currently enrolled and authorized by Pioneer to receive Files for Basic FAN Mail Services at the time of execution of this Service Exhibit under any prior FAN Mail Agreement shall not be required to re-enroll and Pioneer agrees that authorization shall be deemed to be given as to such Recipients until Pioneer notifies DST otherwise.

2. Pioneer Authorization.

   Upon DST's receipt of enrollment instructions from the Recipient, DST will make available an Authorization Request to Pioneer (point of contact) through the Distribution Support Services Web Site.

   Through the Distribution Support Services Web Site, Pioneer's point of contact is solely responsible for authorizing or denying each Recipient request for access to the product. When authorizing requests, security criteria must be verified by Pioneer. This includes verifying that each field authorized in the security criteria accurately represents the dealer/branch/representative, tax ID, or cumulative discount information or any additional data extract criteria requested that appears on the master of the Recipient's clients' accounts. 100% of the Recipient's accounts should reflect the authorized criteria.

   Pioneer assumes all responsibility for verifying and approving the security level of each new Recipient authorization request. DST shall not be required to verify that the person who processes the Authorization Request is legally authorized to do so on behalf of Pioneer and DST shall be entitled to rely conclusively upon such approval/denial without further duty to inquire. No Files will be made available until the request is authorized by Pioneer.

3. Data Availability Notification.

   When Pioneer approves an authorization request, the Recipient's ID is updated for the authorized security and an e-mail is sent to the Recipient notifying him/her that data is available for retrieval.

   All other terms and conditions shall be governed by the Agreement into which this Service Exhibit is incorporated.

PIONEER INVESTMENT MANAGEMENT            DST SYSTEMS, INC.
SHAREHOLDER SERVICES, INC.

By:     /s/ Tracy Connelly               By:     /s/ Fred Quatrocky
        -------------------------------          ------------------------------

Name:   Tracy Connelly                   Name:   Fred Quatrocky

Title:  Senior Vice President            Title:  Vice President

Exhibit Term:

January 1, 2012 through December 31, 2016.

At the end of the initial Exhibit Term above (the "Initial Exhibit Term"), this Service Exhibit shall automatically renew for additional, successive twelve
(12)-month terms (each, a "Renewal Exhibit Term") unless terminated by either Party by written notice to the other at least sixty (60) days prior to the end of the Initial Exhibit Term or any Renewal Exhibit Term, in which case the effective date of such termination notice shall be the end of the relevant Initial Exhibit Term or Renewal Exhibit Term. The Initial Exhibit Term and any Renewal Exhibit Term(s) are referred to herein as the Exhibit Term. Nothing in this paragraph shall alter or affect either Party's ability to terminate the Agreement and this Service Exhibit as set forth in Article VI of the Agreement.

                                SERVICE EXHIBIT

                     INTERNET DEALER COMMISSIONS - TA2000

1. Internet Dealer Commissions. Pioneer has requested, and DST will provide, for the Term set forth on the signature page of this Service Exhibit, Internet Dealer Commissions as one of the FAN Mail Services pursuant to the terms of the Master Agreement for DST FAN Mail Services (the "Agreement") between Pioneer and DST. DST will use the Internet Dealer Commissions to make commission data available to Broker/Dealers authorized by Pioneer. Each Broker/Dealer authorized by Pioneer will have the ability to retrieve commission data relating to the investment companies managed by Pioneer from the DST Web Site.

2. Definitions. For purposes of this Exhibit, the following additional definition shall apply (in addition to all other defined terms in the Agreement):

    . "Commission Data" shall mean front-end load, advanced, and 12b-1 dealer compensation information relating to the investment companies managed by Pioneer.

3. DST Responsibilities. In connection with services utilizing the Internet Dealer Commissions, DST shall:

    (a) Extract Commission Data as files ("Files") from TA2000 as instructed by Pioneer, address the Files to Broker/Dealers who have been designated by Pioneer to receive the Files and who have completed the enrollment process for the Internet Dealer Commissions as described below and make the Files available to such Broker/Dealers. All files will be made available only through the Internet via the DST Web Site. DST shall provide each Broker/Dealer utilizing the Internet with a Broker/Dealer ID (the "Broker/Dealer ID") and a password (the "Password") and shall permit access to the Commission Data associated with a given Broker/Dealer ID and Password whenever the appropriate Broker/Dealer ID and Password is received at the DST Web Site. Each Broker/Dealer is responsible for accessing and retrieving such Broker/Dealer's Files.

    (b) Perform the following administrative functions necessary to establish the link between the Files and the Broker/Dealer's Internet directory: facilitate enrollment for Broker/Dealers requesting Pioneer's Commission Data; maintain a data base which contains the Broker/Dealer's name, address, electronic mailing address, and forty five (45) day history of Commission Data made available through the DST Web Site; provide billing to Pioneer; reasonably assist Pioneer and Broker/Dealers to establish Internet links; monitor transmissions; and provide ongoing technical support for the Internet Dealer Commissions services.

    (c) Establish Internet links between the TA2000 system and the DST Web Site; provide telephone support to Pioneer and Broker/Dealers respecting use of the Internet Dealer Commissions; use reasonable efforts to resolve problems; and establish and maintain the DST Web Site so it is available for contact by Broker/Dealers.

    (d) Perform all other DST obligations as set forth in the Agreement.

4. Pioneer and Broker/Dealer Responsibilities. During the Term and subject to the provisions of this Agreement, Pioneer shall at its expense (unless otherwise provided for herein) fulfill Pioneer obligations as follows:

    (a) Pioneer. Pioneer must:

        (i) Comply with all Broker/Dealer Enrollment and Authorization Procedures described in the Internet Dealer Commissions Security Procedures attached as a part of this Exhibit;

        (ii)Instruct DST to make Commission Data from TA2000 available to Broker/Dealers who have been designated by Pioneer to receive the Files.

       (iii)Perform all other Pioneer obligations as set forth in the Agreement.

    (b) Broker/Dealer. As a condition of a Broker/Dealer's access to Files, Pioneer acknowledges that each Broker/Dealer must:

        (i) Obtain and pay for connectivity to the Internet or delivery protocol; and

        (ii)Have the proper equipment and software to enable the Broker/Dealer to access the Files therein and obtain all related maintenance, including support in the event of download problems; and

       (iii)Comply with all Broker/Dealer Enrollment and Authorization Procedures described in the Security Procedures attached as part of this Exhibit.

       Pioneer agrees that DST shall not be required to provide Files to any Broker/Dealer who fails to comply with the foregoing.

5. Fees for Internet Dealer Commissions. As consideration for the performance by DST of the Internet Dealer Commissions services described above, Pioneer shall pay DST the fees and charges set forth on Exhibit B to the Master Agreement.

                          INTERNET DEALER COMMISSIONS
                              Security Procedures
1. Encryption
   The following encryption methods will be employed for all data files residing outside of DST's secured environment:

   Files available for Broker/Dealer download will be stored using 256-bit AES (Advanced Encryption Standard) encryption.

   Between the Broker/Dealer and the DST Web site or the Distribution Support Services Web Site, the Files will be encrypted using Secure Sockets Layer ("SSL"). The purpose of using SSL is to encrypt data transmissions through the DST Web Site and the Distribution Support Services Web Site and not allow access through the DST Web Site or the Distribution Support Services Web Site from Internet browsers which do not support SSL data encryption. The standard level of encryption supported by the DST Web Site and the Distribution Support Services Web Site is 128-bit encryption.

2. Network Access Control
   A device referred to as a "firewall" is located between the Internet and the DST Web Site. The purpose of the firewall is to control connectivity to the DST Web Site at the port level. This equipment is located and administered at DST's Winchester data center. Changes to the systems residing on this computer are submitted through the DST change control process. DST is advised by its current firewall provider that this equipment will not interrogate data, and that its only function is to limit the type of traffic accessing the DST Web Site. Ports on the firewall are configured to be consistent with ports at the DST Web Site.

   All services and functions within the DST Web Site are deactivated with the exception of services and functions which support the transfer of files. All ports on the DST Web Site are disabled, except those ports required to transfer files. All "listeners" are deactivated. Directory structures are "hidden" from the user. Services which provide directory information are also deactivated.

3. Limitation of DST Access
   Access of DST personnel to the DST Web Site and the Internet Dealer Commissions application servers is restricted within DST to a limited number of employees based upon DST system administration requirements, as determined by appropriate DST systems managers from time to time.

4. ID/Password Requirements
   DST will establish a single Broker/Dealer ID and Password for each Broker/Dealer and will permit access to the Files residing on the DST Web Site associated with the given Broker/Dealer ID and Password without further inquiry. Each Broker/Dealer's Password will be encrypted.

             BROKER/DEALER ENROLLMENT AND AUTHORIZATION PROCEDURES

                                      FOR

                          INTERNET DEALER COMMISSIONS

The following Enrollment and Authorization Procedures, which may be modified by DST from time to time, are also part of the Security Procedures applicable to the Internet Dealer Commissions.

1. Enrollment.

   Each Broker/Dealer is required to complete an online enrollment found at http://www.dstidc.com and electronically submit to DST the information called for in the enrollment process. In order to complete the enrollment process, the Broker/Dealer must verify Broker/Dealer's agreement to DST's Terms and Conditions for access to Internet Dealer Commissions Services by clicking an "I Agree" button. DST will not be required to verify that the person who clicks agreement to the Terms and Conditions is legally authorized to do so and DST shall be entitled to rely conclusively upon such agreement keystroke or signature without further duty to inquire. The Broker/Dealer must also provide all information requested concerning the Broker/Dealer's practice and which financial products the Broker/Dealer wishes to access. A Broker/Dealer ID and Password are established immediately upon completion of the enrollment process.

2. Pioneer Authorization.

   Upon DST's receipt of enrollment instructions from the Broker/Dealer, DST will make available an authorization request to Pioneer (point of contact) through the Distribution Support Services Web Site.

   Pioneer's point of contact is solely responsible for authorizing or denying each Broker/Dealer request for access to the product. When authorizing requests, security criteria must be verified by Pioneer. 100% of the Broker/Dealer's accounts should reflect the authorized criteria.

   Pioneer assumes all responsibility for verifying and approving the security level of each new Broker/Dealer authorization request. DST shall not be required to verify that the person who processes the authorization request is legally authorized to do so on behalf of Pioneer and DST shall be entitled to rely conclusively upon such approval/denial without further duty to inquire. No Commission Data will be made available until the request is authorized by Pioneer.

All other terms and conditions shall be governed by the Agreement into which this Service Exhibit is incorporated.

PIONEER INVESTMENT MANAGEMENT            DST SYSTEMS, INC.
SHAREHOLDER SERVICES, INC.

By:    /s/ Tracy Connelly                By:     /s/ Fred Quatrocky
       --------------------------------          ------------------------------

Name:  Tracy Connelly                    Name:   Fred Quatrocky

Title  Senior Vice President             Title:  Vice President

Exhibit Term:

January 1, 2012 through December 31, 2016.

At the end of the initial Exhibit Term above (the "Initial Exhibit Term"), this Service Exhibit shall automatically renew for additional, successive twelve
(12)-month terms (each, a "Renewal Exhibit Term") unless terminated by either Party by written notice to the other at least sixty (60) days prior to the end of the Initial Exhibit Term or any Renewal Exhibit Term, in which case the effective date of such termination notice shall be the end of the relevant Initial Exhibit Term or Renewal Exhibit Term. The Initial Exhibit Term and any Renewal Exhibit Term(s) are referred to herein as the Exhibit Term. Nothing in this paragraph shall alter or affect either Party's ability to terminate the Agreement and this Service Exhibit as set forth in Article VI of the Agreement.

                                  SCHEDULE VI
                 DST FAN Services - Mutual Funds (Web/Vision)

                             SCHEDULE NUMBER VI TO

                             THE MASTER AGREEMENT

                                BY AND BETWEEN

           PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC.

  AND BOSTON FINANCIAL DATA SERVICES, INC. ("Boston Financial") (the "Master
                                  Agreement")

                        DST FAN SERVICES - MUTUAL FUNDS

   THIS SCHEDULE is made effective as of January 1st, 2012 by and between DST Systems, Inc., a Delaware corporation ("DST") and Pioneer Investment Management Shareholder Services, Inc., a Massachusetts corporation ("Pioneer"). DST and Pioneer are together referred to herein as the "Parties" and individually as the "Party".

   WHEREAS, Pioneer has entered into the Master Agreement and Schedules with Boston Financial and certain of its Affiliates, under which Pioneer desires to utilize DST FAN Services to provide access to account information and certain on-line transaction request capabilities in accordance with the terms of this Schedule.

   NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

                                   ARTICLE I
                       INCORPORATION OF MASTER AGREEMENT

   The terms and conditions of the Master Agreement are hereby incorporated in this Schedule as if fully set forth herein except as modified in this Schedule. All capitalized terms used in this Schedule but not defined herein shall have the meaning ascribed to them in the Master Agreement or, if not defined in the Master Agreement, the meaning ascribed to them in any other Schedule. DST and Pioneer agree that solely for purposes of this Schedule, DST shall be deemed to have executed the Master Agreement in place of Boston Financial and to have accepted the terms thereof, and Pioneer further agrees that DST and not Boston Financial shall be solely responsible under this Schedule.

                                  ARTICLE II
                                  DEFINITIONS

   Except as may be modified in a Service Exhibit, the following definitions shall apply to this Schedule. Additional terms may be defined in the Master Agreement, this Schedule, or in the exhibits that describe the FAN Services to be provided by DST for Pioneer.

    . "Customer-Controlled Content Areas" shall mean those DST-designated areas within DST-designated screens of the DST Web Site where Pioneer may optionally publish marketing or other types of Pioneer-specific content. Pioneer makes content updates and changes directly to those areas in the DST Web Site through a secured Application Programming Interface (API) or through a password protected DST-provided update facility made available by DST only to Pioneer.

    . "DST Web Site" shall mean the collection of electronic documents or pages residing on DST's computer system, linked to the Internet and accessible by hypertext link through the World Wide Web, where the Transaction data fields and related screens provided by DST may be viewed by Users who access such site.

    . "FAN" shall mean the DST Financial Access Network, a DST computer and software system that provides an interface between the Internet and public data network service providers and the transfer agency systems of Funds for the purposes of communicating Fund data and information and Transaction requests.

    . "FAN Options" shall mean the series of edits and instructions provided by Pioneer to DST in writing, through which Pioneer specifies its instructions for Transactions available through the various FAN Services, e.g., minimum and maximum purchase, redemption and exchange amounts.

    . "FAN Services" shall mean the services provided by DST utilizing FAN(R), the DST Web Site, the Internet, and other software, equipment and systems provided by DST and telecommunications carriers and firewall providers, whereby Transactions may be requested in each Fund by Users accessing the DST Web Site via the Internet.

    . "Fund(s)" shall mean, solely for purposes of this Schedule and the Service Exhibits, as defined below, the various registered investment companies (mutual funds) for which Pioneer provides various services and which Pioneer designates for participation in FAN Services from time to time by written notice to DST.

    . "Person" shall mean an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    . "Security Procedures" shall mean the procedures, including the use of encryption technology, implemented for purposes of protecting the integrity, confidentiality or secrecy of, and the unauthorized interception, corruption, use of, or access to, any data or information transmitted via FAN Services.

    . "Service Exhibit" shall mean the service exhibits attached hereto which outline the particular FAN Services to be provided by DST to Pioneer.

    . "Transactions" shall mean account inquiries, purchases, redemptions, exchanges and other transactions offered through FAN Services as specified in each Service Exhibit.

    . "User(s)" shall mean record owners or authorized agents of record owners of shares of a Fund, including brokers, investment advisors and other financial intermediaries or the other Persons authorized to access a particular FAN Service pursuant to the terms of a Service Exhibit.

                                  ARTICLE III
                        USE OF FAN SERVICES BY PIONEER

   Section 2.1 Selection of FAN Services. DST will perform, and Pioneer has selected, the FAN Services described on the Service Exhibits attached to this Schedule. New Service Exhibits describing additional FAN Services may be added to this Schedule from time to time by mutual written agreement of DST and Pioneer, and such additional FAN Services shall be subject to the terms of this Schedule.

   Section 2.2 DST Responsibilities. During the Term and subject to the provisions of this Schedule, DST shall, at its expense (unless otherwise provided for herein) perform the FAN Services as described in each Service Exhibit, including provision of all computers, telecommunications connectivity and equipment reasonably necessary at its facilities to operate and maintain FAN and the DST Web Site.

   Section 2.3 Pioneer Responsibilities. During the Term and subject to the provisions of this Schedule, Pioneer shall at its expense (unless otherwise provided for herein) fulfill, or cause to be fulfilled by the Funds or otherwise, the Pioneer obligations, if any, set forth in each Service Exhibit to this Schedule.

   Section 2.4 Change in Designated Funds. Upon thirty (30) days prior notice to DST, Pioneer may change the Funds designated to participate in FAN Services by delivering to DST, in writing, a revised list of participating Funds.

   Section 2.5 FAN Options. Pioneer is responsible for establishing implementation procedures and options available for each FAN Service, as specified in the applicable Service Exhibit.

   Section 2.6 Scope of DST Obligations. DST shall at all times use reasonable commercial efforts in performing FAN Services under this Schedule. In the absence of breach of its duties under this Schedule, DST shall not be liable for any loss or damage suffered in connection with the use of FAN Services. With respect to those actions or services delineated in FAN Options and all other instructions given to DST by Pioneer, DST shall be presumed to have fulfilled its obligations if it has acted in accordance with the FAN Options and other instructions provided by Pioneer. With respect to any claims for losses, damages, costs or expenses which may arise directly or indirectly from Security Procedures which DST has implemented or omitted, DST shall be presumed to have fulfilled its obligations if it has followed, in all material respects, at least those Security Procedures described in the Security Procedures attachment to each Service Exhibit to this Schedule. DST may, but shall not be required to, modify such Security Procedures from time to time to the extent it believes, in good faith, that such modifications will not diminish the security of FAN. All data and information transmissions via FAN Services are for informational purposes only, and are not intended to satisfy regulatory requirements or comply with any laws, rules, requirements or standards of any federal, state or local governmental authority, agency or industry regulatory body, including the securities industry, which compliance is the sole responsibility of Pioneer. Pioneer acknowledges and agrees that its Users are responsible for verifying the accuracy and receipt of all data or information transmitted via FAN Services. Pioneer is responsible for advising its Users of their responsibility for promptly notifying the Fund's transfer agent of any errors or inaccuracies relating to shareholder data or information transmitted via FAN Services.

                                  ARTICLE IV
                                     FEES

   Section 3.1 Fees for FAN Services. As consideration for the performance by DST of the FAN Services, Pioneer will pay Boston Financial the fees relating to each such service under this Schedule as set forth in Exhibit B to the Master Agreement.

   Section 3.2 Invoicing; Fee Increases. DST may change any of the fees and charges provided for in this Article IV upon thirty (30) days written notice to Pioneer. All fees and charges shall be billed by Boston Financial and paid by Pioneer as provided in the Master Agreement.

                                   ARTICLE V
                              PROPRIETARY RIGHTS

   Pioneer acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, templates, screen and file formats, interface formats or protocols, and development tools and instructions, trade secrets, proprietary information or distribution and communication networks of DST. Any software, interfaces, interface formats or protocols developed by DST shall not be used by Pioneer for any purposes other than utilizing FAN Services pursuant to this Schedule or to connect Pioneer to any transfer agency system or any other Person without DST's prior written approval. Pioneer also agrees not to take any action which would mask, delete or otherwise alter any DST on-screen disclaimers (including electronic forms which Users are required to accept) and copyright, trademark and service mark notifications provided by DST from time to time, or any "point and click" features relating to User acknowledgment and acceptance of such disclaimers and notifications.

                                  ARTICLE VI
                             TERM AND TERMINATION

   Section 5.1 Term. Unless terminated earlier as provided in this Article VI, this Schedule shall be effective as of the date first noted above and shall continue in force and effect until the expiration or termination of the last Service Exhibit between DST and Pioneer then in effect (the "Term").

   Section 5.2 Termination. Throughout the Term, either Party shall have the right to terminate this Schedule on written notice to the other Party of the other Party's material breach of this Schedule and such Party's failure to cure such breach within thirty (30) days. Additionally, DST shall have the right, upon thirty (30) days prior written notice to Pioneer, to terminate this Schedule, and all Service Exhibits then in effect, in the event of the termination of the Master Agreement or Schedule II - TA2000 Remote Services - to the Master Agreement.

   Section 5.3 Effect of Termination. In the event of a termination under the provisions of this Article VI, the Parties will have no continuing obligations to one another other than the obligation to return to one another the confidential or proprietary materials of the other in their possession.

                                  ARTICLE VII
                    INDEMNIFICATION; LIABILITY LIMITATIONS

   Section 6.1 No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS SCHEDULE, THE FAN SERVICES AND ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS SCHEDULE AND ITS EXHIBITS ARE PROVIDED "AS-IS," ON AN "AS AVAILABLE" BASIS, AND DST HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING SERVICES PROVIDED BY DST HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

   Section 6.2 Limitation of Liability. Under no circumstances shall DST be liable for indirect, incidental, consequential, special, exemplary or punitive damages (even if DST has been advised of or has foreseen the possibility of such damages), arising from the use or inability to use any of the FAN Services, the DST Web Site or FAN, or under any provision of this Schedule, such as, but not limited to, loss of revenue or anticipated profits or lost business. Without limiting any of the foregoing terms of this Section, DST's liability in connection with the performance of FAN Services under the terms of this Schedule, or under any theory of law, tort or otherwise, shall not exceed
(i) as to any single claim an amount exceeding the aggregate fees received by Boston Financial from Pioneer with respect to this Schedule pursuant to Article IV during the three (3) months immediately preceding the act or occurrence from which the claim arises, and (ii) as to all claims, an amount exceeding the aggregate fees received by Boston Financial from Pioneer with respect to this Schedule pursuant to Article IV during the most recent twelve (12) month Term of the Service Exhibit relating to the FAN Service with respect to which the claim arises.

   Section 6.3 Indemnity. Pioneer hereby indemnifies and holds DST harmless from, and shall defend it against any and all claims, demands, costs, expenses and other liabilities, including reasonable attorneys' fees, arising in connection with the use of, or inability to use, the FAN Services by any User, except to the extent such liabilities result directly from the failure by DST to perform its obligations under this Schedule.

                                 ARTICLE VIII
                                CONFIDENTIALITY

   Section 7.1 DST Confidential Information. In addition to the provisions of
Section 9 of the Master Agreement, Pioneer acknowledges and agrees that the terms and conditions of this Schedule, FAN (including by way of example and without limitation all Security Procedures, processes, algorithms, designs, techniques, code, screen and data formats, interface formats and protocols, and structures contained or included therein) and other information obtained by them concerning the other software, software applications, equipment configurations, and business of DST (the "DST Confidential Information") is confidential and proprietary to DST. Pioneer further agrees to use the DST Confidential Information only as permitted by this Schedule, to maintain the confidentiality of the DST Confidential Information and not to disclose the DST Confidential Information, or any part thereof, to any other person, firm or corporation. Pioneer acknowledges that disclosure of the DST Confidential Information may give rise to an irreparable injury to DST inadequately compensable in damages. Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available. Pioneer consents to the obtaining of such injunctive relief and in any proceeding upon a motion for such injunctive relief, Pioneer's ability to answer in damages shall not be interposed as a defense to the granting of such injunctive relief.

   Section 7.2 Pioneer Confidential Information. In addition to the provisions of Section 9 of the Master Agreement, DST acknowledges and agrees that the terms and conditions of this Schedule, any information obtained by DST concerning the software and software applications (including by way of example and without limitation all data in the Files and algorithms, designs, techniques, code, screen and data formats and structures contained or included therein), equipment configurations, personal information regarding the customers and consumers of Pioneer and business of Pioneer (the "Pioneer Confidential Information") is confidential and proprietary to Pioneer. DST hereby agrees to use the Pioneer Confidential Information only as permitted by this Schedule, to maintain the confidentiality of the Pioneer Confidential Information and not to disclose the Pioneer Confidential Information, or any part thereof, to any other person, firm or corporation. DST acknowledges that disclosure of the Pioneer Confidential Information may give rise to an irreparable injury to Pioneer inadequately compensable in damages. Accordingly, Pioneer may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available. DST consents to the obtaining of such injunctive relief and in any proceeding upon a motion for such injunctive relief, DST's ability to answer in damages shall not be interposed as a defense to the granting of such injunctive relief.

   Section 7.3 Consumer Privacy. Pioneer and DST shall each comply with all applicable laws, rules and regulations relating to privacy, confidentiality, security, data security and the handling of personal financial information applicable to it that may be established from time to time, including but not limited to the Gramm-Leach-Bliley Act and Securities and Exchange Commission Regulation S-P (17 CFR Part 248) promulgated thereunder and Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et seq.

   Section 7.4 Limitations; Survival. The provisions of this Article VIII shall not apply to any information if and to the extent it was (i) independently developed by the receiving Party as evidenced by documentation in such Party's possession, (ii) lawfully received by it free of restrictions from another source having the right to furnish the same, (iii) generally known or available to the public without breach of this Schedule by the receiving Party or
(iv) known to the receiving Party free of restriction at the time of such disclosure. The Parties agree that immediately upon termination of this Schedule, without regard to the reason for such termination, the Parties shall forthwith return to one another all written materials and computer software which are the property of the other Party. All of the undertakings and obligations relating to confidentiality and nondisclosure in this Schedule shall survive the termination or expiration of this Schedule for a period of ten (10) years.

                                  ARTICLE IX
                                 FORCE MAJEURE

   Pioneer acknowledges that the Internet is not a secure organized or reliable environment, and that the ability of DST to deliver FAN Services is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers and encryption system developers and other vendors and third parties. DST shall not be liable for any delays or failures to perform any of its obligations hereunder to the extent that such delays or failures are due to circumstances beyond its reasonable control, including acts of God, strikes, riots, terrorist acts, acts of war, power failures, functions or malfunctions of the Internet, telecommunications services (including wireless), firewalls, encryption systems and security devices, or governmental regulations imposed after the date of this Schedule.

   IN WITNESS WHEREOF, the Parties hereto have set their hands by their authorized representatives as of the year and date first hereinabove indicated.

PIONEER INVESTMENT MANAGEMENT             DST SYSTEMS, INC.
SHAREHOLDER SERVICES, INC.

By          /s/ Tracy Connelly            By          /s/ Fred Quatrocky
            ----------------------------              -------------------------
Name:       Tracy Connelly                Name:       Fred Quatrocky
Title:      Senior Vice President         Title:      Vice President
Address:    60 State Street
            Boston, Massachusetts 02109   Kansas City, Missouri 64105-1594
Tel:        617-422-4439                  Tel:        (816)
FAX:                                      FAX:        (816)
            ----------------------------

with a copy to:

                                          DST Systems, Inc.
Address:                                  333 W. 11th Street
            ----------------------------
                                          Kansas City, Missouri 64105-1594
            ----------------------------
FAX:                                      Fax:        (816) 435-8630
            ----------------------------
Attention:                                Attention:  General Counsel
            ----------------------------

                                SERVICE EXHIBIT
                                 Web Services

1. Web Services. Pioneer has requested, and DST will provide Web Services as one of the FAN Services provided pursuant to the terms of the DST FAN Services Schedule (the "Schedule") between Pioneer and DST. Through Web Services, Shareholders may submit Transaction requests to the Fund's transfer agency system via the Internet as described further in this Service Exhibit.

2. Definitions. For purposes of this Exhibit, the following additional definitions shall apply (in addition to all other defined terms in the Schedule):

    . "Customer Web Site" shall mean the collection of electronic documents or pages residing on the computer system of Pioneer (or an Internet Service Provider ("ISP") hired by Pioneer) connected to the Internet and accessible through the World Wide Web, where Shareholders may view information about the Funds and access the various Transaction screens provided by Pioneer.

    . "FAN Web Authentication" shall mean the Shareholder authentication process, utilized by Web Services if Pioneer has not chosen Single Signon as one of the FAN Options, whereby Shareholder authentication information is collected and transmitted, and Shareholder personal identification number (PIN) information is created, changed and reset via an Internet link between the DST Web Site and the Shareholder's web browser.

    . "Shareholder" shall mean the record owner or authorized agent of the owner of shares of a Fund.

    . "Single Signon" shall mean the function of Web Services, available to Pioneer as one of the FAN Options, enabling Pioneer to (i) manage Shareholder login procedures at the Customer Web Site and collect Shareholder authentication information and pass such information to the DST Web Site for Shareholder authentication utilizing server-to-server "https" requests and text responses between the DST Web Site and the Customer Web Site, and (ii) create, change and reset Shareholder personal identification number (PIN) information directly at the Customer Web Site.

3. DST Responsibilities. In connection with its performance of Web Services, DST shall:

    (a) receive Transaction requests electronically transmitted to the DST Web Site via the Internet following execution of a link from the Customer Web Site to the DST Web Site and route Transaction requests through FAN to Pioneer's transfer agency system, using Single Signon or FAN Web Authentication, as applicable, for the collection and presentation of Shareholder authentication information;

    (b) for each Transaction request received, route Transaction information from Pioneer's transfer agency system through FAN to the Internet to be viewed by Users;

    (c) deliver to Pioneer a DST FAN Options User Guide and FAN Options instruction form; and update FAN Options as necessary when provided written instructions from Pioneer, and

    (d)  perform all other DST obligations as set forth in the Schedule.

4. Pioneer Responsibilities. In connection with its use of Web Services, Pioneer shall:

    (a) provide all computers, telecommunications equipment and other equipment and software reasonably necessary to develop and maintain the Customer Web Site;

    (b) design and develop the Customer Web Site functionality necessary to facilitate and maintain the hypertext links to the DST Web Site and the various Transaction Web pages and otherwise make the Customer Web Site available to Shareholders;

    (c) provide the FAN Options to DST for each Fund in writing on forms provided by DST and update the FAN Options in writing as required by Pioneer from time to time;

    (d) if Pioneer has selected Single Signon as one of the FAN Options, collect at the Customer Web Site via Single Signon, and incorporate into the Transaction request, the Shareholder authentication information for the specified Transaction, as applicable for the Transaction and the FAN Options chosen by Pioneer;

    (e) provide DST with such other written instructions as it may request from time to time relating to the performance of DST's obligations hereunder; and

    (f)  perform all other Pioneer obligations as set forth in the Schedule.

5. Fees. The fees payable to Boston Financial by Pioneer for Web Services under this Schedule are set forth on Exhibit B to the Master Agreement.

6. Customer-Controlled Content. DST provides Pioneer the ability to post content (plain text or HTML) to Pioneer's portion of the DST Web Site rather than have DST develop and install the content. This content is displayed and viewable to all Users authorized by Pioneer. The use of this feature is optional, at the discretion of Pioneer, and is subject to the following terms and conditions:

    (a) Pioneer is solely responsible for any and all content and hypertext links displayed in the Customer-Controlled Content Areas of the DST Web Site.

    (b) Pioneer is solely responsible for compliance with all legal and regulatory requirements which may apply to content and hypertext links at the Customer-Controlled Content Areas of the DST Web Site, including, but not limited to copyright, trade secret and intellectual property laws and federal and state securities laws which may apply to the promotion of mutual fund products and securities or other Financial Products, as applicable, electronically and over the Internet.

    (c) DST reserves the right, but has no duty, to monitor the Customer-Controlled Content Areas of the DST Web Site for adherence to the terms of this Schedule and may disclose any and all data and information posted to the Customer-Controlled Content Areas of the DST Web Site to the extent necessary to protect the rights or property of DST, its affiliates or licensees, or to satisfy any law, regulation or authorized governmental request.

    (d) DST reserves the right, but has no duty, to prohibit conduct, promotional material, hypertext links to certain sites, comments, responses or any communication, data, information or content posted to the Customer-Controlled Content Areas of the DST Web Site which it deems, in its sole discretion, to be harmful to DST, its customers or any other person or entity.

    (e) Pioneer acknowledges that DST cannot ensure editing or removal of any inappropriate, questionable or illegal content posted to the Customer-Controlled Content Areas of the DST Web Site or to any site on the Internet accessed from a hypertext link at the Customer-Controlled Content Areas of the DST Web Site. Accordingly, Pioneer agrees that DST has no liability for any action or inaction with respect to content or hypertext links posted to or deleted from the Customer-Controlled Content Areas of the DST Web Site and Pioneer shall indemnify and hold DST harmless from and against any and all costs, damages and expenses (including attorney's fees) arising out of the posting of content or hypertext links at the Customer-Controlled Content Areas of the DST Web Site.

Exhibit Term:

January 1, 2012 through December 31, 2016.

At the end of the initial Exhibit Term above (the "Initial Exhibit Term"), this Service Exhibit shall automatically renew for additional, successive twelve
(12)-month terms (each, a "Renewal Exhibit Term") unless terminated by either Party by written notice to the other at least sixty (60) days prior to the end of the Initial Exhibit Term or any Renewal Exhibit Term, in which case the effective date of such termination notice shall be the end of the relevant Initial Exhibit Term or Renewal Exhibit Term. The Initial Exhibit Term and any Renewal Exhibit Term(s) are referred to herein as the Exhibit Term. Nothing in this paragraph shall alter or affect either Party's ability to terminate the Schedule and this Service Exhibit as set forth in Article VI of the Schedule.

PIONEER INVESTMENT MANAGEMENT            DST SYSTEMS, INC.
SHAREHOLDER SERVICES, INC.

By        /s/ Tracy Connelly             By      /s/ Fred Quatrocky
          -----------------------------          ------------------------------
Name:     Tracy Connelly                 Name:   Fred Quatrocky
Title:    Senior Vice President          Title:  Vice President
Address:  60 State Street
          Boston, Massachusetts 02109    Kansas City, Missouri 64105-1594
Tel:      617-422-4439                   Tel:    (816)
FAX:                                     FAX:    (816)
          -----------------------------

                      Security Procedures - Web Services

1. ID / Password Requirements

Initial authentication of a Shareholder in FAN is accomplished with account number and Social Security Number (SSN) and is used to issue a personal identification number (PIN) to the Shareholder.

Thereafter, Shareholder authentication may be accomplished by any of the three following methods, determined by the FAN Options selected by Pioneer:

Method One
Required - Account number is used as the identification (ID) of the Shareholder.

Required - The PIN is used as the access to the entered account.

Optional Requirement - Social Security Number may be chosen as an additional required field by Pioneer, as part of the FAN Options, to add another level of authentication to access the entered account number.

Method Two
Required - Social Security Number (SSN) of the Shareholder.

Required - The PIN is used as the access to the entered account.

Method Three
Required - User ID of the Shareholder. As part of the initial access, the Shareholder establishes a User ID based on criteria established by Pioneer as part of the FAN Options.

Required - The PIN is used as the access to the entered account.

2. Encryption

The DST Web server runs Secure Sockets Layer ("SSL"). The purpose of using SSL is to encrypt data transmissions through the DST Web Site and block communications through the DST Web Site from Internet browsers which do not support SSL data encryption. The standard level of encryption supported by the DST Web Site is 128-bit encryption.

3. Network Access Control

A computer referred to as a "router" is located between the Internet backbone connection and the DST Web server. The purpose of the router is to control the connectivity to the DST Web server at the port level. This equipment is located at DST's Winchester data center, but it is administered and maintained by an independent firewall provider. Changes to the systems residing on this computer are submitted to the firewall provider for remote administration. DST is advised by its current firewall provider that this equipment will not interrogate data, and that its only function is to limit the type of traffic accessing the DST Web server to the suite of Hyper-Text Transfer Protocols ("HTTP") transmissions. Ports on the router are configured to be consistent with ports on the DST Web server. DST is advised by its current firewall provider that all other ports on the router other than those configured for the DST Web server are not accessible from the Internet.

The DST Web server utilizes a UNIX operating system. All services and functions within the DST Web server operating system are deactivated with the exception of services and functions which support HTTP. This is the required service for HTML content which is what the FAN Transactions are based upon. The general purpose of this feature is to prevent external users from entering UNIX commands or running UNIX based processes on the DST Web server. All ports on the DST Web server, except those required by FAN (the ports accessed through the fire wall provider's router), are disabled. All "listeners" are deactivated. Directory structures are "hidden" from the user. Services which provide directory information are also deactivated.

DST administrators gain access to the DST Web server through the physical console connected to the DST Web server, or through the internal network via DST Secure ID.

FAN also incorporates a data mapping system referred to as the "CICS Mapper". The function of the CICS Mapper is to perform data packaging, security interrogation, and protocol conversion. Data received by the CICS Mapper from the DST Web server is interrogated for authenticity, repackaged for the DST TA/2000 mainframe system, and protocols are converted for communication.

The CICS Mapper is programmed to terminate the session/Transaction between the Shareholder and FAN if data authentication fails. Alerts are provided to system administrators upon termination.

4. Limitation of Users

Access of DST personnel to the DST Web server is restricted within DST to a limited number of users based upon DST system administration requirements, as determined by appropriate DST systems managers from time to time.

5. Independence of Each Pioneer's Location on the Web Server

Independence of customer presence on the DST Web server is accomplished by establishing individual data set partitions on the DST Web server that are designed to be separate from other partitions. Each customer's presence resides within a separate data and directory structure on the DST Web server. The base transaction code required by FAN is, however, shared by all data set partitions.

Each customer URL on the DST Web server will identify a separate customer presence. The customer URL is designed to omit distinguishing characteristics of the URL which could identify the customer or DST to the Shareholder, and each customer will have a unique URL. The URL is in the following format:

128 bit encryption example:

https://www3.financialtrans.com/ft/Disclaim?cz=123456789

where the data following the 'cz=' will be unique to Pioneer. The Pioneer URL is not advertised by DST. Initial access to the Pioneer presence on the DST Web server will be through the Pioneer Web Site.

Book marking of HTML pages within Pioneer's site on the DST Web server is not allowed with the exception of either a legal terms page or the logon page, which is the initial page presented to the Shareholder upon entry to the DST Web server. The FAN Options selected by Pioneer determine which initial page will be displayed to the Shareholder.

6. Right to Audit

Pioneer may audit, at its expense, the DST Web Site once in each 12 month period and any associated systems or networks within FAN, after providing reasonable written notice to DST. The audit may include review of configurations, audit trails, and maintenance of systems and software within FAN associated with the DST Web Site. Tools which may be used for the audit may include network security tools; provided, that DST may specify the time at which any tool is used, if DST reasonably believes that such tool may affect system performance. The audit will be coordinated through the DST Internal Audit Office and DST will be entitled to observe all audit activity. Pioneer will not perform any action that may interfere with the uptime or stability of DST's systems or networks. Subject to the foregoing, Pioneer may perform any audit activity which is technically possible for a user of the public Internet. In particular, Pioneer and its review team will be considered authorized users and DST will not seek prosecution under any computer crime or other applicable statutes for such activity.

                                SERVICE EXHIBIT

                                 API Services

1. API Services. Pioneer has requested, and DST will provide Automated Public Interface Services ("API Services") as one of the FAN Services provided pursuant to the terms of the DST FAN Services Schedule (the "Schedule") between Pioneer and DST. Through API Services, Shareholders use the Internet to connect to Customer Web Site and submit Transaction requests to the Fund's transfer agent via a dedicated communication line between the Customer Web Site and FAN, as described further in this Service Exhibit.

2. Definitions. For purposes of this Exhibit, the following additional definitions shall apply (in addition to all other defined terms in the Schedule):

    . "API Transaction Set" shall mean the DST proprietary file layouts used by DST and Pioneer for transmission of data between the Customer Web Site and the CICS Mapper.

    . "Customer Web Site" shall mean the collection of electronic documents or pages residing on the computer system of Pioneer (or an Internet Service Provider ("ISP") hired by Pioneer) connected to the Internet and accessible through the World Wide Web, where Shareholders may view information about the Funds and access the various Transaction screens provided by Pioneer.

    . "Shareholder" shall mean the record owner or authorized agent of the owner of shares of a Fund.

    . "CICS Mapper" is a data mapping system that performs the following functions: data packaging, security interrogation, and protocol conversion.

    . "FAN Firewall" is a computer system which defines filters that allow client servers to access the FAN application that has been predefined for the individual server so that one Pioneer may not access the FAN application for another Pioneer. The system also provides an audit trail of all connections to the CICS Mapper.

    . "Secure Communication Link" is a communications line between DST and Pioneer that is anchored on both ends by a device or set of devices that
       (i) use Digital Certificates, (ii) encrypt all message traffic, and
       (iii) use only those Internet Protocol ("IP") addresses specified by DST and Pioneer.

    . "Digital Certificate" is a security method used to identify the source of communication messages transmitted via the Secure Communication Link.

3. DST Responsibilities. In connection with its performance of API Services, DST shall:

      (a) receive Transaction requests (including Shareholder authentication information collected by Pioneer pursuant to paragraph 4(d) below) electronically transmitted to the DST CICS Mapper via a dedicated Secure Communication Link from the Customer Web Site and route Transaction requests through the CICS Mapper to the DST service region dedicated to Pioneer;

      (b) For each Transaction request received, route Transaction information from Pioneer's service region at DST through the CICS Mapper to the Customer Web Site via the dedicated Secure Communication Link, for viewing by the User (Notwithstanding the foregoing, DST shall not be responsible for a failure by Pioneer to receive Transaction information at the Customer Web Site arising out of or resulting from a failure of the Secure Communication Link);

      (c) deliver to Pioneer a description of the API Transaction Set, a DST FAN Options User Guide, FAN Options instruction form, list of acceptable certificate authorities and Digital Certificates, and a list of authorized IP addresses to which Pioneer may send Transaction requests; and

      (d) perform all other DST obligations as set forth in the Schedule.

4. Pioneer Responsibilities. In connection with its use of API Services, Pioneer shall:

      (a) provide all computers, telecommunications equipment and other equipment and software reasonably necessary to establish the API Services dedicated communication line, and develop and maintain Customer Web Site;

      (b) design and develop Customer Web Site functionality utilizing the API Transaction Set, necessary to facilitate and maintain the communication link to the DST CICS Mapper and otherwise make Customer Web Site available to Shareholders;

      (c) provide the FAN Options to DST for each Fund in writing on forms provided by DST and update the FAN Options in writing as required by Pioneer from time to time;

      (d) collect at the Customer Web Site and incorporate into the Transaction request the Shareholder authentication information for the specified Transaction, as applicable for the Transaction and the FAN Options chosen by Pioneer;

      (e) develop, implement and support all Security Procedures at the Customer Web Site and Pioneer's facilities to prevent any and all unauthorized communications to any computer systems at DST via the Secure Communication Link, whether originating within the operations and facilities of Pioneer or outside such operations and facilities.

      (f) provide DST with a written list of authorized IP addresses for origination and receipt of Transaction requests or other messages from time to time, and such other written instructions as DST may request from time to time relating to the performance of DST's obligations hereunder; and

      (g) perform all other Pioneer obligations as set forth in the Schedule.

5. Fees. The fees payable to Boston Financial by Pioneer for API Services under this Schedule are set forth on Exhibit B to the Master Agreement.

6. Transactions. Transactions for purposes of FAN API Services include ACH purchase to new or existing accounts, exchange to new or existing accounts, redemption via ACH, wire, or check, ordering of duplicate tax-forms or duplicate statements, checkbook re-orders, fulfillment requests, and PIN changes.

   Exhibit Term:

   January 1, 2012 through December 31, 2016.

   At the end of the initial Exhibit Term above (the "Initial Exhibit Term"), this Service Exhibit shall automatically renew for additional, successive twelve (12)-month terms (each, a "Renewal Exhibit Term") unless terminated by either Party by written notice to the other at least sixty (60) days prior to the end of the Initial Exhibit Term or any Renewal Exhibit Term, in which case the effective date of such termination notice shall be the end of the relevant Initial Exhibit Term or Renewal Exhibit Term. The Initial Exhibit Term and any Renewal Exhibit Term(s) are referred to herein as the Exhibit Term. Nothing in this paragraph shall alter or affect either Party's ability to terminate the Schedule and this Service Exhibit as set forth in
   Article VI of the Schedule.

          PIONEER INVESTMENT
          MANAGEMENT
          SHAREHOLDER SERVICES, INC.             DST SYSTEMS, INC.

By        /s/ Tracy Connelly             By      /s/ Fred Quatrocky
          -----------------------------          ------------------------------
Name:     Tracy Connelly                 Name:   Fred Quatrocky
Title:    Senior Vice President          Title:  Vice President
Address:  60 State Street
          Boston, Massachusetts 02109    Kansas City, Missouri 64105-1594
Tel:      617-422-4439                   Tel:    (816)
FAX:                                     FAX:    (816)
          -----------------------------

                      Security Procedures - API Services

1. ID / Password Requirements

Initial authentication of a Shareholder utilizing the Customer Web Site is accomplished with account number and Social Security Number (SSN) and is used to issue a personal identification number (PIN) to the Shareholder.

Thereafter, Shareholder authentication may be accomplished by any of the three following methods, determined by the FAN Options selected by Pioneer:

Method One
Required - Account number is used as the identification (ID) of the Shareholder.

Required - The PIN is used as the access to the entered account.

Optional Requirement - Social Security Number may be chosen as an additional required field by Pioneer, as part of the FAN Options, to add another level of authentication to access the entered account number.

Method Two
Required - Social Security Number (SSN) of the Shareholder.

Required - The PIN is used as the access to the entered account.

Method Three

Required - User ID of the Shareholder. As part of the initial access, the Shareholder establishes a User ID based on criteria established by Pioneer as part of the FAN Options.

Required - The PIN is used as the access to the entered account.

Authentication and verification of a Shareholder utilizing the Customer Web Site

The information to be authenticated and verified is captured by Pioneer at the Customer Web Site and forwarded to DST via the Secure Communication Link.

2. Encryption

Data transmitted between Customer Web Site and the DST CICS Mapper will pass across a dedicated Secure Communication Line to a DST router (described below), and then pass through the router and through the DST FAN Firewall before passing the data to the CICS Mapper. Such data transmissions will be encrypted. An option available to Pioneer, at Pioneer's expense, is to utilize an encrypted virtual private network (VPN). If Pioneer elects this option, the VPN could be used to encrypt data transmitted on the dedicated communication line between Pioneer's Web Site and DST FAN Firewall.

3. Network Access Control

A device referred to as a "router" is located between Pioneer's dedicated communication line and the DST FAN Firewall. The purpose of the router is to filter TCP/IP packets and control the connectivity to the DST FAN Firewall by interrogating data. The DST FAN Firewall is located between the router and the DST CICS Mapper. This equipment is located at DST's Winchester data center, and is administered and maintained by Winchester personnel. Ports on the router are configured to be consistent with ports on the DST FAN Firewall. The DST router is not accessible, except to the links that are configured for the router.

The DST FAN Firewall is utilizes a UNIX operating system with firewall software selected by DST from time to time. All services and functions within the DST FAN Firewall are deactivated with the exception of services and functions which are required for API Services. The general purpose of this feature is to prevent external users from entering UNIX commands or running UNIX based processes on the DST FAN Firewall. DST administrators gain access to the DST Firewall through the physical console connected to the DST firewall, or through the internal network via DST Secure ID.

Data received by the CICS Mapper from Pioneer dedicated communication line via the DST FAN Firewall, is interrogated for authenticity, repackaged for the DST TA/2000 mainframe system, and protocols are converted for communication.

The CICS Mapper is programmed to terminate the session/Transaction between the Shareholder and the CICS Mapper if data authentication fails. Alerts are provided to system administrators upon termination.

4. Limitation of Users

Access of DST personnel to the DST FAN Switch is restricted within DST to a limited number of users based upon DST system administration requirements, as determined by appropriate DST systems managers from time to time.

5. Independence of Each Customer's Location on the DST FAN Firewall

Independence of Pioneer's presence on the DST FAN Firewall is accomplished by establishing a unique port on the DST FAN Firewall that is designed to be separate for each customer. Each customer's presence remains separate through the DST FAN Firewall by a combination of unique port assignments, TCP/IP address resolution and physical connections. The base transaction code required by the FAN API is, however, shared by all data set partitions.

6. Right to Audit

Pioneer may audit, at its expense, the DST CICS Mapper once in each 12 month period, after providing reasonable written notice to DST. Tools which may be used for the audit may include network security tools; provided, that DST may specify the time at which any tool is used, if DST reasonably believes that such tool may affect system performance. The audit will be coordinated through the DST Internal Audit Office and DST will be entitled to observe all audit activity. Pioneer will not perform any action that may interfere with the uptime or stability of DST's systems or networks. Subject to the foregoing, Pioneer may perform any audit activity that is technically possible for a user of the CICS Mapper. In particular, Pioneer and its review team will be considered authorized users and DST will not seek prosecution under any computer crime or other applicable statutes for such activity.

                                SERVICE EXHIBIT

                                VISION SERVICES

1. Vision Services. Pioneer has requested, and DST will provide Vision Services as one of the FAN Services pursuant to the terms of the DST FAN Services Schedule (the "Schedule") between Pioneer and DST. The Vision Services (the "Vision Services") consist of the services provided by DST utilizing FAN(R), the Vision Web Site, the Distribution Support Services Web Site, the Internet, and other systems provided by DST and telecommunications carriers, whereby Users may view account information related to a Pioneer's Financial Products or submit Transaction requests directly to the Financial Product's transfer agent via the Internet, as described further in this Service Exhibit.

2. Definitions. For purposes of this Exhibit, the following additional definitions shall apply (in addition to all other defined terms in the Agreement):

    . "Customer Web Site" shall mean the collection of electronic documents or pages residing on the computer system of Pioneer (or an Internet Service Provider ("ISP") hired by Pioneer) connected to the Internet and accessible through the World Wide Web, where Users may view information about the Financial Products and access the various Transaction screens made available through Vision Services.

    . "Distribution Support Services Web Site" shall mean the collection of electronic documents or pages residing on the DST controlled World Wide Web address (currently, https://www.dstdss.com), linked to the Internet and accessible through the World Wide Web, which Pioneer may access to view information about Users and approve/deny access requests by Users.

    . "Financial Products" shall mean mutual funds, or real estate investment trusts or limited partnerships or other similar financial products, and "Financial Product Units" or "Units" shall mean the shares or units of a Financial Product held by a record owner.

    . "Transactions" shall mean new account establishment, account inquiries, purchases, redemptions through Automated Clearing House, fed wire, or check to the address of record for the Financial Product account, exchanges, maintenance and other transactions offered from time to time through Vision Services.

    .  "Unit Holder" shall mean the record owner of Financial Product Units.

    . "User(s)" shall mean the authorized agents, selling agents and other intermediaries (i.e., broker/dealers, registered investment advisors or registered representatives) acting on behalf of record owners of Units of a Financial Product whom Pioneer has authorized to use Vision Services.

    . "Vision Web Site" shall mean the collection of electronic documents or pages residing on the DST controlled World Wide Web address (currently https://www.dstvision.com), linked to the Internet and accessible through the World Wide Web, which Users may access to view account information or to request Transactions on behalf of the record owners for whom they are acting.

    . "Vision Implementation Procedures" shall mean the optional features and functions of Vision Services which are selected by Pioneer, and the processes needed to activate these functions, for the various components of Vision Services, a copy of which has been provided to Pioneer.

3. DST Responsibilities. In connection with its performance of Vision Services, DST shall:

    (a)receive Transaction requests electronically transmitted by Users to the Vision Web Site via the Internet and route Transaction requests through FAN to Pioneer's transfer agency system;

    (b)deliver to Pioneer a Vision Implementation Procedures instruction form;

    (c)provide all computers, telecommunications connectivity and equipment reasonably necessary at its facilities to operate FAN, the Vision Web Site and the Distribution Support Services Web Site;

    (d)deliver a monthly billing report to Pioneer, which shall include a report of Transactions, by type, processed through Vision Services; and

    (e)perform all other DST obligations as set forth in the Schedule.

4. Pioneer Responsibilities. In connection with its use of Vision Services, Pioneer shall:

    (a)provide the Vision Implementation Procedures to DST for each Financial Product in writing on forms provided by DST and update the FAN Options in writing as required by Pioneer from time to time (Vision is offered in a generic format with limited Financial Product customization, as described in the Vision Implementation Procedures);

    (b)provide DST with such other written instructions as it may request from time to time relating to the performance of DST's obligations hereunder; and

    (c)perform all other Pioneer obligations as set forth in the Schedule.

   As a condition of a User's access to the Vision Services, Pioneer acknowledges that each User must comply with all User Enrollment and Authorization Procedures described in the Security Procedures Section of this Vision Exhibit.

   If Pioneer chooses to allow Users to use the Vision Services via Pioneer's Web Site, Pioneer shall also:

    (d)provide all computers, telecommunications equipment and other equipment and software reasonably necessary to develop and maintain the Pioneer Web Site; and

    (e)design and develop the Pioneer Web Site functionality necessary to facilitate and maintain the hypertext links to the Vision Web Site and the various related web pages and otherwise make the Pioneer Web Site available to Users.

5. Customer Controlled Marketing Content. Through the Vision Web Site, DST provides Pioneer the ability to post content (plain text or HTML) including hypertext links to other Web sites, that is displayed and viewable to all Users authorized by Pioneer. The use of this feature of Vision Services is optional, at the discretion of Pioneer, and subject to the following terms and conditions:

    (a)Pioneer is solely responsible for any and all content and hypertext links displayed in the Customer-Controlled Content Areas of the Vision Web Site.

    (b)Pioneer is solely responsible for compliance with all legal and regulatory requirements which may apply to content and hypertext links in the Customer-Controlled Content

       Areas of the Vision Web Site, including, but not limited to copyright, trade secret and intellectual property laws and federal and state securities laws which may apply to the promotion of mutual fund products and securities or other Financial Products, as applicable, electronically and over the Internet.

    (c)DST reserves the right, but has no duty, to electronically monitor the Customer-Controlled Content Areas of the Vision Web Site for adherence to the terms of this Schedule and may disclose any and all data and information posted to the Customer-Controlled Content Areas of the Vision Web Site to the extent necessary to protect the rights or property of DST, its affiliates or licensees, or to satisfy any law, regulation or authorized governmental request.

    (d)DST reserves the right, but has no duty, to prohibit conduct, promotional material, hypertext links to certain sites, comments, responses or any communication, data, information or content posted to the Customer-Controlled Content Areas of the Vision Web Site which it deems, in its sole discretion, to be harmful to DST, its customers or any other person or entity.

    (e)Pioneer acknowledges that DST cannot ensure editing or removal of any inappropriate, questionable or illegal content posted to the Customer-Controlled Content Areas of the Vision Web Site or to any site on the Internet accessed from a hypertext link at the Customer-Controlled Content Areas of the Vision Web Site. Accordingly, Pioneer agrees that DST has no liability for any action or inaction with respect to content or hypertext links posted to or deleted from the Customer-Controlled Content Areas of the Vision Web Site and Pioneer shall indemnify and hold DST harmless from and against any and all costs, damages and expenses (including attorney's fees) arising out of the posting of content or hypertext links at the Customer-Controlled Content Areas of the Vision Web Site.

6. Change in Designated Financial Products. Upon ten (10) business days prior notice to DST, Pioneer may change the Financial Products designated to participate in Vision Services by delivering to DST, in writing, a revised list of participating Financial Products.

7. Indemnity for Actions of Users. Pioneer acknowledges that the use of Vision by Users to conduct Transactions on behalf of Unit Holders presents risks arising from the actions of such Users. Accordingly, Pioneer hereby indemnifies and holds DST harmless from, and shall defend it against any and all claims, demands, costs, expenses and other liabilities, including reasonable attorneys' fees, arising out of financial or other consequences of Transactions conducted by Users, or out of disputes as to the authority of Users to conduct Transactions.

8. Fees. The fees payable to Boston Financial by Pioneer for Vision Services under this Schedule are set forth on Exhibit B to the Master Agreement.

Exhibit Term:

January 1, 2012 through December 31, 2016.

At the end of the initial Exhibit Term above (the "Initial Exhibit Term"), this Service Exhibit shall automatically renew for additional, successive twelve
(12)-month terms (each, a "Renewal Exhibit Term") unless terminated by either Party by written notice to the other at least sixty (60) days prior to the end of the Initial Exhibit Term or any Renewal Exhibit Term, in which case the effective date of such termination notice shall be the end of the relevant Initial Exhibit Term or Renewal Exhibit Term. The Initial Exhibit Term and any Renewal Exhibit Term(s) are referred to herein as the Exhibit Term. Nothing in this paragraph shall alter or affect either Party's ability to terminate the Schedule and this Service Exhibit as set forth in Article VI of the Schedule.

PIONEER INVESTMENT MANAGEMENT
SHAREHOLDER SERVICES, INC.               DST SYSTEMS, INC.

By        /s/ Tracy Connelly             By      /s/ Fred Quatrocky
          -----------------------------          ------------------------------
Name:     Tracy Connelly                 Name:   Fred Quatrocky
Title:    Senior Vice President          Title:  Vice President
Address:  60 State Street
          Boston, Massachusetts 02109    Kansas City, Missouri 64105-1594
Tel:      617-422-4439                   Tel:    (816)
FAX:                                     FAX:    (816)
          -----------------------------

                                    VISION
                              Security Procedures

1.a. ID/Password Requirements - Users

Authentication of a User in Vision is based on the Vision Operator ID and Password.

Required - The Vision Operator ID, assigned by DST, shall have access authorization as determined by Pioneer. This may include the following access levels, at Pioneer's option, the contents of which shall be determined by
Pioneer:

   Unrestricted Access - This allows the User to view any account information for all of Pioneer's Financial Products.

   Dealer Level Access - This allows the User to view any account information with the authorized dealer number.

   Dealer/Branch Level Access - This allows the User to view any account information with the authorized dealer and branch combination.

   Dealer/Representative Level Access - This allows the User to view any account information with the authorized dealer and representative combination.

   Tax ID Level Access - This allows the User to view any account with the authorized Social Security Number and/or TIN of the Unit Holder.

   Trust/TPA Access - This allows the User to view any account with the authorized trust company or Third Party Administrator number assigned to the underlying account/contract.

Required - Password is used in conjunction with Vision Operator ID to access the Vision Web Site, which consequently provides access to any Financial Product account information that has been previously authorized by Pioneer. Vision does not use a personal identification number (PIN).

1.b. ID/Password Requirements - Customer point of contact

Authentication of a customer point of contact in the Distribution Support Services Web Site is based on an Operator ID and Password.

Required - The Operator ID, chosen by Pioneer, shall have access as determined by Pioneer. Access will be specific to the management company associated with Pioneer. This may include the following access levels, at Pioneer's option, inquiry only access (Pioneer point of contact may only view information related to Users) or update access (Pioneer point of contact may update profiles related to Users, including, but not limited to, changing, adding and deleting User information). DST shall store the Operator ID and associated access levels. Any personnel changes or access changes affecting Pioneer point of contact must be communicated to DST promptly.

Required - Password is used in conjunction with Operator ID to access the Distribution Support Services Web Site, which consequently provides access to any User information (profile, firm, address, authorization information, etc.).

2. Encryption

The DST Web server runs Secure Sockets Layer ("SSL"). The purpose of using SSL is to encrypt data transmissions through the Vision Web Site and the Distribution Support Services Web Site and block communications through the Vision Web Site or the Distribution Support Services Web Site from Internet browsers which do not support SSL data encryption. The standard level of encryption supported by the Vision Web Site and the Distribution Support Services Web Site is 128-bit encryption.

3. Network Access Control

A device referred to as a "firewall" is located between the Internet and the collection of electronic documents or pages residing on DST's computer system, linked to the Internet and accessible through the World Wide Web, where the data fields and related screens provided by DST may be viewed by Users who access such site ("DST Web Site"). The purpose of the firewall is to control connectivity to the DST Web Site at the port level. This equipment is located and administered at DST's Winchester data center. Changes to the systems residing on this computer are submitted through the DST change control process. DST is advised by its current firewall provider that this equipment will not interrogate data, and that its only function is to limit the type of traffic accessing the DST Web Site. Ports on the firewall are configured to be consistent with ports at the DST Web Site.

All services and functions within the DST Web Site are deactivated with the exception of services and functions which support the transfer of files. All ports on the DST Web Site are disabled, except those ports required to transfer files. All "listeners" are deactivated. Directory structures are "hidden" from the user. Services which provide directory information are also deactivated.

4. Limitation of Users

Access of DST personnel to the DST Web server is restricted within DST to a limited number of users based upon DST system administration requirements, as determined by appropriate DST systems managers from time to time.

5. Right to Audit

Pioneer may audit, at its expense, the Vision Web Site and the Distribution Support Services Web Site once in each 12 month period and any associated systems or networks within FAN, after providing reasonable written notice to DST. The audit may include review of configurations, audit trails, and maintenance of systems and software within FAN associated with the Vision Web Site and the Distribution Support Services Web Site. Tools which may be used for the audit may include network security tools; provided, that DST may specify the time at which any tool is used, if DST reasonably believes that such tool may affect system performance. The audit will be coordinated through the DST Internal Audit Office and DST will be entitled to observe all audit activity. Pioneer will not perform any action that may interfere with the uptime or stability of DST's systems or networks. Subject to the foregoing, Pioneer may perform any audit activity which is technically possible for a user of the public Internet. In particular, Pioneer and its review team will be considered authorized users and DST will not seek prosecution under any computer crime or other applicable statutes for such activity.

                 USER ENROLLMENT AND AUTHORIZATION PROCEDURES

The following procedures are part of the Security Procedures applicable to Vision Services.

1. Enrollment.

   Each User is required to complete an Electronic Enrollment Form, which is available at a URL designated by DST (at the date of this Schedule - www.dstvision.com). Users enrolling for access may complete the enrollment process by providing DST with information called for in the Electronic Enrollment Form about their practice and the Financial Products they wish to access.

2. Pioneer Authorization.

   Upon receiving a completed Electronic Enrollment Form from a User, DST will make available an Authorization Request to Pioneer (point of contact) through the Distribution Support Services Web Site. The Authorization Request will identify the level of access requested and the security criteria as well as provide a sample client Tax ID/Social Security Number.

   Through the Distribution Support Services Web Site, Pioneer point of contact is solely responsible for authorizing or denying each User request for access to Transactions through Vision Services. When authorizing requests, security criteria must be verified by Pioneer. This includes verifying:

    . Appropriate Level of Authorization. Please note, each authorization will provide access to the level indicated on DST's Authorization Request. Access may be requested at the dealer, dealer/branch, dealer/representative, tax ID, or Trust/TPA level.

    . Accurate Access Security Criteria. Pioneer must verify that each field authorized in the security criteria accurately represents the dealer/branch/representative or tax ID information which appears on the master of the representative's clients accounts. 100% of the representative's accounts should reflect the authorized criteria.

   Pioneer assumes all responsibility for verifying the security level of each new User authorization request. DST shall not be required to verify that the person who processes the Authorization Request is legally authorized to do so on behalf of Pioneer and DST shall be entitled to rely conclusively upon such approval/denial without further duty to inquire.

3. Password & ID Notification.

   When Pioneer approves an authorization request, the User's ID is updated for the authorized security and an e-mail is sent to the User notifying him/her of their access to the Vision Web Site. Users are required to establish their own initial password at a URL designated by DST (at the date of this Schedule - www.dstvision.com/assignpswd.html).

                                SERVICE EXHIBIT

                      TRAC PARTICIPANT INTERNET SERVICES

1. TRAC Participant Internet Services. Pioneer has requested, and DST will provide TRAC Participant Internet Services as part of DST FAN Services, pursuant to the terms of the DST FAN Services Schedule (the "Schedule") between Pioneer and DST. Pioneer provides certain recordkeeping services to sponsors of employer-sponsored retirement savings plans ('Retirement Plans"). Through TRAC Participant Internet Services, Participant Transaction requests are received via the Internet and routed to the computer systems utilized by Pioneer to provide recordkeeping services for Retirement Plans, as further described in this Service Exhibit.

2. Definitions. For purposes of this Service Exhibit, the following additional definitions shall apply (in addition to all other defined terms in the Schedule):

    . "Customer Web Site" shall mean the collection of electronic documents or pages residing on the computer system of Pioneer (or an Internet Service Provider ("ISP") hired by Pioneer) connected to the Internet and accessible through the World Wide Web, where Participants may view information about the Retirement Plans and the Financial Products in which Plans are, or may be, invested and access the various Transaction screens provided by Pioneer.

    . "FAN Web Authentication" shall mean the User authentication process, utilized by TRAC Participant Internet Services if Pioneer has not chosen Single Signon as one of the options from the TRAC Participant Internet Advanced Package Guide, whereby User authentication information is collected and transmitted, and User personal identification number (PIN) information is created, changed and reset via an Internet link between the DST Web Site and the User's web browser.

    . "Financial Products" shall include the various securities which may be held by Retirement Plan trustees, including capital stock of the employers (or their affiliates) which sponsor Retirement Plans, guaranteed interest contracts and shares of registered investment companies other than those which are serviced by Pioneer, and any other form of investment vehicle which is eligible for inclusion in a Retirement Plan portfolio under the applicable Retirement Plan documents and applicable law.

    . "Participant" shall mean the record owner of interests in a Retirement Plan with respect to which Pioneer provides recordkeeping services and certain Financial Products held by a Retirement Plan.

    . "Single Signon" shall mean the function of TRAC Participant Internet Services, available to Pioneer as one of the options from the TRAC Participant Internet Advanced Package Guide, enabling Pioneer to
       (i) manage User login procedures at the Customer Web Site and collect User authentication information and pass such information to the DST Web Site for User authentication utilizing server-to-server "https" requests and text responses between the DST Web Site and the Customer Web Site, and (ii) create, change and reset User personal identification number
       (PIN) information directly at the Customer Web Site.

    . "TRAC Participant Internet Advanced Package Guide" shall mean the FAN Options consisting of a guide explaining the optional features and functions for the TRAC Participant Internet Access which are selected by Pioneer, and the processes needed to activate these functions, for the various components of the product, a copy of which has been provided to Pioneer.

    . For purposes of TRAC Participant Internet Services only, "Transactions" shall mean Participant Retirement Plan balance inquiries, address changes, exchanges or Participant investment reallocation, investment election changes, loan requests, distribution requests and other transactions offered by TRAC Participant Internet Services in the future.

    . "User(s)" shall, for purposes of this Service Exhibit only, mean, Participants.

3. DST Responsibilities. In connection with its performance of TRAC Participant Internet Access Services, DST shall:

    (a) receive Transaction requests electronically transmitted to the DST Web Site via the Internet following execution of a link from the Customer Web Site to the DST Web Site and route Transaction requests through FAN to the computer systems utilized by Pioneer to provide recordkeeping services for Retirement Plans using Single Signon or FAN Web Authentication, as applicable, for the collection and presentation of Participant authentication information;

    (b) deliver to Pioneer a TRAC Participant Internet Advanced Package Guide ; and

    (c)  perform all other DST obligations as set forth in the Schedule.

4. Pioneer Responsibilities. In connection with its use of TRAC Participant Internet Services, Pioneer shall:

    (a) provide all computers, telecommunications equipment and other equipment and software reasonably necessary to develop and maintain the Customer Web Site;

    (b) design and develop the Customer Web Site functionality necessary to facilitate and maintain the hypertext links to the DST Web Site and the various Transaction Web pages and otherwise make the Customer Web Site available to Participants;

    (c) configure and at all times maintain the FAN Options (including PIN security options) via 3270 terminal screens at Pioneer's facilities in accordance with the TRAC Participant Internet Advanced Package Guide;

    (d) if Pioneer has selected Single Signon as one of the FAN Options from the TRAC Participant Internet Advanced Package Guide, collect at the Customer Web Site via Single Signon, and incorporate into the Transaction request, the Participant authentication information for the specified Transaction, as applicable for the Transaction and the FAN Options from the TRAC Participant Internet Advanced Package Guide chosen by Pioneer;

    (e) provide DST with such written instructions as it may request from time to time relating to the performance of DST's obligations hereunder; and

    (f)perform all other Pioneer obligations as set forth in the Schedule.

5. Fees. The fees payable to Boston Financial by Pioneer for TRAC Participant Internet Services under this Schedule are set forth on Exhibit B to the Master Agreement.

6. Customer-Controlled Content. DST provides Pioneer the ability to post content (plain text or HTML) to Pioneer's portion of the DST Web Site rather than have DST develop and install the content. This content is displayed and viewable to all Users authorized by Pioneer. The use of this feature is optional, at the discretion of Pioneer, and is subject to the following terms and conditions:

    (a) Pioneer is solely responsible for any and all content and hypertext links displayed in the Customer-Controlled Content Areas of the DST Web Site.

    (b) Pioneer is solely responsible for compliance with all legal and regulatory requirements which may apply to content and hypertext links at the Customer-Controlled Content Areas of the DST Web Site, including, but not limited to copyright, trade secret and intellectual property laws and federal and state securities laws which may apply to the promotion of mutual fund products and securities or other Financial Products, as applicable, electronically and over the Internet.

    (c) DST reserves the right, but has no duty, to monitor the Customer-Controlled Content Areas of the DST Web Site for adherence to the terms of this Schedule and may disclose any and all data and information posted to the Customer-Controlled Content Areas of the DST Web Site to the extent necessary to protect the rights or property of DST, its affiliates or licensees, or to satisfy any law, regulation or authorized governmental request.

    (d) DST reserves the right, but has no duty, to prohibit conduct, promotional material, hypertext links to certain sites, comments, responses or any communication, data, information or content posted to the Customer-Controlled Content Areas of the DST Web Site which it deems, in its sole discretion, to be harmful to DST, its customers or any other person or entity.

    (e) Pioneer acknowledges that DST cannot ensure editing or removal of any inappropriate, questionable or illegal content posted to the Customer-Controlled Content Areas of the DST Web Site or to any site on the Internet accessed from a hypertext link at the Customer-Controlled Content Areas of the DST Web Site. Accordingly, Pioneer agrees that DST has no liability for any action or inaction with respect to content or hypertext links posted to or deleted from the Customer-Controlled Content Areas of the DST Web Site and Pioneer shall indemnify and hold DST harmless from and against any and all costs, damages and expenses (including attorney's fees) arising out of the posting of content or hypertext links at the Customer-Controlled Content Areas of the DST Web Site.

Exhibit Term:

January 1, 2012 through December 31, 2016.

At the end of the initial Exhibit Term above (the "Initial Exhibit Term"), this Service Exhibit shall automatically renew for additional, successive twelve
(12)-month terms (each, a "Renewal Exhibit Term") unless terminated by either Party by written notice to the other at least sixty (60) days prior to the end of the Initial Exhibit Term or any Renewal Exhibit Term, in which case the effective date of such termination notice shall be the end of the relevant Initial Exhibit Term or Renewal Exhibit Term. The Initial Exhibit Term and any Renewal Exhibit Term(s) are referred to herein as the Exhibit Term. Nothing in this paragraph shall alter or affect either Party's ability to terminate the Schedule and this Service Exhibit as set forth in Article VI of the Schedule.

PIONEER INVESTMENT MANAGEMENT
SHAREHOLDER SERVICES, INC.               DST SYSTEMS, INC.

By        /s/ Tracy Connelly             By      /s/ Fred Quatrocky
          -----------------------------          ------------------------------
Name:     Tracy Connelly                 Name:   Fred Quatrocky
Title:    Senior Vice President          Title:  Vice President
Address:  60 State Street
          Boston, Massachusetts 02109    Kansas City, Missouri 64105-1594
Tel:      617-422-4439                   Tel:    (816)
FAX:                                     FAX:    (816)
          -----------------------------

           Security Procedures - TRAC Participant Internet Services

1. ID / Password Requirements

Initial authentication of a User in TRAC Participant Internet Services is accomplished with the Social Security Number (SSN) and is used to issue a personal identification number (PIN) to the User.

2. Encryption

The DST Web server runs Secure Sockets Layer ("SSL"). The purpose of using SSL is to encrypt data transmissions through the DST Web Site and block communications through the DST Web Site from Internet browsers which do not support SSL data encryption. As part of the FAN Options, Pioneer may select the standard level of encryption supported by the DST Web Site at 48 bit or 128-bit encryption.

3. Network Access Control

A computer referred to as a "router" is located between the Internet backbone connection and the DST Web server. The purpose of the router is to control the connectivity to the DST Web server at the port level. This equipment is located at DST's Winchester data center, but it is administered and maintained by an independent firewall provider. Changes to the systems residing on this computer are submitted to the firewall provider for remote administration. DST is advised by its current firewall provider that this equipment will not interrogate data, and that its only function is to limit the type of traffic accessing the DST Web server to the suite of Hyper-Text Transfer Protocols ("HTTP") transmissions. Ports on the router are configured to be consistent with ports on the DST Web server. DST is advised by its current firewall provider that all other ports on the router other than those configured for the DST Web server are not accessible from the Internet.

The DST Web server utilizes a UNIX operating system. All services and functions within the DST Web server operating system are deactivated with the exception of services and functions which support HTTP. This is the required service for HTML content which is what the FAN Transactions are based upon. The general purpose of this feature is to prevent external users from entering UNIX commands or running UNIX based processes on the DST Web server. All ports on the DST Web server, except those required by FAN (the ports accessed through the firewall provider's router), are disabled. All "listeners" are deactivated. Directory structures are "hidden" from the user. Services which provide directory information are also deactivated.

DST administrators gain access to the DST Web server through the physical console connected to the DST Web server, or through the internal network via DST Secure ID.

FAN also incorporates a data mapping system referred to as the "CICS Mapper". The function of the CICS Mapper is to perform data packaging, security interrogation, and protocol conversion. Data received by the CICS Mapper from the DST Web server is interrogated for authenticity, repackaged for the DST TA/2000 mainframe system, and protocols are converted for communication.

The CICS Mapper is programmed to terminate the session/Transaction between the User and FAN if data authentication fails. Alerts are provided to system administrators upon termination.

4. Limitation of Users

Access of DST personnel to the DST Web server is restricted within DST to a limited number of users based upon DST system administration requirements, as determined by appropriate DST systems managers from time to time.

5. Independence of Each Customer's Location on the Web Server

Independence of customer presence on the DST Web server is accomplished by establishing individual data set partitions on the DST Web server that are designed to be separate from other partitions. Each customer's presence resides within a separate data and directory structure on the DST Web server. The base transaction code required by FAN is, however, shared by all data set partitions.

Each customer URL on the DST Web server will identify a separate customer presence. The customer URL is designed to omit distinguishing characteristics of the URL which could identify the customer or DST to the User, and each customer will have a unique URL. The URL is in the following format:

40 bit encryption example:

https://www2.financialtrans.com/ft/Disclaim?cz=123456789

128 bit encryption example:

https://www3.financialtrans.com/ft/Disclaim?cz=123456789

where the data following the 'cz=' will be unique to Customer. The Customer URL is not advertised by DST. Initial access to the Customer presence on the DST Web server will be through the Customer Web Site.

Book marking of HTML pages within Customer's site on the DST Web server is not allowed with the exception of either a legal terms page or the logon page, which is the initial page presented to the User upon entry to the DST Web server. The FAN Options selected by Customer determine which initial page will be displayed to the User.

6. Right to Audit

Pioneer may audit, at its expense, the DST Web Site once in each 12 month period and any associated systems or networks within FAN, after providing reasonable written notice to DST. The audit may include review of configurations, audit trails, and maintenance of systems and software within FAN associated with the DST Web Site. Tools which may be used for the audit may include network security tools; provided, that DST may specify the time at which any tool is used, if DST reasonably believes that such tool may affect system performance. The audit will be coordinated through the DST Internal Audit Office and DST will be entitled to observe all audit activity. Pioneer will not perform any action that may interfere with the uptime or stability of DST's systems or networks. Subject to the foregoing, Pioneer may perform any audit activity which is technically possible for a user of the public Internet. In particular, Pioneer and its review team will be considered authorized users and DST will not seek prosecution under any computer crime or other applicable statutes for such activity.

                                SERVICE EXHIBIT

                       TRAC PLAN SPONSOR INTERNET ACCESS

1. TRAC PLAN SPONSOR INTERNET ACCESS. Pioneer has requested, and DST will provide TRAC Plan Sponsor Internet Access as one of the FAN Services pursuant to the terms of the DST FAN Services Schedule (the "Schedule") between Pioneer and DST. Pioneer provides certain recordkeeping services to sponsors of employer-sponsored retirement savings plans ("Retirement Plans"). TRAC Plan Sponsor Internet Access consists of the services provided by DST, utilizing DST's FAN Services, whereby employer sponsors (the "Plan Sponsors") of the Retirement Plans may submit Transaction requests via the Internet directly to the computer systems utilized by Pioneer to provide recordkeeping services for Plans, as described further in this Service Exhibit.

2. Definitions. For purposes of this Exhibit, the following additional definitions shall apply (in addition to all other defined terms in the Schedule):

    . "Customer Web Site" shall mean the collection of electronic documents or pages residing on the computer system of Pioneer (or an Internet Service Provider ("ISP") hired by Pioneer) connected to the Internet and accessible through the World Wide Web, where Users may view information about the Plans and the Financial Products in which the Retirement Plans are, or may be, invested and access the various Transaction screens provided by Pioneer.

    . "TRAC Web Authentication" shall mean the User authentication process, utilized by TRAC Plan Sponsor Internet Access Services if Pioneer has not chosen Single Signon as one of the FAN Options, whereby User authentication information is collected and transmitted, and User personal identification number (PIN) information is created, changed and reset via an Internet link between the DST Web Site and the User's web browser.

    . "Financial Products" shall include the various securities which may be held by Retirement Plan trustees, including capital stock of the employers (or their affiliates) which sponsor Retirement Plans, guaranteed interest contracts, and shares of registered investment companies other than those which are serviced by Pioneer and any other form of investment vehicle which is eligible for inclusion in a Retirement Plan portfolio under the applicable Retirement Plan documents and applicable law.

    . "Participant" shall mean a participant in a Retirement Plan with respect to which Pioneer provides recordkeeping services.

    . "Single Signon" shall mean the function of Web Services, available to Pioneer as one of the FAN Options, enabling Pioneer to (i) manage User login procedures at the Customer Web Site and collect User authentication information and pass such information to the DST Web Site for User authentication utilizing server-to-server "https" requests and text responses between the DST Web Site and the Customer Web Site, and
       (ii) create, change and reset User personal identification number (PIN) information directly at the Customer Web Site.

    . For the purposes of TRAC Plan Sponsor Internet Access only, "Transactions" shall mean Retirement Plan and Plan Sponsor originated Participant account inquiries, requests to change Participant investment allocations (available only to Plan Sponsors), address changes, distribution approvals and other transactions offered and approved for use by Plan Sponsors by FAN Web in the future, and shall not include the types of transactions processed by FAN for record for record owners of shares of mutual funds held outside of Retirement Plans.

    . "User(s)" shall, for purposes of the TRAC Plan Sponsor Internet Access only, mean Plan Sponsors.

    . "TRAC Plan Sponsor Internet Advanced Package Guide" shall mean the guide explaining the optional features and functions for the TRAC Plan Sponsor Internet Access which are selected by Pioneer, and the processes needed to activate these functions, for the various components of the product, a copy of which has been provided to Pioneer.

3. DST Responsibilities. In connection with its performance of TRAC Plan Sponsor Internet Access Services, DST shall:

    (a) receive Transaction requests electronically transmitted to the DST Web Site via the Internet following execution of a link from the Customer Web Site to the DST Web Site and route Transaction requests through FAN to the computer systems utilized by Pioneer to provide recordkeeping services for Retirement Plans using Single Signon or FAN Web Authentication, as applicable for the collection and presentation of User authentication information.

    (b) deliver to Pioneer a TRAC Plan Sponsor Internet Advanced Package Guide; and

    (c) perform all other DST obligations as set forth in the Schedule and this Service Exhibit.

4. Pioneer Responsibilities. In connection with its use of TRAC Plan Sponsor Internet Access, Pioneer shall:

    (a) configure and at all times maintain the function and display options via 3270 terminal screens at Pioneer's facilities;

    (b) if Pioneer has selected Single Signon as one of the FAN Options, collect at the Customer Web Site via Single Signon, and incorporate into the Transaction request, the User authentication information for the specified Transaction, as applicable for the Transaction and the FAN Options chosen by Pioneer;

    (c) perform all other Pioneer obligations as set forth in the Schedule and this Service Exhibit;

    (d) provide all computers, telecommunications equipment and other equipment and software reasonably necessary to develop and maintain the Customer Web Site;

    (e) design and develop the Customer Web Site functionality necessary to facilitate and maintain the hypertext links to the DST Web Site and the various Transaction Web pages and otherwise make the Customer Web Site available to Users; and

    (f) provide DST with such other written instructions as it may request from time to time relating to the performance of DST's obligations hereunder.

5. Fees. The fees payable to Boston Financial by Pioneer for TRAC Plan Sponsor Internet Access Services under this Schedule are set forth on Exhibit B to the Master Agreement.

6. Customer-Controlled Content. DST provides Pioneer the ability to post content (plain text or HTML) to Pioneer's portion of the DST Web Site rather than have DST develop and install the content. This content is displayed and viewable to all Users authorized by Pioneer. The use of this feature is optional, at the discretion of Pioneer, and is subject to the following terms and conditions:

    (a) Pioneer is solely responsible for any and all content and hypertext links displayed in the Customer-Controlled Content Areas of the DST Web Site.

    (b) Pioneer is solely responsible for compliance with all legal and regulatory requirements which may apply to content and hypertext links at the Customer-Controlled Content Areas of the DST Web Site, including, but not limited to copyright, trade secret and intellectual property laws and federal and state securities laws which may apply to the promotion of mutual fund products and securities or other Financial Products, as applicable, electronically and over the Internet.

    (c) DST reserves the right, but has no duty, to monitor the Customer-Controlled Content Areas of the DST Web Site for adherence to the terms of this Schedule and may disclose any and all data and information posted to the Customer-Controlled Content Areas of the DST Web Site to the extent necessary to protect the rights or property of DST, its affiliates or licensees, or to satisfy any law, regulation or authorized governmental request.

    (d) DST reserves the right, but has no duty, to prohibit conduct, promotional material, hypertext links to certain sites, comments, responses or any communication, data, information or content posted to the Customer-Controlled Content Areas of the DST Web Site which it deems, in its sole discretion, to be harmful to DST, its customers or any other person or entity.

    (e) Pioneer acknowledges that DST cannot ensure editing or removal of any inappropriate, questionable or illegal content posted to the Customer-Controlled Content Areas of the DST Web Site or to any site on the Internet accessed from a hypertext link at the Customer-Controlled Content Areas of the DST Web Site. Accordingly, Pioneer agrees that DST has no liability for any action or inaction with respect to content or hypertext links posted to or deleted from the Customer-Controlled Content Areas of the DST Web Site and Pioneer shall indemnify and hold DST harmless from and against any and all costs, damages and expenses (including attorney's fees) arising out of the posting of content or hypertext links at the Customer-Controlled Content Areas of the DST Web Site.

Exhibit Term:

January 1, 2012 through December 31, 2016.

   At the end of the initial Exhibit Term above (the "Initial Exhibit Term"), this Service Exhibit shall automatically renew for additional, successive twelve (12)-month terms (each, a "Renewal Exhibit Term") unless terminated by either Party by written notice to the other at least sixty (60) days prior to the end of the Initial Exhibit Term or any Renewal Exhibit Term, in which case the effective date of such termination notice shall be the end of the relevant Initial Exhibit Term or Renewal Exhibit Term. The Initial Exhibit Term and any Renewal Exhibit Term(s) are referred to herein as the Exhibit Term. Nothing in this paragraph shall alter or affect either Party's ability to terminate the Schedule and this Service Exhibit as set forth in Article VI of the Schedule.

PIONEER INVESTMENT MANAGEMENT            DST SYSTEMS, INC.
SHAREHOLDER SERVICES, INC.

By        /s/ Tracy Connelly             By      /s/ Fred Quatrocky
          -----------------------------          ------------------------------
Name:     Tracy Connelly                 Name:   Fred Quatrocky
Title:    Senior Vice President          Title:  Vice President
Address:  60 State Street
          Boston, Massachusetts 02109    Kansas City, Missouri 64105-1594
Tel:      617-422-4439                   Tel:    (816)
FAX:                                     FAX:    (816)
          -----------------------------

                       TRAC PLAN SPONSOR INTERNET ACCESS

                              Security Procedures

1. ID / Password Requirements

Authentication of a User in TRAC Plan Sponsor Internet Access is based on a TRAC Web Operator ID and Password.

Required - The TRAC Operator ID (assigned by the client or DST) has access authorization levels at the Retirement Plan level. Additionally, each Operator ID may, at Pioneer's option, have authorization levels at the User level as well. Retirement Plan level security will be established in the TRAC PLNSECUR on-line facility. The PLNSECUR facility is used to associate the appropriate Retirement Plans with an established operator ID. This facility must be used to attach Retirement Plans to and remove Retirement Plans from an operator ID throughout the life of that ID.

Required - A password is used in conjunction with the TRAC Operator ID to access the Customer Web Site, which consequently provides access to any plan information that has been previously authorized by Pioneer.

2. Encryption

The DST Web server runs Secure Sockets Layer ("SSL"). The purpose of using SSL is to encrypt data transmissions through the DST Web Site and block communications through the DST Web Site from Internet browsers which do not support SSL data encryption. The standard level of encryption supported by the DST Web Site is 128-bit encryption.

3. Network Access Control

A computer referred to as a "router" is located between the Internet backbone connection and the DST Web server. The purpose of the router is to control the connectivity to the DST Web server at the port level. This equipment is located at DST's Winchester data center, but it is administered and maintained by an independent firewall provider. Changes to the systems residing on this computer are submitted to the firewall provider for remote administration. DST is advised by its current firewall provider that this equipment will not interrogate data, and that its only function is to limit the type of traffic accessing the DST Web server to the suite of Hyper-Text Transfer Protocols ("HTTP") transmissions. Ports on the router are configured to be consistent with ports on the DST Web server. DST is advised by its current firewall provider that all other ports on the router other than those configured for the DST Web server are not accessible from the Internet.

The DST Web server utilizes a UNIX operating system. All services and functions within the DST Web server operating system are deactivated with the exception of services and functions which support HTTP. This is the required service for HTML content which is what the FAN Transactions are based upon. The general purpose of this feature is to prevent external users from entering UNIX commands or running UNIX based processes on the DST Web server. All ports on the DST Web server, except those required by FAN (the ports accessed through the firewall provider's router), are disabled. All "listeners" are deactivated. Directory structures are "hidden" from the user. Services which provide directory information are also deactivated.

DST administrators gain access to the DST Web server through the physical console connected to the DST Web server, or through the internal network via DST Secure ID.

FAN also incorporates a data mapping system referred to as the "CICS Mapper". The function of the CICS Mapper is to perform data packaging, security interrogation, and protocol conversion. Data received by the CICS Mapper from the DST Web server is interrogated for authenticity, repackaged for the DST TA/2000 mainframe system, and protocols are converted for communication.

The CICS Mapper is programmed to terminate the session/Transaction between the Shareholder and FAN if data authentication fails. Alerts are provided to system administrators upon termination.

4. Limitation of Users

Access of DST personnel to the DST Web server is restricted within DST to a limited number of users based upon DST system administration requirements, as determined by appropriate DST systems managers from time to time.

5. Independence of Each Customer's Location on the Web Server

Independence of customer presence on the DST Web server is accomplished by establishing individual data set partitions on the DST Web server that are designed to be separate from other partitions. Each customer's presence resides within a separate data and directory structure on the DST Web server. The base transaction code required by FAN is, however, shared by all data set partitions.

Each customer URL on the DST Web server will identify a separate customer presence. The customer URL is designed to omit distinguishing characteristics of the URL which could identify the customer or DST to the User, and each customer will have a unique URL. The URL is in the following format:

40 bit encryption example:

https://www2.financialtrans.com/ft/Disclaim?cz=123456789

128 bit encryption example:

https://www3.financialtrans.com/ft/Disclaim?cz=123456789

where the data following the 'cz=' will be unique to Customer. The Customer URL is not advertised by DST. Initial access to the Customer presence on the DST Web server will be through the Customer Web Site.

Book marking of HTML pages within Customer's site on the DST Web server is not allowed with the exception of either a legal terms page or the logon page, which is the initial page presented to the User upon entry to the DST Web server. The FAN Options selected by Customer determine which initial page will be displayed to the User.

6. Right to Audit

Pioneer may audit, at its expense, the DST Web Site once in each 12 month period and any associated systems or networks within FAN, after providing reasonable written notice to DST. The audit may include review of configurations, audit trails, and maintenance of systems and software within FAN associated with the DST Web Site. Tools which may be used for the audit may include network security tools; provided, that DST may specify the time at which any tool is used, if DST reasonably believes that such tool may affect system performance. The audit will be coordinated through the DST Internal Audit Office and DST will be entitled to observe all audit activity. Pioneer will not perform any action that may interfere with the uptime or stability of DST's systems or networks. Subject to the foregoing, Pioneer may perform any audit activity which is technically possible for a user of the public Internet. In particular, Pioneer and its review team will be considered authorized users and DST will not seek prosecution under any computer crime or other applicable statutes for such activity.

                                 SCHEDULE VII
                             PowerSelect Services

                            SCHEDULE NUMBER VII TO
                             THE MASTER AGREEMENT
                                BY AND BETWEEN
           PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC.
         AND BOSTON FINANCIAL DATA SERVICES, INC. ("Boston Financial")
                           (the "Master Agreement")-
                           PowerSelect(TM) Services

   THIS SCHEDULE NUMBER VII TO THE MASTER AGREEMENT, is made effective as of this 1st day of January, 2012, by and between PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC. ("Pioneer") and DST SYSTEMS, INC. ("DST"), and is hereby attached to and incorporated into the Master Agreement.

   WHEREAS, Pioneer has entered into the Master Agreement and Schedules with Boston Financial and certain of its Affiliates, whereby Pioneer has agreed to utilize the DST TA2000(R) System and DST Facilities to provide and support Pioneer's needs to service the Funds' securityholders recordkeeping activities; and

   WHEREAS, in connection with such use of the TA2000 System and DST Facilities, Pioneer desires to have the ability to access Pioneer's data and information as maintained on the TA2000 System by means of a DST System which supports comprehensive queries built by Pioneer ("PowerSelect").

   WHEREAS, Pioneer desires to have the ability, with respect to Pioneer's own data only, to use DST's PowerSelect to query data and produce reports with respect to Pioneer's own data only (collectively, "Permitted Purposes");

   WHEREAS, Pioneer believes that it will be beneficial to Pioneer and to its successful utilization of the DST Systems if an agreed upon number of its employees, designated by Pioneer, (the "Operator" or "Operators") are provided with a limited access to the PowerSelect for the Permitted Purposes; and

   WHEREAS, DST is willing to provide the Operators with limited access to PowerSelect, and therefore to the DST Systems and DST Facilities, only upon the terms and conditions set forth in the Master Agreement and hereinafter;

   NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pioneer and DST hereby agree as follows:

Section 1. INCORPORATION OF THE MASTER AGREEMENT.

   The terms and conditions of the Master Agreement are hereby incorporated in this Schedule as if fully set forth herein except as modified in this Schedule. All capitalized terms used in this Schedule but not defined herein shall have the meaning ascribed to them in the Master Agreement or, if not defined in the Master Agreement, the meaning ascribed to them in any other Schedule. DST and Pioneer agree that for purposes of this Schedule, DST shall be deemed to have executed the Master Agreement in place of Boston Financial and to have accepted the terms thereof, and Pioneer further agrees that DST and not Boston Financial shall be solely responsible under this Schedule.

Section 2. POWERSELECT ID'S

   DST shall provide those Operators designated by Pioneer on Exhibit A hereto, as amended from time to time, up to the number thereof mutually agreed to by DST and Pioneer, as set forth in Exhibit A, as amended from time to time, with identity codes to enable them to enter PowerSelect and to access the DST Systems and DST Facilities (the "PowerSelect ID's"). PowerSelect access shall be permitted by Pioneer to only the Operators, each of whom will be an employee of Pioneer or an affiliate of Pioneer, and not to any other individuals.

Section 3. PERMITTED PURPOSES

   Pioneer represents, warrants and covenants that the Operators will use their access to PowerSelect only to access Pioneer's own data and only as necessary to accomplish the Permitted Purposes. Pioneer acknowledges that any access other than such access as is necessary to accomplish Permitted Purposes or any use, misuse or disclosure of any DST Confidential Information residing in or on DST's computers is unauthorized and that any unauthorized access, use, misuse or disclosure of such DST Confidential Information residing in or on DST's computers may result in civil liabilities and may be subject to criminal penalties under applicable state law.

Section 4. SUPERVISION OF OPERATORS

   Appropriate Pioneer supervisory personnel shall supervise the work of the Operators to assure that access is employed for: (a) only the Permitted Purposes and (b) only in accordance with the terms and conditions hereof.

Section 5. DST SERVICES

   DST shall be entitled to: (a) extract and populate a database on a server (the "Server") with data and information as instructed by Pioneer from Pioneer's data on the affected DST System, updating such data nightly on business days; and (b) provide access to PowerSelect and comply with any request transmitted to DST thereby so long as such access and query are transmitted with or under a PowerSelect ID. PowerSelect IDs are provided by DST upon receipt from Pioneer of a properly completed and executed Exhibit A.

Section 6. FEES AND CHARGES

   Pioneer shall pay to Boston Financial, in accordance with the terms set forth in the Master Agreement, upon receipt of Boston Financial's statement with respect to this Schedule, the fees and charges in the amounts as set out in Exhibit B to the Master Agreement, as amended from time to time, including all reasonable reimbursable expenses incurred by DST at the request of Pioneer.

Section 7. LIABILITY; ADDITIONAL INDEMNIFICATION

   7.01 Pioneer agrees that DST shall have no responsibility or liability for any harm, damage, loss, cost, expense or any other adverse consequences whatsoever arising out of or resulting from the choice of data and information to be transmitted to and maintained on the Server, the designing and structuring of queries and any reliance on or use made of the responses received from or through PowerSelect. Except to the extent that DST's losses, damages, harm, counsel fees and expenses resulted from DST's negligence or willful misconduct, Pioneer hereby agrees, in addition to the provisions of
Section 7 of the Master Agreement, to indemnify DST and hold DST harmless against any losses, damages, harm, reasonable counsel fees or expenses whatsoever arising or resulting directly or indirectly from (a) any use or reliance by Pioneer or any third party of the results obtained from any query or (b) any improper accessing of Pioneer's data, provided the person so accessing used a valid Operators' PowerSelect ID. Pioneer and DST further agree that the obligations set forth herein shall survive the termination of this Schedule and the Master Agreement.

Section 8. STATUTE OF LIMITATION ON ASSERTION OF CLAIMS

   Except for a claim for indemnification under Section 7.01 of the Master Agreement, no action, at law or in equity, arising out of or connected with this Schedule, or DST's performance hereunder, shall be commenced by Pioneer more than twelve (12) months after the receipt of the output produced in response to a Pioneer query.

Section 9. NOTICE OF BREACH

   Pioneer shall immediately notify DST any time it becomes aware that a breach of this Schedule has occurred.

Section 10. DST's Proprietary Rights.

   Pioneer recognizes the proprietary right of DST in and to PowerSelect, including without limitation, all materials, information and data (exclusive of Pioneer's own data, but inclusive of the data of any other DST client, maintained on a DST operating system or the Server), in whatever form or media, including without limitation, forms, documents, specifications, system designs, technical manuals, structures, flow charts, file and screen formats, transmission interfaces, algorithms, account and transaction information, and code (the "Protected Information") and agrees that all Protected Information is a trade secret of or confidential to, or, in the alternative if published, is a copyright of, DST and is and shall remain the sole and exclusive property of DST

   IN WITNESS WHEREOF, the parties hereto executed this Schedule the day and year first above written.

PIONEER INVESTMENT                       DST SYSTEMS, INC.
MANAGEMENT SHAREHOLDER
SERVICES, INC.

By:     /s/ Tracy Connelly               By:     /s/ Fred Quatrocky
        -------------------------------          ------------------------------
Name:   Tracy Connelly                   Name:   Fred Quatrocky
Title:  Senior Vice President            Title:  Vice President

                                                                      EXHIBIT A
                                                                   SCHEDULE VII
                                                           POWERSELECT SERVICES
                                                           AUTHORIZED OPERATORS

   The following persons, presently and until DST is advised in writing to the contrary, are deemed to be authorized Operators for purposes of this Schedule VII to the Master Agreement. The list of Operators is subject to amendment from time to time by written notification to DST. DST shall return a signed copy of any amendment prior to DST being required to permit access to any individual added thereby.

   Rob Cameron
   Lenore Downs
   Mike Gorajec
   Joe Haddad
   Jeff Lucia
   Marvin Sutson
   Diane Wilcox
   Holly Lucas
   Alan Chin
   Steve Knight
   John McHugh

ACCEPTED AND AGREED TO:

PIONEER INVESTMENT                       DST SYSTEMS, INC.
MANAGEMENT SHAREHOLDER
SERVICES, INC.

By:     /s/ Tracy Connelly               By:     /s/ Fred Quatrocky
        -------------------------------          ------------------------------
Title:  SVP                              Title:  Vice President

Proposed Effective Date Hereof (if not immediately effective upon acceptance by DST):

-------------------

                                 SCHEDULE VIII
                             DST Customer Centers

                            SCHEDULE NUMBER VIII TO
                             THE MASTER AGREEMENT
                                BY AND BETWEEN
           PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC.
         AND BOSTON FINANCIAL DATA SERVICES, INC. ("Boston Financial")
                           (the "Master Agreement")-
                             DST CUSTOMER CENTERS
                           USAGE AND NON-DISCLOSURE

   THIS SCHEDULE NUMBER VIII TO THE MASTER AGREEMENT, is made effective as of this 1st day of January, 2012, by and between PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC. ("Pioneer") and DST SYSTEMS, INC. ("DST"), and is hereby attached to and incorporated into the Master Agreement.

   WHEREAS, Pioneer has entered into the Master Agreement with Boston Financial and certain Schedules thereto with Boston Financial's Affiliates, whereby Pioneer is a licensee or user of certain DST software and related products and services ("DST Products");

   WHEREAS, DST provides and supports web sites on public and secured networks (respectively, the "Internet" and "Intranet") to facilitate distribution of technical documentation about DST Products (the web sites provided for this purpose shall be referred to as the "DST CUSTOMER CENTER(S)");

   WHEREAS, Pioneer has requested access to and use of DST CUSTOMER CENTER(S) in connection with its use of DST Products; and

   WHEREAS, DST is willing to allow Pioneer to access and use the DST CUSTOMER CENTER(S) only upon acceptance by Pioneer of the terms and conditions of this Schedule.

   NOW, THEREFORE, in consideration of the premises and mutual covenants and contained in the Master Agreement and this Schedule, DST and Pioneer agree as follows:

SECTION 1. INCORPORATION OF THE MASTER AGREEMENT.

   The terms and conditions of the Master Agreement are hereby incorporated in this Schedule as if fully set forth herein except as modified in this Schedule. All capitalized terms used in this Schedule but not defined herein shall have the meaning ascribed to them in the Master Agreement or, if not defined in the Master Agreement, the meaning ascribed to them in any other Schedule. DST and Pioneer agree that for purposes of this Schedule, DST shall be deemed to have executed the Master Agreement in place of Boston Financial and to have accepted the terms thereof, and Pioneer further agrees that DST and not Boston Financial shall be solely responsible under this Schedule.

SECTION 2. ACCESS.

   At no additional charge to Pioneer, DST will provide Pioneer with the uniform resource locator for the pertinent DST CUSTOMER CENTER and assign Pioneer an identifier and password to facilitate Pioneer's access to and use of such DST CUSTOMER CENTER in accordance with the terms and conditions of this Schedule. The assignment and delivery of Pioneer's identifier and password will be conducted in accordance with DST security procedures for Internet or Intranet DST CUSTOMER CENTERS, as applicable. The Intranet DST CUSTOMER CENTER may be accessed only through a dedicated line to DST's Intranet site.

SECTION 3. PERMITTED USE.

   Pioneer may only access and use the DST CUSTOMER CENTER(S) in the ordinary course of its business, to use the technical documentation posted therein as a reference and guide for Pioneer's permitted use, support and licensure of DST Products and, if DST includes a news group in any DST CUSTOMER CENTER, to participate in discussions about DST Products with DST and other DST customers who execute a Usage and Non-Disclosure Agreement with DST. Pioneer may post its questions and comments, and responses to any questions or comments posted by DST or any other DST customer in such DST CUSTOMER CENTER. All questions, comments and responses must be related solely to the permitted use, support or licensure of DST Products. Pioneer may print and copy documents or graphics from a DST CUSTOMER CENTER only for the permitted uses described above. Pioneer agrees that all prints or copies shall contain or refer to the copyright or proprietary notices in the DST CUSTOMER CENTER(S) from which it copied or printed.

SECTION 4. PROHIBITED USE.

   Pioneer will not access or use any DST CUSTOMER CENTER for any purpose other than the permitted uses described in Section 3 of this Schedule. Without limiting the foregoing sentence, Pioneer agrees that it will not:

   (a) use the DST CUSTOMER CENTER(S) for personal communications or any communication which does not concern DST and DST Products;

   (b) modify any question, comment, response or other document after it has been posted to any DST CUSTOMER CENTER;

   (c) assist or permit any person not employed by Pioneer or any other entity to access or use any DST CUSTOMER CENTER;

   (d) transmit any worms, viruses or other disabling devices to, or otherwise interfere with or disrupt, any DST CUSTOMER CENTER;

   (e) print or copy documents created by parties other than DST and appearing in any DST CUSTOMER CENTER, unless authorized in advance by DST;

   (f) revise, delete or otherwise alter the format or content of the web site through which the DST CUSTOMER CENTER(S) are conducted; or

   (g) transmit any program code (source or machine readable) to, or download or otherwise copy any such material from, any DST CUSTOMER CENTER, unless authorized in advance by DST.

SECTION 5. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION OBTAINED UNDER THIS SCHEDULE.

   (a) For purposes of information obtained under this Schedule or through access to or use of a DST CUSTOMER CENTER, "Confidential Information" includes, in addition to the those materials, in whatever form or media, described in the Master Agreement, all questions, comments, responses, data, documents, software, Pioneer's identification number and password and all other information posted on, or otherwise available through or relating to the DST CUSTOMER CENTER(S).

   (b) Confidential Information shall not include any information subject to the provisions of Section 9.03 of the Master Agreement.

   (c) Pioneer shall not use any Confidential Information except in connection with its use of DST Products under written agreement(s) between Pioneer and DST. All usage of such DST Products, including any documents or software obtained through a DST CUSTOMER CENTER, is limited by the terms and conditions of such written agreement(s). Pioneer shall not disclose any Confidential Information to third parties without the prior express written consent of DST. Pioneer may disclose the Confidential Information to Pioneer's employees only as provided below. Pioneer shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep the Confidential Information protected from disclosure to third parties.

   (d) Pioneer may disclose Confidential Information only to those employees of Pioneer who have a need-to-know, and only to such employees who are obligated to maintain the confidentiality of such information and comply with the terms and conditions of this Schedule. Pioneer shall be responsible for ensuring compliance by all of its employees with the terms and conditions of this Schedule. Upon the termination of employment of any employee of Pioneer who has had access to any DST CUSTOMER CENTER, Pioneer shall delete such person's user identifier and password and Pioneer shall verify such as deleted in accordance with DST's security procedures for the applicable DST CUSTOMER CENTER.

   (e) Pioneer agrees to segregate all Confidential Information from materials of other parties in order to prevent commingling. Confidential Information may not be reproduced, summarized or distributed without the prior consent of DST.

   (f) Without limiting the foregoing, Confidential Information may not be used by Pioneer: (i) in connection with the solicitation or evaluation of any proposal for the sale of systems, goods or services by any competitor of DST; or (ii) in connection with the conduct of any activity similar to the DST CUSTOMER CENTER(S) in which a competitor of DST is participating.

SECTION 6. RIGHTS AND REMEDIES.

   (a) Pioneer shall notify DST immediately upon discovery of any unauthorized use of any DST CUSTOMER CENTER or unauthorized use or disclosure of Confidential Information or any other breach of this Schedule by Pioneer, and will cooperate with DST in every respect to help DST regain possession of the Confidential Information and prevent any further unauthorized use of any DST CUSTOMER CENTER or the Confidential Information.

   (b) Upon receipt of written request by DST, Pioneer and its employees shall:
   (i) return to DST any Confidential Information and all copies thereof;
   (ii) destroy any analyses, compilations, studies or documents in whatever form or media made by it or its employees, consultants, agents or representatives containing any Confidential Information; and (iii) provide DST with a written statement certifying compliance with this paragraph.

   (c) In the event of any breach of this Schedule by Pioneer, DST may immediately revoke Pioneer's access to all DST CUSTOMER CENTER(S) without prior notice and terminate this Schedule.

   (d) Pioneer acknowledges and agrees that in the event of any breach or threatened breach of this Schedule, termination of this Schedule, revocation of access, monetary damages and legal remedies may not be sufficient remedies. DST may be entitled, without waiving any other rights or remedies, to the issuance of an injunction (without payment of any bond or other deposit) for the purpose of preventing any further breach or threatened breach of this Schedule, as well as any other equitable and/or other relief as may be deemed appropriate by a court of competent jurisdiction.

SECTION 7. REVIEW AND RETENTION OF MATERIAL.

   DST reserves the right, but has no duty, to monitor electronically the DST CUSTOMER CENTER(S) for adherence to the terms and conditions of this Schedule and may disclose any and all data and information posted to the DST CUSTOMER CENTER(S) to the extent necessary to protect the rights or property of DST, its affiliates or licensees, or to satisfy any law, regulation or authorized governmental request. DST reserves the right, but has no duty, to prohibit conduct, questions, comments, responses or any communication, data or information posted to the DST CUSTOMER CENTER(S) which it deems, in its sole discretion, to be harmful to DST, any affiliate of DST, any licensee or customer thereof or any other third party. Pioneer acknowledges that DST does not have the practical ability to restrict conduct, questions, comments, responses or other communications which might violate this Schedule, the rights of other parties or any laws prior to transmission to the DST CUSTOMER CENTER(S) or prior to periodic monitoring of its contents by DST. Pioneer also acknowledges that DST cannot ensure editing or removal of any inappropriate, questionable or illegal question, comment, response or other communication or material after it has been posted to the DST CUSTOMER CENTER(S). Accordingly, Pioneer agrees that DST has no liability for any action or inaction with respect to questions, comments, responses, communications or other materials posted to or deleted from the DST CUSTOMER CENTER(S). All questions, comments, responses, communications and other materials posted to any news group established by DST in any DST CUSTOMER CENTER may be removed by DST thirty days after they have been posted.

SECTION 8. LIMITATION OF LIABILITY; EXCLUSION OF WARRANTIES.

   Under no circumstances shall DST be liable for any damages whatsoever, whether direct, indirect, incidental, consequential, special or exemplary (even if DST has been advised of, or has foreseen the possibility of such damages), arising from the access, use, or inability to access or use any DST CUSTOMER CENTER and the information on any DST CUSTOMER CENTER, including, without limitation, claims for defamation or loss of revenue or anticipated profits or lost business. THE DST CUSTOMER CENTER(S) ARE PROVIDED AS IS. DST DOES NOT MAKE, AND DST HEREBY SPECIFICALLY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE DST CUSTOMER CENTER(S), INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. NO MATERIAL POSTED TO THE DST CUSTOMER CENTER(S) SHALL CONSTITUTE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO DST OR ANY OTHER PRODUCT OR SERVICE OF DST OR ITS AFFILIATES, NOR SHALL ANY SUCH MATERIAL MODIFY OR AMEND THE TERMS OF ANY LICENSE OR OTHER CONTRACT BETWEEN PIONEER AND DST OR ITS AFFILIATES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DST SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE AVAILABILITY OF ANY DST CUSTOMER CENTER AT ANY PARTICULAR TIME OR FOR ANY LENGTH OF TIME.

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

SECTION 9. TERM.

   The term of this Schedule shall commence upon the first day on which any DST Product provided under any Schedule to the Master Agreement shall be used in production and shall remain in force until terminated by DST or Pioneer upon thirty (30) days prior notice. This Schedule shall automatically terminate upon the termination of the last license Schedule or service Schedule between DST (or any of its affiliates) and Pioneer then in effect.

SECTION 10. MISCELLANEOUS.

   (a) All Confidential Information posted to any DST CUSTOMER CENTER by DST is and shall remain the property of DST. The posting of Confidential Information to any DST CUSTOMER CENTER does not place such material in the public domain or constitute any waiver by DST of any trademark, copyright or other proprietary rights in such material, or the grant of any express or implied right or license to Pioneer to, or under, DST's patents, copyrights, trademarks, trade secrets or other intellectual property. Pioneer hereby waives any and all copyrights or other proprietary rights to, or restrictions upon the use of any question, comment, response or other data or information posted to any DST CUSTOMER CENTER by Pioneer.

   (b) This Schedule, together with the Master Agreement, constitutes the entire agreement between the parties with respect to access to and use of a DST CUSTOMER CENTER, and supersedes any prior Usage and Non-Disclosure Agreements between the parties for access to a DST CUSTOMER CENTER.

   (c) If either party employs attorneys to enforce any rights arising out of or relating to this Schedule, the prevailing party shall be entitled to recover the reasonable fees of its attorneys and costs of legal action.

   (d) The obligations of Pioneer under Sections 3, 4 and 5 shall survive any termination of this Schedule by DST or Pioneer.

PIONEER INVESTMENT                       DST SYSTEMS, INC.
MANAGEMENT SHAREHOLDER
SERVICES, INC.

By:     /s/ Tracy Connelly               By:     /s/ Fred Quatrocky
        -------------------------------          ------------------------------

Name:   Tracy Connelly                   Name:   Fred Quatrocky

Title:  Senior Vice President            Title:  Vice President

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